   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 1997



                                                      REGISTRATION NO. 333-34465

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              AUTOTOTE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             DELAWARE                            7379                           81-0422894
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                        750 LEXINGTON AVENUE, 25TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 754-2233
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 A. LORNE WEIL
                                    CHAIRMAN
                        750 LEXINGTON AVENUE, 25TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 754-2233
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                                    Copy to:

                            HOWARD J. ROTHMAN, ESQ.
                       KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                               OTHER REGISTRANTS

                                                               IRS EMPLOYER
                                           JURISDICTION OF     IDENTIFICATION
NAME OF CORPORATION                         INCORPORATION         NUMBER
---------------------------------------    ---------------     ------------
Autotote Lottery Corporation                   DE                52-1808020
Autotote Enterprises, Inc.                     CT                06-1370549
Autotote Communication Services, Inc.          DE                13-3804001
Marvin H. Sugarman Productions, Inc.           NY                13-1951915
Racing Technology, Inc.                        NY                13-3651353
Autotote Keno Corporation                      NE                51-0354751
Autotote Systems, Inc.                         DE                51-0258091
Autotote International, Inc.                   DE                51-0213540
Autotote Management Corporation                DE                51-0354754
Autotote Mexico, Ltd.                          DE                51-0354752
Newark Holdings, Inc.                          DE                51-0247549

                              AUTOTOTE CORPORATION
                             CROSS REFERENCE SHEET

           PURSUANT TO RULE 404(a) AND ITEM 501(B) OF REGULATION S-K
                       SHOWING LOCATION IN PROSPECTUS OF
                   THE INFORMATION REQUIRED BY PART 1 OF S-4

 REGISTRATION STATEMENT ITEM AND HEADING                   PROSPECTUS CAPTION
------------------------------------------  -------------------------------------------------
Forepart of Registration Statement and
  Outside Front Cover Page of
  Prospectus..............................  Forepart of Registration Statement; Outside Front
                                            Cover Page
Inside Front and Outside Back Cover Pages
  of Prospectus...........................  Inside Front Cover Page; Outside Back Cover Pages
Risk Factors, Ratio of Earnings to Fixed
  Charges and Other Information...........  Prospectus Summary; Risk Factors; The Exchange
                                            Offer; Selected Historical Consolidated Financial
                                            Data; Selected Unaudited Pro Forma Consolidated
                                            Financial Data
Terms of the Transaction..................  Prospectus Summary; The Exchange Offer;
                                            Description of Notes; Certain Federal Income Tax
                                            Consequences; Plan of Distribution
Pro Forma Financial Information...........  Prospectus Summary; Selected Unaudited Pro Forma
                                            Consolidated Financial Data
Material Contacts with Company Being
  Acquired................................  Not Applicable
Additional Information Required for
  Reoffering by Persons and Parties Deemed
  to be Underwriters......................  Not Applicable
Interests of Named Experts and Counsel....  Not Applicable
Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities.............................  Not Applicable
Information With Respect to S-3
  Registrants.............................  Not Applicable
Incorporation of Certain Information by
  Reference...............................  Not Applicable
Information with Respect to S-2 or S-3
  Registrants.............................  Not Applicable
Incorporation of Certain Information by
  Reference...............................  Not Applicable
Information with Respect to Registrants
  Other than S-2 or S-3 Registrants.......  Available Information; Prospectus Summary; Risk
                                            Factors; The Exchange Offer; Use of Proceeds;
                                            Capitalization; Selected Historical Consolidated
                                            Financial Data; Selected Unaudited Pro Forma
                                            Consolidated Financial Data; Management's
                                            Discussion and Analysis of Financial Condition
                                            and Results of Operations; Business; Management;
                                            Description of Certain Indebtedness; Description
                                            of New Credit Agreement; Description of Notes;
                                            Plan of Distribution; Legal Matters; Accountants

 REGISTRATION STATEMENT ITEM AND HEADING                   PROSPECTUS CAPTION
------------------------------------------  -------------------------------------------------
Information with Respect to S-3
  Companies...............................  Not Applicable
Information with Respect to S-2 or S-3
  Companies...............................  Not Applicable
Information with Respect to Companies
  Other than S-2 or S-3 Companies.........  Not Applicable
Information if Proxies, Consents or
  Authorizations are to be Solicited......  Not Applicable
Information if Proxies, Consents or
  Authorizations are Not to be Solicited,
  or in an Exchange Offer.................  The Exchange Offer; Management; Executive
                                            Compensation; Certain Arrangements; Security
                                            Ownership; Description of Notes

PROSPECTUS


                                 AUTOTOTE LOGO

                              AUTOTOTE CORPORATION
                             OFFER TO EXCHANGE ITS
                     10 7/8% SERIES B SENIOR NOTES DUE 2004
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     10 7/8% SERIES A SENIOR NOTES DUE 2004

                       THE EXCHANGE OFFER WILL EXPIRE AT

              5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 21, 1997,

                                UNLESS EXTENDED.

     Autotote Corporation, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 10 7/8% Series B Senior Notes due 2004 (the "New Notes") of the Company for each $1,000 principal amount of its issued and outstanding 10 7/8% Series A Senior Notes due 2004 (the "Old Notes" and, together with the New Notes, the "Notes") of the Company held by the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the Old Notes, except that (i) the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting their transfer and (ii) Holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement (as defined) intended for the benefit of Holders of unregistered securities, including the terms providing for Additional Interest, all of which rights terminate when the Exchange Offer is consummated. The New Notes will be issued pursuant to, and be entitled to the benefits of, the Indenture (as defined) governing the Old Notes. See "The Exchange Offer."


     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on October 21, 1997 (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement, dated as of July 28, 1997 (the "Registration Rights Agreement") among the Company, the Guarantors (each of which has guaranteed the Old Notes and has agreed to guarantee the New Notes), and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."


     The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Notes will be payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1998. The New Notes will mature on August 1, 2004. Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issuance of the Old Notes. The Notes will be redeemable, in whole or in part, on or after August 1, 2001, at the option of the Company, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to August 1, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings (as defined), at a redemption price equal to 110.875% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that at least 65% of the original aggregate principal amount of the Notes remains outstanding after any such redemption. In the event of a Change of Control (as defined), the Company is required to offer to repurchase all outstanding Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes."

                                                        (continued on next page)

     SEE "RISK FACTORS," BEGINNING ON PAGE 15, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAS ANY SUCH COMMISSION OR REGULATORY AUTHORITY PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is September 12, 1997

     The New Notes will represent senior, unsecured obligations of the Company, ranking senior in right and priority of payment to all Indebtedness (as defined) of the Company that by its terms is expressly subordinated to the Notes. Without limiting the generality of the foregoing, the New Notes will rank senior in right and priority of payment to the Indebtedness represented by the Company's
5 1/2% Convertible Subordinated Debentures due 2001 (the "Subordinated Debentures"), and the New Notes will rank pari passu in right and priority of payment with the Indebtedness under the New Credit Agreement (as defined). The Old Notes are, and the New Notes will be, jointly and severally guaranteed on a senior, unsecured basis (the "Subsidiary Guarantees") by substantially all of the Company's existing U.S. Subsidiaries (as defined) and certain future U.S. Subsidiaries (collectively, the "Guarantors"). The New Notes, however, will be effectively subordinated to secured Indebtedness of the Company and the Guarantors (including Indebtedness under the New Credit Agreement) with respect to the assets securing such Indebtedness. The New Notes will also be effectively subordinated to claims of creditors of the Company's subsidiaries, except to the extent that Holders of the New Notes may be creditors of such subsidiaries pursuant to a Subsidiary Guarantee. See "Risk Factors."

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement. Based on positions of the staff of the Securities and Exchange Commission (the "SEC") enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the SEC's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14,
1993), and similar no-action or interpretive letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that (i) Old Notes tendered by it in the Exchange Offer were acquired in the ordinary course of its business as a result of market-making or other trading activities and (ii) it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of the New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer" and "Plan of Distribution."

     There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. The Company has been advised by the Initial Purchaser (as defined) that it intends to make a market for the New Notes; however, the Initial Purchaser is not obligated to do so, and the Company does not currently intend to list the New Notes on any securities exchange. Any market-making may be discontinued at any time, and there is no assurance that an active public market for the New Notes will develop or, that if such a market develops, that it will continue. This Prospectus may be used by the Initial Purchaser in connection with offers and sales of the New Notes which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Initial Purchaser may act as principal or agent in such transaction.

     The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any Holder or Initial Purchaser, if any, in connection with resales of the New Notes). Tenders of Old Notes pursuant to the

Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions and to the terms and provisions of the Registration Rights Agreement. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the Holders thereof. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the Exchange Offer to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company can, in its sole discretion, extend the Exchange Offer indefinitely, subject to the Company's obligation to pay Additional Interest if the Exchange Offer is not consummated by January 24, 1998 and, under certain circumstances, file a shelf registration statement with respect to the Notes. See "The Exchange Offer."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     Old Notes in the aggregate principal amount of $110.0 million were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. Except as provided below, the New Notes will also be issued initially as a note in global form (the "Global New Note", and together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depository.

     MARKET DATA USED THROUGHOUT THIS PROSPECTUS WERE OBTAINED FROM INTERNAL COMPANY SURVEYS AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THE INFORMATION CONTAINED THEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THAT THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION IS NOT GUARANTEED. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED THIS MARKET DATA. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                             AVAILABLE INFORMATION

     The Company has filed with the SEC a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") under the Securities Act with respect to the New Notes being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Exchange Offer Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Exchange Offer Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

     The Company is currently subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has agreed that, whether or not it is required to do so by the rules and regulations of the SEC, for so long as any of the Notes remain outstanding, it will furnish to the Holders of the Notes and, to the extent permitted by applicable law or regulation, file with the SEC (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. Copies of such reports, proxy statements and information may be inspected and copied at the Public Reference Section of the SEC's office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661). Copies of such reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site that contains reports, proxy statements and other information regarding registrants (such as the Company) that file electronically with the SEC. The address of such site is http://www.sec.gov.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY GUARANTOR, THE INITIAL PURCHASER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------

     The Company's Class A Common Stock is traded on the American Stock Exchange under the symbol "TTE." The Company's principal executive office is located at 750 Lexington Avenue, 25th Floor, New York, New York 10022, and its telephone number is (212) 754-2233.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements and notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, all references to the "Company" and "Autotote" include Autotote Corporation and its subsidiaries, unless the context requires otherwise. All references to a fiscal year are to the Company's fiscal year which ends October 31. The term "pari-mutuel" is a form of wagering in which all wagers are placed in a pool and the payoff is computed based on the total amount of the pool. The pool of gross wagers is referred to as the "Handle." The term "Racing Industry" includes thoroughbred, harness and greyhound racetracks, off-track betting establishments ("OTBs") and jai alai frontons. References to the estimated $20 billion in total North American Racing Industry Handle in 1996 are based on published industry data for total North American Racing Industry Handle of approximately $20 billion in 1995, the last year such industry data was available, and the Company's belief that total North American Racing Industry Handle in 1996 remained relatively stable. The term "Pro Forma" does not give effect to the results of operations of Autotote CBS, Inc. ("CBS") and Tele Control Kommunikations und Computersysteme Aktien Gesellschaft ("Tele Control"), two former wholly owned subsidiaries of the Company which were sold by the Company in October 1996 and April 1997, respectively.

                                  THE COMPANY

     The Company is the leading provider of computerized pari-mutuel wagering systems to the North American Racing Industry and is the exclusive licensed operator of substantially all OTBs in the State of Connecticut. The Company is also a leading provider of computerized pari-mutuel wagering systems worldwide, with systems in racetracks and OTBs in Europe, Central and South America, and Asia-Pacific. The Company believes its pari-mutuel wagering systems processed approximately 65% of the estimated $20 billion of North American Racing Industry Handle in 1996. The Company owns over 22,000 pari-mutuel wagering terminals in use throughout North America. In addition, the Company is the leading provider of Racing Industry simulcasting services in the United States through its broadcasting of live racing events via satellite to other racetracks and OTBs. The Company also currently provides technologically advanced video gaming machines ("VGMs") to the North American Racing Industry for use at racetracks. Further, the Company provides lottery systems and equipment both in the United States and internationally. For the twelve months ended April 30, 1997, the Company generated Pro Forma operating revenues and Pro Forma Adjusted EBITDA (as defined herein) of $148.8 million and $28.3 million, respectively.

     The Company's proprietary pari-mutuel wagering systems process the sale and cashing of wagers through ticket-issuing terminals, accumulate wagering data, calculate pari-mutuel odds, distribute information to display systems and provide management information and marketing services for its customers. The wagering systems utilize high-volume, real-time transaction and data processing networks, managed by central computers, communications equipment, special purpose microcomputer-based terminals, peripheral and display equipment, and operations and applications software. Revenues received by the Company for providing and operating its pari-mutuel wagering systems in North America generally range up to approximately 0.55% of the Handle on a particular event with a weighted average of approximately 0.35% of the Handle. In Connecticut, where the Company owns and operates the Connecticut OTB, it retains from 15% to 25% of the Handle. In addition, the Company receives daily or monthly fees from its Racing Industry customers for the provision of simulcasting services and the use of certain Company-owned pari-mutuel equipment.

     Favorable changes in pari-mutuel wagering and simulcasting laws in various states and the expanded use of simulcasting and telecommunications technology in the North American Racing Industry have contributed significantly to the growth in OTB, telephone and "intertrack" wagering (wagering on location at one racetrack on races held at other racetracks). The Company's systems process wagers at approximately 100 racetracks in North America, including 10 of the 15 largest racetracks, and at over 800 OTBs. The Company believes that racing events held at the largest racetracks in North America, most of which utilize the Company's pari-mutuel wagering systems, have generated the most significant growth in OTB and intertrack wagering. The percentage of total Racing Industry Handle in North America generated by the top 15 racetracks, as measured by annual aggregate Handle, increased from approximately 32% in 1992 to approximately 42% in 1995 and total Handle generated by these racetracks grew at a compound annual growth rate of approximately 9% from $6.2 billion in 1992 to $8.2 billion in 1995.

     The growth in OTB, telephone and intertrack wagering, together with the Company's extensive penetration of the North American pari-mutuel wagering market, have enabled the Company to generate increased revenues. The Company has achieved this because it (i) is the leading provider of pari-mutuel wagering systems to the leading racetracks whose live racing events are in the greatest demand for off-track wagering, (ii) is a leading provider of computerized pari-mutuel wagering systems and automated telephone betting equipment to OTBs and racetracks accepting wagers on simulcasted racing events, (iii) is the leading simulcaster of live horse and greyhound racing and jai alai events to racing facilities, OTBs and casinos in North America, and (iv) owns the Connecticut OTB, including the Bradley Teletheater and Sports Haven(R) entertainment complexes and nine other OTB locations, which accepts wagers on racing events at more than 30 racetracks throughout North America and which processed approximately $197 million in Handle in fiscal 1996. The Company believes that it will realize additional benefits to the extent that states enact further legislation which facilitates growth in OTB, telephone and intertrack wagering.

     The Company's lottery operations (i) provide wagering equipment and services to operate the Connecticut State Lottery under an exclusive full-service facilities management contract, (ii) provide support and maintenance services for on-line lotteries, including government authorized lotteries in Israel and Italy and (iii) market new wagering systems and equipment to other on-line lotteries. The Company's ten year contract to operate the Connecticut State Lottery is scheduled to expire in May 1998. The Company plans to participate in the bidding process with respect to the renewal of such contract. The Company's Connecticut lottery operations represented approximately 5% of the Company's Pro Forma Adjusted EBITDA for the twelve months ended April 30, 1997.

OPERATING STRENGTHS

     The Company believes its principal operating strengths are:

     - SUBSTANTIAL MARKET PRESENCE. The Company is the leading provider and operator of computerized pari-mutuel wagering systems, simulcasting services and related services and equipment to the North American Racing Industry and is one of the leading providers of computerized pari-mutuel wagering systems worldwide. The Company believes that its share of the estimated total North American Racing Industry Handle increased to approximately 65% in 1996, from less than 30% in 1990. Moreover, the Company's market presence is concentrated in the larger racetracks and OTBs which have experienced, and which the Company believes will continue to experience, the largest growth in Handle. The Company believes it is well positioned to participate in the continued growth of OTB, telephone and intertrack wagering and race simulcasting.

     - SUBSTANTIAL RECURRING REVENUES. The Company typically provides its computerized pari-mutuel wagering systems and simulcasting services to its Racing Industry customers pursuant to long-term contracts. In addition, the Company owns and operates the Connecticut OTB. Historically, these businesses have contributed a significant portion to the Company's total annual operating revenues and cash flow and accounted for approximately 80% of Pro Forma operating revenues and approximately 84% of Pro Forma Adjusted EBITDA for the twelve months ended April 30, 1997. In such period, the Company's pari-mutuel wagering systems and simulcasting services and the Company's Connecticut OTB operations generated approximately 51% and 29%, respectively, of Pro Forma operating revenues and approximately 57% and 27%, respectively, of Pro Forma Adjusted EBITDA. The Pro Forma Adjusted EBITDA contribution of these businesses has grown significantly from $10.7 million in fiscal 1994 to $24.0 million in the twelve months ended April 30, 1997. As a result of its contractual arrangements and the relative historic stability of the North American Racing Industry Handle, the Company believes that these revenues can be characterized as recurring.

     - FULL-SERVICE SUPPLIER OF SYSTEMS AND SERVICES TO THE RACING
       INDUSTRY. The Company's pari-mutuel wagering systems process, account for and display all of a racetrack customer's wagering activity and disseminate that information on a real-time basis to other racetracks and OTBs. The Company's simulcasting services provide the satellite technology and broadcast transmissions which enable racetracks to distribute their product to other wagering locations, thereby expanding the racetrack's access to potential wagers. Further, operating the Connecticut OTB, with 11 locations (including two simulcasting and entertainment complexes), provides a captive end-use market into which the Company can offer broadcast transmissions from racetrack customers. The Company believes that its ability to provide its customers with these integrated services and its experience in installing and operating large scale pari-mutuel wagering systems and networks represent a significant competitive advantage.

     - ESTABLISHED PARI-MUTUEL WAGERING NETWORKS. The Company has invested over $100 million since 1993 to develop, build and install state-of-the-art, pari-mutuel wagering networks and simulcasting systems throughout North America. These networks link multiple racetracks and OTBs to one another via dedicated, high-speed communications channels, using centralized processing centers to provide services for the entire network. Further, the Company's systems enable multiple networks to communicate with each other and with stand-alone facilities, thereby increasing wagering opportunities at racetracks and OTBs. The Company believes that these established networks afford the Company a competitive advantage in maintaining and expanding its customer base by (i) creating operating efficiencies for its customers who benefit from the cost-effective centralized nature of the network systems and (ii) increasing OTB and intertrack wagering which generates increased Handle for the Company's racetrack customers. These networks provide an additional competitive advantage to the Company by enabling the Company to spread the cost of its terminals and centralized processing centers among many of its customers thereby creating significant economies of scale. The Company believes a competitor of the Company seeking to provide substitute services to an individual customer would need to (i) incur significant expenditures in providing the necessary terminals to such customer and
       (ii) have a significant base of existing customers over which to spread its processing costs in order to provide such services on a cost-effective basis. The Company currently operates regional networks in California, Connecticut, Florida, Illinois, Louisiana, Michigan, New Jersey, New York, Oregon, Pennsylvania, Washington, West Virginia, Puerto Rico, Alberta, British Columbia and Ontario, including a network in Southern California linking approximately 2,700 terminals at 5 racetracks and 13 OTBs and a network linking all of the casinos in Atlantic City that accept pari-mutuel wagers. In addition, as a result of the Company's substantial investment, the Company believes its future capital expenditures in support of these networks will be significantly lower than they have been in the past.

     - SUPERIOR PRODUCT TECHNOLOGY. The Company believes that it is the technological leader in introducing computerized pari-mutuel wagering systems and related equipment, including (i) the Probe terminal product line, which was the first to offer the versatility of teller operation and self-service capabilities in the same unit, and when combined with the Company's stand-alone self-service units results in increased percentages of racetrack Handle being generated by self-service (at some tracks over 50%), thereby resulting in substantial labor savings for the Company's customers; (ii) phone betting and interactive voice response wagering products, which provide end-users the ability to wager from remote locations; (iii) VGMs which combine full gaming functionality, such as video poker, blackjack, spinning reels and keno, with full race betting functionality and picture-in-picture capabilities, providing multiple opportunities for revenue generation at racetracks where VGM wagering is permitted; (iv) digital compression in Racing Industry simulcasting which enables more efficient use of transponder capacity and improved picture; and (v) hand held mobile terminals which allow a racetrack representative to bring the terminal to the patron, thereby facilitating wagering throughout a racetrack or fronton. The Company believes that these technological innovations afford it with a competitive advantage and have contributed to the increase in the amount of North American Racing Industry Handle the Company processes.

BUSINESS STRATEGY

     The Company's business strategy over the past several years has been to refocus its activities on its core businesses, which generate recurring revenues rather than one-time equipment sales, and to reduce its operating expenses.

     - FOCUS ON CORE BUSINESSES. The Company's strategy is to focus its efforts on its core businesses which include its pari-mutuel wagering operations, the Connecticut OTB operations, its simulcasting services, and its domestic lottery business. To achieve more stable operating performance, the Company has, among other things, de-emphasized its reliance on one-time equipment sales and emphasized long-term international service contracts generating recurring revenues. To reduce operating costs, the Company closed its Delaware terminal manufacturing operations and substantially decreased its terminal manufacturing operations in its Irish manufacturing plant. Consistent with this strategy, the Company also (i) in October 1996, sold CBS, a company engaged primarily in the sale of equipment for casino/race and sports wagering in Nevada, for approximately $3.0 million, and (ii) in April 1997, sold Tele Control, a company principally engaged in the provision of lottery systems software and equipment in Europe, for approximately $26.6 million. The proceeds from the sale of these businesses were used to reduce the Company's outstanding indebtedness.

     - REDUCE OPERATING EXPENSES. The Company intends to continue its strategy of reducing operating costs, enhancing operating efficiency and improving profitability. Over the last three years, the Company has decreased its reliance on equipment sales and realigned its cost structure to reflect its recurring revenues business strategy, including the elimination of 143 employees relating to the reduction of manufacturing operations in Delaware and Ireland. In addition, the Company substantially reduced its marketing and development activities for its domestic lottery business, eliminating an additional 51 employees. Other initiatives taken by the Company include a program to substantially reduce its consumption of paper, the second largest expense item in its pari-mutuel wagering operations. As a result of its refocused business strategy and reductions in operating expenses, the Company has experienced substantial improvement in operating cash flow and margins as depicted in the table below:

                                                            FISCAL YEARS           TWELVE
                                                                ENDED           MONTHS ENDED
                                                             OCTOBER 31,         APRIL 30,
                                                          -----------------     ------------
                                                           1995       1996          1997
                                                          ------     ------     ------------
                                                                (DOLLARS IN MILLIONS)
         Pro Forma Operating Revenues...................  $133.3     $144.9        $148.8
         Pro Forma Adjusted EBITDA......................    16.7       25.4          28.3
         Pro Forma Adjusted EBITDA Margin...............    12.5%      17.6%         19.0%

     - CAPITALIZE ON THE STRENGTH OF PARI-MUTUEL OPERATIONS. The Company seeks to increase its share of the North American Racing Industry Handle and enhance its position with the major racetracks and OTBs by continuing to develop or introduce a complement of innovative and value-added products and services, such as (i) sophisticated networking, information and communication systems, (ii) simulcasting services, and (iii) advanced integrated VGM applications. The Company is the only participant in the North American Racing Industry which offers all of these services. The Company also intends to pursue opportunities to manage additional wagering venues such as OTBs and racetracks.

     - PURSUE INTERNATIONAL GROWTH OPPORTUNITIES. The Company believes significant opportunities exist for it to provide its pari-mutuel systems in international markets that have substantial volumes of legalized wagering but lack sophisticated automated wagering technology. The Company intends to market its systems and services under long-term contracts designed to increase recurring revenue. In addition, the Company is engaged in discussions with racetracks in more established international markets to (i) introduce simulcasting services within those markets and (ii) broadcast North American racing events internationally. The Company believes these initiatives should increase the Racing Industry Handle and strengthen the Company's position as a leading provider of pari-mutuel wagering systems and simulcasting services to the Racing Industry.

                                  RECENT DEVELOPMENTS

     On August 25, 1997, the Company announced its results for its third fiscal quarter and nine months ended July 31, 1997. Revenues were $35.8 million for the third quarter of fiscal 1997 compared to $41.8 million in the third quarter of fiscal 1996. The decrease is primarily a result of the sales of the CBS and Tele Control businesses in October 1996 and April 1997, respectively. The Company reported a net loss of $2.1 million for the third quarter of fiscal 1997 (including a $1.6 million gain from the sale of Tele Control) compared to a net loss of $7.8 million for the third quarter of fiscal 1996. For the nine months ended July 31, 1997, the Company reported revenues of $113.3 million compared to $130.9 million for the same period of fiscal 1996. The Company reduced its net loss for the nine months ended July 31, 1997 to $14.3 million (including a $1.8 million gain from the sale of Tele Control) from a net loss of $27.5 million for the same period of fiscal 1996.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT..................     The Old Notes were sold by the Company
                                         on July 28, 1997 to Donaldson, Lufkin &
                                         Jenrette Securities Corporation (the
                                         "Initial Purchaser"), who placed the
                                         Old Notes with certain institutional
                                         investors. In connection therewith, the
                                         Company and the Guarantors executed and
                                         delivered for the benefit of the
                                         Holders of the Old Notes a registration
                                         rights agreement (the "Registration
                                         Rights Agreement") providing for, among
                                         other things, the Exchange Offer. See
                                         "The Exchange Offer -- Purpose and
                                         Effect of the Exchange Offer."

TERMS OF THE EXCHANGE OFFER.........     New Notes are being offered in exchange
                                         for a like principal amount of Old
                                         Notes. Old Notes may be exchanged only
                                         in integral multiples of $1,000. The
                                         Company will issue the New Notes to
                                         Holders promptly following the
                                         Expiration Date. See "Risk
                                         Factors -- Consequences of Failure to
                                         Exchange." Holders of the Old Notes do
                                         not have appraisal or dissenters'
                                         rights in connection with the Exchange
                                         Offer under the Delaware General
                                         Corporation Law, the governing law of
                                         the state of incorporation of the
                                         Company. See "The Exchange
                                         Offer -- Terms of the Exchange Offer."

MINIMUM CONDITION...................     The Exchange Offer is not conditioned
                                         upon any minimum aggregate principal
                                         amount of Old Notes being tendered or
                                         accepted for exchange. See "The
                                         Exchange Offer -- Conditions."


EXPIRATION DATE.....................     5:00 p.m., New York City time, on
                                         October 21, 1997, unless the Exchange
                                         Offer is extended, in which case the
                                         term "Expiration Date" means the latest
                                         date and time to which the Exchange
                                         Offer is extended. See "The Exchange
                                         Offer -- Expiration Date; Extensions;
                                         Amendments."


CONDITIONS..........................     The Exchange Offer is subject to
                                         certain customary conditions, which may
                                         be waived by the Company. See "The
                                         Exchange Offer -- Conditions." The
                                         Company reserves the right to terminate
                                         or amend the Exchange Offer at any time
                                         prior to the Expiration Date upon the
                                         occurrence of any such condition. The
                                         Exchange Offer
                                         is also subject to the terms and
                                         provisions of the Registration Rights
                                         Agreement. NO VOTE OF THE COMPANY'S
                                         SECURITY HOLDERS IS REQUIRED TO EFFECT
                                         THE EXCHANGE OFFER AND NO SUCH VOTE (OR
                                         PROXY THEREFOR) IS BEING SOUGHT HEREBY.
                                         See "The Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING OLD
NOTES...............................     Each Holder of Old Notes wishing to
                                         accept the Exchange Offer must
                                         complete, sign and date the Letter of
                                         Transmittal, or a facsimile thereof, in
                                         accordance with the instructions
                                         contained herein and therein, and mail
                                         or otherwise deliver such Letter of
                                         Transmittal, or such facsimile,
                                         together with the Old Notes, or a
                                         Book-Entry Confirmation (as defined),
                                         as the case may be, and any other
                                         required documentation to the exchange
                                         agent (the "Exchange Agent") at the
                                         address set forth herein. The method of
                                         delivery of such documentation is at
                                         the election and risk of the Holder. By
                                         executing the Letter of Transmittal,
                                         each Holder will represent to the
                                         Company, among other things, that (i)
                                         the New Notes acquired pursuant to the
                                         Exchange Offer by the Holder and any
                                         beneficial owners of Old Notes are
                                         being obtained in the ordinary course
                                         of business of the person receiving
                                         such New Notes, (ii) neither the Holder
                                         nor such beneficial owner is
                                         participating in, intends to
                                         participate in or has an arrangement or
                                         understanding with any person to
                                         participate in, the distribution of
                                         such New Notes and (iii) neither the
                                         Holder nor such beneficial owner is an
                                         "affiliate," as defined under Rule 405
                                         of the Securities Act, of the Company.
                                         Each broker-dealer that receives New
                                         Notes for its own account in exchange
                                         for Old Notes, where such Old Notes
                                         were acquired by such broker or dealer
                                         as a result of market-making activities
                                         or other trading activities (other than
                                         Old Notes acquired directly from the
                                         Company), must acknowledge in the
                                         Letter of Transmittal that it will
                                         deliver a prospectus in connection with
                                         any resale of such New Notes. See "The
                                         Exchange Offer -- Procedures for
                                         Tendering Old Notes" and "Plan of
                                         Distribution."

SPECIAL PROCEDURES FOR BENEFICIAL
OWNERS..............................     Any beneficial owner whose Old Notes
                                         are registered in the name of a broker,
                                         dealer, commercial bank, trust company
                                         or other nominee and who wishes to
                                         tender should contact such registered
                                         Holder promptly and instruct such
                                         registered Holder to tender on such
                                         beneficial owner's behalf. If such
                                         beneficial owner wishes to tender on
                                         such owner's own behalf, such owner
                                         must, prior to completing and executing
                                         the Letter of Transmittal and
                                         delivering his or her Old Notes, either
                                         make appropriate arrangements to
                                         register ownership of the Old Notes in
                                         such owner's name or obtain a properly
                                         completed bond power from the
                                         registered Holder. The
                                         transfer of registered ownership may
                                         take considerable time. See "The
                                         Exchange Offer -- Procedures for
                                         Tendering Old Notes."

BOOK-ENTRY TRANSFER.................     Any financial institution that is a
                                         participant in the Book-Entry Transfer
                                         Facility's (as defined) system may make
                                         book-entry delivery of Old Notes by
                                         causing the Book-Entry Transfer
                                         Facility to transfer such Old Notes
                                         into the Exchange Agent's account at
                                         the Book-Entry Transfer Facility in
                                         accordance with such Book-Entry
                                         Transfer Facility's procedures for
                                         transfer. See "The Exchange
                                         Offer -- Book-Entry Transfer."

GUARANTEED DELIVERY PROCEDURES......     Holders of Old Notes who wish to tender
                                         their Old Notes and (i) whose Old Notes
                                         are not immediately available, (ii) who
                                         cannot deliver their Old Notes, the
                                         Letter of Transmittal or any other
                                         documents required by the Letter of
                                         Transmittal to the Exchange Agent prior
                                         to the Expiration Date or (iii) who
                                         cannot complete the procedure for
                                         book-entry transfer on a timely basis,
                                         must tender their Old Notes according
                                         to the guaranteed delivery procedures
                                         set forth in the Letter of Transmittal.
                                         See "The Exchange Offer -- Guaranteed
                                         Delivery Procedures."

WITHDRAWAL RIGHTS...................     Tenders may be withdrawn at any time
                                         prior to 5:00 p.m., New York City time,
                                         on the Expiration Date. See "The
                                         Exchange Offer -- Withdrawal of
                                         Tenders."

ACCEPTANCE OF OLD NOTES AND DELIVERY
OF NEW NOTES........................     Upon satisfaction or waiver of all
                                         conditions of the Exchange Offer, the
                                         Company will accept for exchange any
                                         and all Old Notes which are properly
                                         tendered and not withdrawn prior to
                                         5:00 p.m., New York City time, on the
                                         Expiration Date. The New Notes issued
                                         pursuant to the Exchange Offer will be
                                         delivered promptly following the
                                         Expiration Date. See "The Exchange
                                         Offer -- Acceptance of Old Notes for
                                         Exchange; Delivery of New Notes."

FEDERAL INCOME TAX CONSEQUENCES.....     The exchange of Old Notes for New Notes
                                         by tendering Holders will not be a
                                         taxable exchange for federal income tax
                                         purposes, and such Holders will not
                                         recognize any taxable gain or loss or
                                         any interest income for federal income
                                         tax purposes as a result of such
                                         exchange. See "Certain Federal Income
                                         Tax Consequences."

REGULATORY APPROVALS................     The Company does not believe that the
                                         receipt of any material federal or
                                         state regulatory approvals will be
                                         necessary in connection with the
                                         Exchange Offer. See "The Exchange
                                         Offer -- Regulatory Approvals."

USE OF PROCEEDS.....................     The Company will not receive any
                                         proceeds from the exchange pursuant to
                                         the Exchange Offer. See "Use of
                                         Proceeds."

EXCHANGE AGENT......................     IBJ Schroder Bank & Trust Company is
                                         serving as Exchange Agent in connection
                                         with the Exchange Offer. See "The
                                         Exchange Offer -- Exchange Agent."

RESALES OF THE NEW NOTES............     The New Notes are being offered
                                         hereunder in order to satisfy certain
                                         obligations of the Company and the
                                         Guarantors contained in the
                                         Registration Rights Agreement. Based on
                                         positions of the SEC set forth in
                                         Morgan Stanley & Co. Incorporated
                                         (available June 5, 1991) and Exxon
                                         Capital Holdings Corporation (available
                                         May 13, 1988), and interpreted in the
                                         SEC's letters to Shearman & Sterling
                                         (available July 2, 1993) and K-III
                                         Communications Corporation (available
                                         May 14, 1993), and similar no-action or
                                         interpretive letters issued to third
                                         parties, the Company believes that the
                                         New Notes issued pursuant to the
                                         Exchange Offer to a Holder in exchange
                                         for Old Notes may be offered for
                                         resale, resold and otherwise
                                         transferred by any Holder thereof
                                         (other than any such Holder which is an
                                         "affiliate" of the Company within the
                                         meaning of Rule 405 under the
                                         Securities Act), without compliance
                                         with the registration and prospectus
                                         delivery provisions of the Securities
                                         Act, provided that such New Notes are
                                         acquired in the ordinary course of such
                                         Holder's business and such Holder is
                                         not participating, does not intend to
                                         participate and has no arrangement or
                                         understanding with any person to
                                         participate in the distribution of such
                                         New Notes. If any Holder acquires New
                                         Notes in the Exchange Offer for the
                                         purpose of distributing or
                                         participating in a distribution of the
                                         New Notes, such Holder cannot rely on
                                         the position of the staff of the SEC
                                         set forth in the above no-action and
                                         interpretive letters and must comply
                                         with the registration and prospectus
                                         delivery requirements of the Securities
                                         Act in connection with a secondary
                                         resale transaction, unless an exemption
                                         from registration is otherwise
                                         available. Each broker-dealer that
                                         receives New Notes for its own account
                                         pursuant to the Exchange Offer must
                                         acknowledge that (i) Old Notes tendered
                                         by it in the Exchange Offer were
                                         acquired in the ordinary course of its
                                         business as a result of market-making
                                         or other trading activities and (ii) it
                                         will deliver a prospectus in connection
                                         with any resale of New Notes received
                                         in the Exchange Offer. This Prospectus,
                                         as it may be amended or supplemented
                                         from time to time, may be used by a
                                         broker-dealer in connection with any
                                         resale of the New Notes received in
                                         exchange for Old Notes where such Old
                                         Notes were acquired by such
                                         broker-dealer as a result of
                                         market-making or other trading
                                         activities (other than Old Notes
                                         acquired directly from the Company).
                                         The Company has agreed that, for a
                                         period of 180 days following the
                                         consummation of the Exchange Offer, it
                                         will make this Prospectus
                                         available to any broker-dealer for use
                                         in connection with any such resale. See
                                         "The Exchange Offer -- Resales of the
                                         New Notes" and "Plan of Distribution."

                        SUMMARY DESCRIPTION OF NEW NOTES

NOTES OFFERED.......................     $110.0 million aggregate principal
                                         amount of 10 7/8% Series B Senior Notes
                                         due 2004.

MATURITY DATE.......................     August 1, 2004.

INTEREST RATE AND PAYMENT DATES.....     The New Notes will bear interest at a
                                         rate of 10 7/8% per annum. Interest on
                                         the New Notes will accrue from the last
                                         interest payment date on which interest
                                         was paid on the Old Notes surrendered
                                         in exchange therefor or, if no interest
                                         has been paid on the Old Notes, from
                                         the date of original issuance of the
                                         Old Notes and will be payable
                                         semi-annually on each February 1 and
                                         August 1, commencing February 1, 1998.

OPTIONAL REDEMPTION.................     The New Notes will be redeemable, in
                                         whole or in part, at the option of the
                                         Company at any time on or after August
                                         1, 2001, at the redemption prices set
                                         forth herein plus accrued and unpaid
                                         interest, if any, to the date of
                                         redemption. In addition, at any time on
                                         or prior to August 1, 2000 the Company
                                         at its option may redeem up to 35% of
                                         the aggregate principal amount of the
                                         Notes originally issued with the net
                                         cash proceeds of one or more Public
                                         Equity Offerings, at a redemption price
                                         equal to 110.875% of the principal
                                         amount to be redeemed plus accrued and
                                         unpaid interest, if any, to the date of
                                         redemption; provided, however, that at
                                         least
                                         65% of the original aggregate principal
                                         amount of Notes remains outstanding
                                         immediately after any such redemption.
                                         See "Description of Notes -- Redemption
                                         -- Optional Redemption."

CHANGE OF CONTROL...................     In the event of a Change of Control,
                                         the Company will be obligated to make
                                         an offer to repurchase all outstanding
                                         New Notes at a price equal to 101% of
                                         their principal amount plus accrued and
                                         unpaid interest, if any, to the date of
                                         repurchase. See "Description of
                                         Notes--Change of Control."

RANKING.............................     The New Notes will represent senior,
                                         unsecured obligations of the Company,
                                         ranking senior in right and priority of
                                         payment to all Indebtedness of the
                                         Company that by its terms is expressly
                                         subordinated to the New Notes. Without
                                         limiting the generality of the
                                         foregoing, the New Notes will rank
                                         senior in right and priority of payment
                                         to the Indebtedness represented by the
                                         Subordinated Debentures and will rank
                                         pari passu in right and priority of
                                         payment with the Indebtedness under the
                                         New Credit Agreement. The New Notes,
                                         however, will be effectively
                                         subordinated to secured indebtedness of
                                         the Company and the Guarantors
                                         (including the Indebtedness under the
                                         New Credit Agreement) with
                                         respect to the assets securing such
                                         indebtedness. In addition, the
                                         Subordinated Debentures are scheduled
                                         to mature in August 2001, prior to the
                                         maturity of the New Notes. As of April
                                         30, 1997, after giving effect to the
                                         issuance of the Old Notes and the
                                         application of the net proceeds
                                         therefrom, the Company's total
                                         consolidated indebtedness, other than
                                         the Notes, would have been
                                         approximately $39.3 million (of which
                                         $35.0 million would have been expressly
                                         subordinated in right and priority of
                                         payment to the New Notes) and
                                         approximately $20.6 million of
                                         additional borrowing capacity (after
                                         giving effect to $4.4 million of
                                         outstanding letters of credit) would
                                         have been available for use under the
                                         New Credit Agreement. See "Risk
                                         Factors -- Holding Company Structure,
                                         Ranking and Subordination."

SUBSIDIARY GUARANTEES...............     The New Notes will be jointly and
                                         severally guaranteed on a senior,
                                         unsecured basis (the "Subsidiary
                                         Guarantees") by substantially all of
                                         the Company's existing wholly owned
                                         subsidiaries organized in the United
                                         States (the "U.S. Subsidiaries") and
                                         certain future U.S. Subsidiaries
                                         (collectively, the "Guarantors"). Any
                                         indebtedness that is incurred by the
                                         Company's subsidiaries will be
                                         effectively senior to the claims of the
                                         Holders of the New Notes with respect
                                         to the assets of such subsidiaries,
                                         except to the extent that the Holders
                                         of the Notes may be creditors of a
                                         subsidiary pursuant to a Subsidiary
                                         Guarantee. Any such claim by the
                                         Holders of the New Notes with respect
                                         to the assets of any Guarantor will be
                                         effectively subordinated to secured
                                         indebtedness of such Guarantor
                                         (including the Indebtedness under the
                                         New Credit Agreement) with respect to
                                         the assets securing such indebtedness.
                                         See "Risk Factors -- Holding Company
                                         Structure, Ranking and Subordination."

CERTAIN COVENANTS...................     The Indenture governing the New Notes
                                         (the "Indenture") will contain certain
                                         covenants that, among other things,
                                         will limit the ability of the Company
                                         and its Restricted Subsidiaries (as
                                         defined) to incur additional
                                         Indebtedness, create certain liens, pay
                                         dividends or make certain other
                                         restricted payments, consummate certain
                                         asset sales, enter into certain
                                         transactions with affiliates and merge
                                         or consolidate with any other person or
                                         sell, assign, transfer, lease, convey
                                         or otherwise dispose of all or
                                         substantially all of the assets of the
                                         Company. See "Description of
                                         Notes -- Certain Covenants."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered by Holders prior to tendering their Old Notes in the Exchange Offer.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following summary historical consolidated financial data as of and for the five years ended October 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the audited consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary historical consolidated unaudited financial data set forth below for the six month periods ended April 30, 1996 and 1997 and the twelve month period ended April 30, 1997 have been derived from, and are qualified by reference to, the Company's unaudited financial statements included elsewhere herein and include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the Company for such periods. The unaudited consolidated financial data for the six month and twelve month periods ended April 30, 1997 are not necessarily indicative of the results to be achieved for the year ending October 31, 1997. Summary historical financial data reflect the acquisitions and dispositions of certain businesses during the period 1992 through 1997 and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements of the Company and the notes thereto, included elsewhere in this Prospectus.

                                                                                                                        TWELVE
                                                                                                       SIX              MONTHS
                                                                                                     MONTHS             ENDED
                                                                                                      ENDED             APRIL
                                                 YEARS ENDED OCTOBER 31,                            APRIL 30,            30,
                                ----------------------------------------------------------     -------------------     --------
                                 1992        1993         1994         1995         1996        1996        1997         1997
                                -------     -------     --------     --------     --------     -------     -------     --------
                                                                    (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Operating revenues...........   $48,364     $84,862     $149,050     $153,184     $176,235     $89,047     $77,436     $164,624
Gross profit.................    23,045      36,670       45,358       58,954       64,629      31,836      30,674       63,467
Selling, general and
  administrative expenses....     6,419      10,956       25,298       36,540       32,853      16,548      15,205       31,510
Depreciation and
  amortization...............     7,840      11,809       25,418       35,463       40,853      18,994      19,852       41,711
Operating income (loss)......     8,786      13,905      (13,934)     (31,290)      (8,428)     (3,706)     (4,383)      (9,105)
Interest expense.............     5,903       3,473        6,408       16,362       14,837       7,332       7,314       14,819
Net earnings (loss)..........     5,727       9,438      (22,150)     (49,889)     (34,195)    (19,695)    (12,114)     (26,614)
Ratio of earnings to fixed
  charges(1).................      2.14x       3.77x          --           --           --          --          --           --
OTHER DATA:
EBITDA(2)....................   $16,626     $25,714     $ 11,484     $  4,173     $ 32,425     $15,288     $15,469     $ 32,606
Adjusted EBITDA(3)...........    16,626      25,714       26,841(3)    25,114(3)    32,345(3)   15,288      15,469       32,526
Cash interest expense(4).....     5,598       3,817        6,987       13,309       13,504       6,715       6,607       13,396
Capital expenditures.........       628       3,277       19,533        9,990        2,103       1,075         701        1,729
Wagering systems
  expenditures(5)............        --      46,500       39,932        8,150        7,138       4,051       2,721        5,808

                                                                                                  AT APRIL 30,
                                                                                                      1997
                                                                                                 --------------
                                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.....................................................................      $  3,599
Total assets..................................................................................       147,797
Total debt....................................................................................       141,659
Stockholders' equity (deficit)................................................................       (29,433)

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following summary unaudited pro forma consolidated financial data have been prepared by the Company's management from the historical financial statements of the Company and the notes thereto included elsewhere in this Prospectus. The unaudited pro forma consolidated income statement and other data set forth below reflect adjustments (a) to exclude historical data relating to CBS (which was sold in October 1996 for approximately $3.0 million) and Tele Control (which was acquired by the Company in September 1993 and sold in April 1997 for approximately $26.6 million), and to give effect to the application of the proceeds from the sales of CBS and Tele Control, and (b) to give effect to the issuance of the Old Notes and the application of the net proceeds therefrom as reflected under "Capitalization," as if all such transactions had been consummated or were effective at the beginning of the periods presented (in the case of CBS and Tele Control for the periods in which such companies were owned by the Company). The unaudited consolidated balance sheet data as of April 30, 1997 is presented on a historical basis and as adjusted to give effect to the issuance of the Old Notes and the application of the proceeds therefrom as if such transaction had occurred on such date.

     The financial effects of such transactions as presented in the pro forma financial data are not necessarily indicative of either the Company's financial position or the results of its operations which would have been obtained had such transactions actually occurred on the dates described above, nor are they necessarily indicative of the results of future operations. The pro forma financial data should be read in conjunction with the notes thereto, which are an integral part thereof, and with the consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus.

                                                                                                                        TWELVE
                                                                                                       SIX              MONTHS
                                                                                                     MONTHS             ENDED
                                                                                                      ENDED             APRIL
                                                  YEARS ENDED OCTOBER 31,                           APRIL 30,            30,
                                  --------------------------------------------------------     -------------------     --------
                                   1992       1993        1994         1995         1996        1996        1997         1997
                                  -------    -------    --------     --------     --------     -------     -------     --------

                                                                     (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Operating revenues.............   $46,133    $79,298    $126,910     $133,309     $144,946     $67,454     $71,317     $148,809
Gross profit...................    21,960     33,605      37,731       47,624       53,528      24,634      27,374       56,268
Selling, general and
  administrative expenses......     6,146     10,583      23,655       33,656       28,722      14,936      14,745       28,531
Depreciation and
  amortization.................     7,617     11,470      21,852       30,589       35,024      16,422      16,950       35,552
Operating income (loss)........     8,197     11,552     (16,352)     (34,188)      (9,569)     (6,724)     (4,321)      (7,166)
Ratio of earnings to fixed
  charges(1)...................      1.87x      3.43x         --           --           --          --          --           --
OTHER DATA:
EBITDA(2)......................   $15,814    $23,022    $  5,500     $ (3,599)    $ 25,455     $ 9,698     $12,629     $ 28,386
Adjusted EBITDA(3).............    15,814     23,022      20,857(3)    16,668(3)    25,375(3)    9,698      12,629       28,306
Cash interest expense(4).......                                                     14,065       7,101       6,816       13,780
Ratio of Adjusted EBITDA to
  cash interest expense........                                                       1.80x       1.37x       1.85x        2.05x
Capital expenditures...........   $   628    $ 3,156    $ 16,222     $  6,182     $  1,720     $   865     $   649     $  1,504
Wagering systems
  expenditures(5)..............        --     46,500      39,132        8,150        7,138       4,051       2,721        5,808

                                                                                         AT APRIL 30, 1997
                                                                                   ------------------------------
                                                                                    ACTUAL        AS ADJUSTED(6)
                                                                                   --------      ----------------

                                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.......................................................   $  3,599          $  7,196
Total assets....................................................................    147,797           154,556
Total debt......................................................................    141,659           149,269
Stockholders' equity (deficit)..................................................    (29,433)          (30,259)

---------------
(1) For the purpose of determining the ratio of earnings to fixed charges, "earnings" consists of earnings (loss) before income tax expense (benefit) and extraordinary item, plus fixed charges. "Fixed charges" consists of interest expense, including amortization of deferred financing costs, plus one-third of rental expense (this portion is considered to be representative of the interest factor). Earnings were insufficient to cover fixed charges for the fiscal years ended October 31, 1994, 1995 and 1996 and for the six months ended April 30, 1996 and 1997 and for the twelve months ended April 30, 1997 in the amounts of $19,390, $47,216, $31,752, $17,891, $11,572 and
    $25,343, respectively. For the purpose of determining the pro forma ratio of earnings to fixed charges, "earnings" consist of pro forma earnings (loss) before income tax expense (benefit) and extraordinary item, plus fixed charges. "Fixed charges" consist of pro forma interest expense, including amortization of deferred financing costs, plus one-third of rental expense (this portion is considered to be representative of the interest factor). Pro forma interest expense reflects an adjustment, in applicable years, to give effect to the application of the net proceeds from the sales of CBS and Tele Control and to give effect to the net proceeds from the issuance of the Old Notes. No funds were deemed borrowed under the New Credit Agreement. Earnings were insufficient to cover fixed charges on a pro forma basis for the fiscal years ended October 31, 1994, 1995 and 1996 and for the six months ended April 30, 1996 and 1997 and for the twelve months ended April 30, 1997 in the amounts of $21,478, $48,192, $31,674, $13,931, $10,966 and
    $28,709, respectively.

(2) "EBITDA" represents earnings (loss) before income tax expense (benefit) and extraordinary item, interest income and expense, other income and expense, and depreciation and amortization. Management has included information concerning EBITDA as it provides useful information regarding the Company's ability to service its debt. However, EBITDA should not be considered in isolation or as a substitute for net earnings (loss), cash flow from continuing operations or other data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

(3) "Adjusted EBITDA" represents EBITDA (see footnote 2 above) before the unusual charges referred to in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Unusual Charges." Unusual charges were $15,357, $20,941 and ($80) for the years ended October 31, 1994, 1995 and 1996, respectively, and Pro Forma $20,267 for the year ended October 31, 1995. Adjusted EBITDA for the fiscal year ended October 31, 1994 is before $15,357 of unusual charges, consisting of: $3,939 of inventory, equipment and contract adjustments principally relating to acquisitions (see
    Note 3 of the Company's Consolidated Financial Statements); $2,842 for costs incurred as a result of a strike by field service employees; $4,737 for the write-off of certain assets principally related to domestic and overseas projects; and $3,839 resulting from closing the Company's Newark, Delaware manufacturing facility and the discontinuation of certain product lines. See
    Note 2 of the Company's Consolidated Financial Statements. Adjusted EBITDA for the fiscal year ended October 31, 1995 is before $20,941 of unusual charges, consisting of: $11,601 attributable to the closure of the Company's Owings Mills, Maryland lottery support facility and the scaling back of certain international activities, including the planned closure of the Company's manufacturing facility in Ballymahon, Ireland; $6,640 related to the write-off of investments and other assets ($2,750 of which is attributable to the Company's Mexican VGM contracts, $2,576 of which is attributable to European wagering terminals and $1,314 (Pro Forma $640) of which is attributable to other assets); and $2,700 of miscellaneous charges. See Note 2 of the Company's Consolidated Financial Statements. Adjusted EBITDA for the fiscal year ended October 31, 1996 is before $649 of unusual credit and $569 of unusual expense. This credit represents a partial reversal of the fiscal 1995 restructuring cost accrual because of the Company's plan to continue limited manufacturing of wagering terminals at its Ireland manufacturing facility. The $569 in expense was incurred for contractual payments related to the departure of the former President of the Company.

(4) For the purpose of Other Data, cash interest expense excludes the amortization of deferred financing costs, other amortization costs and bank waiver fees and includes capitalized interest costs of $819, $1,113 and $81 in fiscal years ended 1993, 1994 and 1995, respectively. Cash interest expense includes the issuance of common stock in lieu of cash for interest payments of $1,100 due in each of August 1995 and February 1996 on the Subordinated Debentures. See Note 13 of the Company's Consolidated Financial Statements.

(5) Prior to the fiscal year ended October 31, 1993, the Company did not separately identify expenditures for equipment under long-term wagering system agreements.

(6) The As Adjusted balance sheet data at April 30, 1997 gives effect to the issuance of the Old Notes and the application of the proceeds therefrom to repay the Company's then existing credit agreement in full, including accrued interest and fees, to repurchase $5.0 million aggregate principal amount of Subordinated Debentures at a discount and to pay approximately $4.2 million of fees and expenses related to the issuance of the Old Notes, and gives effect to a $0.9 million gain on the repurchase of Subordinated Debentures at a discount and the write-off of $1.7 million of previously deferred financing fees.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully by Holders in evaluating the Company and its business before exchanging Old Notes for the New Notes offered hereby. This Prospectus contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers primarily with respect to the future operating performance of the Company. Prospective investors in the New Notes are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. The accompanying information contained in this Prospectus, including the information set forth below, identifies important factors that could cause such differences.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Except under certain limited circumstances, the Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. However, the ability of any Holder to resell the New Notes is subject to applicable state securities laws as described in " -- Blue Sky Restrictions on Resale of New Notes" below. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer" and "Plan of Distribution."

FAILURE TO COMPLY WITH EXCHANGE OFFER PROCEDURES

     To participate in the Exchange Offer and avoid the restrictions on transfer of the Old Notes, Holders of Old Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer-Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described herein and in the Letter of Transmittal. The method of delivery of the Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. See "The Exchange Offer."

BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES

     In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any Holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

     The Company is highly leveraged, with total consolidated indebtedness of $141.7 million at April 30, 1997. As of April 30, 1997, after giving effect to the issuance of the Old Notes and the application of the net proceeds therefrom, the Company's total consolidated indebtedness, other than the Notes, would have been approximately $39.3 million (of which $35.0 million would have been expressly subordinated by its terms in right and priority of payment to the Notes) and approximately $20.6 million of additional borrowing capacity, after giving effect to $4.4 million of outstanding letters of credit, would have been available for use under the New Credit Agreement. The Company's earnings would have been insufficient to cover fixed charges by $46.2 million for the year ended October 31, 1995, $32.0 million for the year ended October 31, 1996, and $11.7 million for the six months ended April 30, 1997.

     The Company in each of the last three fiscal years has violated certain financial covenants under its existing credit agreement. In order to obtain necessary amendments and waivers, the Company agreed to additional financial restrictions, sell equity and assets, issue warrants to purchase shares of its Class A Common Stock and pay certain fees to its lending banks. See Note 7 of the Company's Consolidated Financial Statements. While the Company believes it will have sufficient financial flexibility under the New Credit Agreement, any similar violations of covenants under the New Credit Agreement may have a material adverse effect on the Company.

     The level of the Company's indebtedness has important consequences to Holders of the Notes, because: (i) a significant portion of the Company's cash flow from operations must be dedicated to debt service, including the Notes, the New Credit Agreement and the Subordinated Debentures, and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures on existing equipment or to pursue possible expansion of its pari-mutuel wagering systems business or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the gaming industry and economic conditions generally, thereby limiting its ability to withstand competitive pressures or take advantage of business opportunities and making it more vulnerable to adverse economic conditions. Certain of the Company's competitors currently operate on a less leveraged basis, and are likely to have significantly greater operating and financing flexibility than the Company following consummation of the Offering.

     The Company believes that, based upon current levels of operations, it should be able to meet its interest obligations on the Notes, the New Credit Agreement and the Subordinated Debentures when due. However, if the Company cannot generate sufficient cash flow from operations to meet its debt service obligations, including principal payments under the Notes, the New Credit Agreement and the Subordinated Debentures when due, the Company will be required to restructure or refinance its Indebtedness. There is no assurance that any such restructuring or refinancing could be effected on satisfactory terms or would be permitted by the terms of the New Credit Agreement or the Indenture. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RECENT HISTORY OF OPERATING LOSSES

     The Company realized a net loss of $49.9 million in fiscal year 1995, a net loss of $34.2 million in fiscal year 1996 and a net loss of $12.1 million for the six months ended April 30, 1997. While the Company has refocused its operations on its core businesses and has engaged in a cost cutting program, the Company anticipates that it will realize a net loss in fiscal years 1997 and 1998. There can be no assurance that the Company will not experience additional net losses in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Indenture restricts, among other things, the Company's and its Restricted Subsidiaries' (including the Guarantors) ability to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, in connection with the issuance of the Old Notes, the Company entered into a $25.0 million, 3.5 year revolving credit facility (the "New Credit Agreement"), the terms of which are more fully described elsewhere in this Prospectus. The New Credit Agreement contains other and more restrictive covenants. The borrowings under the New Credit Agreement, as well as the incurrence of other Indebtedness of the Company, will be subject to compliance with certain conditions, including the maintenance of certain financial ratios, set forth in the New Credit Agreement. The New Credit Agreement requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests or that the lenders will waive any failure to meet those tests. A breach of any of these covenants could result in a default under the New Credit Agreement and the Indenture. If an "Event of Default" under the New Credit Agreement (as that term is defined therein) occurs, the lender could elect to declare all amounts outstanding under the New Credit Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to the lenders by the Company to secure the Indebtedness under the New Credit Agreement. Such collateral includes (i) substantially all tangible and intangible assets of the Company and its U.S. Subsidiaries and (ii) all of the capital stock of the Company's U.S. Subsidiaries and 65% of the capital stock of the Company's Foreign Subsidiaries (as defined). If the Indebtedness under the New Credit Agreement were to be accelerated, there can be no assurance that the collateral pledged to secure the New Credit Agreement would be sufficient to repay in full such Indebtedness. See "Description of New Credit Agreement" and "Description of Notes."

HOLDING COMPANY STRUCTURE, RANKING AND SUBORDINATION

     The Company is a holding company whereby all of the Company's assets and operations are located in its subsidiaries. The Company must rely on dividends and other advances and transfers of funds from its subsidiaries to generate the funds necessary to meet the Company's debt service obligations, including payment of principal and interest on the Notes. The ability of the Company's subsidiaries to pay such dividends and make such advances and transfers is subject to applicable state law regulating the payment of dividends and the terms of the New Credit Agreement and the Indenture.

     The New Notes will represent senior, unsecured obligations of the Company, ranking senior in right and priority of payment to all Indebtedness of the Company that by its terms is expressly subordinated to the New Notes. Without limiting the generality of the foregoing, the New Notes will rank senior in right and priority of payment to the Indebtedness represented by the Subordinated Debentures ($40.0 million aggregate principal amount outstanding as of April 30, 1997, of which $5.0 million aggregate principal amount was repurchased by the Company on July 31, 1997), and the Notes will rank pari passu in right and priority of payment with the Indebtedness under the New Credit Agreement. The New Notes, however, will be effectively subordinated to secured Indebtedness of the Company (including the Indebtedness under the New Credit Agreement) with respect to the assets securing such Indebtedness. In addition, the Subordinated Debentures, which are convertible into 1,750,000 shares of Class A Common Stock at a conversion price of $20.00 per share, are scheduled to mature in August 2001, prior to the maturity of the Notes. On September 10, 1997, the closing price of the Company's Class A Common Stock on the American Stock Exchange was approximately $2.00 per share.


     The obligations of the Company with respect to the New Notes will be jointly and severally guaranteed on a senior, unsecured basis by the Guarantors. Any indebtedness that is incurred by the Company's subsidiaries will be effectively senior to the claims of the Holders of the New Notes with respect to the assets of such subsidiaries, except to the extent that the Holders of the New Notes may be creditors of a subsidiary pursuant to a Subsidiary Guarantee. Any such claim by the Holders of the New Notes with respect to the assets of any Guarantor will be effectively subordinated to secured indebtedness (including Indebtedness under the New Credit Agreement) of such Guarantor with respect to the assets securing such indebtedness. The rights of the Company and its creditors, including Holders of the New Notes, to realize the assets of any subsidiary upon such subsidiary's liquidation or reorganization (and the consequent rights of Holders of the New Notes to participate in those assets) will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary or to the extent that the Holders of the New Notes may be creditors with recognized claims against such subsidiary pursuant to the terms of a Subsidiary Guarantee (subject, however, to the prior claims of creditors holding secured indebtedness of any such subsidiary with respect to the assets securing such indebtedness). The New Credit Agreement will be secured by, among other things, (i) substantially all tangible and intangible assets of the Company and its U.S. Subsidiaries and (ii) all of the capital stock of the Company's U.S. Subsidiaries and 65% of the capital stock of the Company's Foreign Subsidiaries. In addition, the Company's subsidiaries in the future may incur additional indebtedness, subject to the restrictions of the New Credit Agreement and the Indenture. A Guarantor can be sold or disposed of in certain circumstances under the Indenture, in which case such Guarantor will be released from its obligations under its Subsidiary Guarantee. See "Description of New Credit Agreement" and "Description of Notes--Guarantees."

COMPETITION

     A significant portion of the Company's revenues are generated from pari-mutuel wagering on racing at racetracks and OTBs. The market for pari-mutuel wagering is competitive, and certain of the Company's competitors may have substantially greater financial and other resources than the Company. The Company competes primarily on the basis of the design, performance, reliability and pricing of its products as well as customer service. To effectively compete, the Company expects to make continued investments in product development and/or acquisitions of technology. As new wagering products are developed, the Racing Industry may experience increased competition for wagers. Competition for wagers also comes from casino gaming and other forms of legal and illegal gambling.

     The on-line lottery business is also highly competitive. State and foreign governments normally award contracts based on competitive bidding procedures. Significant factors which influence the award of lottery contracts include price, the ability to optimize lottery revenues through marketing capability and applications, the quality, dependability and upgrade capability of the network, the experience, financial condition and reputation of the vendor, and the satisfaction of other requirements and qualifications which the lottery authority may impose. There can be no assurance that the Company will achieve the technological advances necessary, have the financial resources or otherwise have the ability, to effectively compete in this market. See "Business--Competition," "Business--Pari-Mutuel Operations--Casino/Race and Sports Wagering" and "Business--Lottery Operations--Sale of Tele Control."

     The market for the Company's products is affected by changing technology, new legislation and evolving industry standards. The Company's ability to anticipate such changes and to develop and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to expand, remain competitive, attract new customers and retain existing contracts. There can be no assurance that the Company will have the financial or other resources to respond to such changes or to develop and introduce new products on a timely basis.

UNCERTAINTY OF CONTRACT RENEWALS

     The Company's contracts for the provision of pari-mutuel services are typically for terms of five years. Contracts representing 1%, 22%, 21%, and 8% of the Company's annual pari-mutuel service revenues are scheduled to expire in fiscal years 1997, 1998, 1999 and 2000, respectively. The Company currently has signed letters of intent with certain of its customers (subject to certain conditions) with respect to the renewal of their contracts. If these letters of intent result in definitive agreements, the percentage of revenues represented by expiring contracts in fiscal year 1998 would decrease from 22% to 14%. In addition, the Company's ten year contract to operate the Connecticut State Lottery expires in May 1998. The Company historically has been successful in renewing its largest contracts as they have come due for renewal. However, there can be no assurance that the Company will be able to renew a substantial number of pari-mutuel systems operating contracts with its largest customers or its lottery contract with the State of Connecticut, and, if it is unable to do so, there would be a material adverse effect on the Company.

IMPACT OF GOVERNMENT REGULATION

     In the United States and many other countries, wagering must be expressly authorized by law. Once authorized, the wagering industry is subject to extensive and evolving governmental regulation. There can be no assurance that the operation of pari-mutuel wagering facilities, lotteries, video gaming industry machines or other forms of wagering systems will be approved by additional jurisdictions or that those jurisdictions in which these wagering activities are currently permitted will continue to permit such activities. The Company is required to obtain and maintain licenses from various state and local jurisdictions in order to operate certain aspects of its business. In addition, jurisdictions generally require background investigations of the Company and certain of its employees, directors and stockholders and licensing under applicable laws and regulations. The failure of such persons to submit to background checks and provide required disclosure could result in the imposition of penalties upon such persons and could jeopardize the award of contracts to the Company or provide grounds for termination of existing contracts. In the past, regulatory requirements for pari-mutuel wagering activities in the United States were adopted and administered primarily on the state or local level. In 1996, the United States Congress passed legislation authorizing a comprehensive study of gaming, including segments of the gaming industry served by the Company. The Company is unable to predict whether this study will result in legislation that would impose regulations on gaming industry operators, including the Company, or whether such legislation, if any, would have a material adverse effect on the Company.

     In connection with the previously planned expansion of its sports wagering business, the Company applied for a gaming license in the State of Nevada. In response to questions raised by the Nevada Gaming Control Board relating to such application, the Company established an internal compliance program and has decided to discontinue the provision of services to one of its racetrack customers. Although the Company is seeking to terminate its existing contract with, and sell its pari-mutuel system to, such customer, there can be no assurance that such arrangements will be satisfactorily concluded. The Company has requested permission to withdraw its application without prejudice which, if granted, would permit the Company to reapply at any time. The Company believes the ability to successfully conclude its arrangements with such customer will be a material factor in the consideration of the Company's request to withdraw without prejudice. To the extent the Company's application is withdrawn with prejudice or rejected, the Company believes such action by the State of Nevada may have a material adverse effect on the Company's ability to retain existing, or obtain new, licenses in other jurisdictions. See "Business--Regulation" and "Business--Pari-Mutuel Operations--Casino/Race and Sports Wagering."

RELIANCE ON SUPPLIERS, CONTRACT MANUFACTURERS AND SIMULCAST SYSTEMS

     The Company depends on its suppliers and from time to time contract manufacturers to provide the Company with products and components in adequate supply and on a timely basis and to assemble certain of its wagering systems and component products. Although the Company believes that the availability of products and components is consistent with the needs of its customers, and that its business is not dependent on any single supplier or subcontractor, the failure of certain suppliers and contract manufacturers to meet the

Company's performance specifications, quality standards or delivery schedules could have a material adverse effect on the Company's operations.

     The Company simulcasts live racing events by transmitting audio and/or video signals from one facility to a satellite for reception by wagering locations across the country. The Company's access to satellite service is provided pursuant to long-term contracts under which the Company's usage is subject to pre-emptive rights of the satellite owner. The exercise of these pre-emptive rights or a technical failure of the satellite through which the Company transmits substantially all of its racing events would require the Company to obtain other satellite access. There can be no assurance that such other satellite access would be available to the Company, or if available, whether the use of such other satellites could be obtained on favorable terms or in a timely manner. In January 1997, a satellite on which the Company leased a transponder suffered complete communication failure which did not have a material adverse effect on the Company. While satellite failures are infrequent, the operation of the satellite is outside the control of the Company and a disruption of the transmissions could have a material adverse effect on the Company. See "Business--Pari-Mutuel Operations--Simulcasting Systems."

FOREIGN SALES AND OPERATIONS RISKS

     The Company's business in foreign markets is subject to the risks customarily associated with such activities, including currency fluctuations, and other economic, tax and regulatory policies of local governments as well as the laws and policies of the United States affecting foreign trade and investment. Earnings of the Company's foreign subsidiaries are subject to foreign income taxes that could reduce cash flow available to meet required debt service and other obligations of the Company. In addition, certain foreign contracts are subject to foreign government validation as to which no assurance can be given.

EFFECT OF SEASONALITY

     The Company's pari-mutuel wagering systems revenues are generally more predictable than revenues from equipment sales contracts and are typically based upon a percentage of the Handle at the facility serviced. Nevertheless, as a result of inclement weather during the winter months, a number of racetracks do not operate and those that do operate experience missed racing days, which adversely affects the Handle and the Company's corresponding wagering systems revenues. Wagering systems revenues for the first fiscal quarter and a portion of the second fiscal quarter are generally lower than other periods of the Company's fiscal year as a result of such seasonal factors.

DEPENDENCE ON KEY PERSONNEL

     The Company is highly dependent on its executive officers. The Company's Chairman and Chief Executive Officer, A. Lorne Weil, and certain of the Company's other executive officers have extensive experience in the wagering industry. Loss of the services of any of these individuals could have a material adverse effect on the Company's operations. Additionally, within the gaming industry, there is intense competition for key personnel. There can be no assurance that the Company will be able to attract and retain qualified personnel.

PURCHASE OF THE NOTES UPON CHANGE OF CONTROL

     Upon a Change of Control (such as, for example, the acquisition of a majority of the outstanding voting stock of the Company by a third party), the Company is required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The source of funds for any such purchase will be the Company's available cash or cash generated from operating or other sources, including borrowing, sales of assets, sales of equity or funds provided by a new controlling person. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered, or that, if applicable, restrictions in the New Credit Agreement will allow the Company to make such required repurchases. See "Description of Notes--Change of Control."

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The Company's obligations under the Old Notes are, and under the New Notes will be, jointly and severally guaranteed on a senior, unsecured basis by the Guarantors. In connection with the issuance of the Old Notes, the Guarantors incurred Indebtedness under the Subsidiary Guarantees and the guarantee of the obligations under the New Credit Agreement. If, under relevant federal or state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of the Company or the Guarantors, a court were to find that, at the time the Subsidiary Guarantees were issued, (i) the Guarantors issued the Subsidiary Guarantees with the intent of hindering, delaying or defrauding current or future creditors or (ii) the Guarantors received less than reasonably equivalent value or fair consideration for issuing the Subsidiary Guarantees and a Guarantor (A) was insolvent or was rendered insolvent by reason of incurring Indebtedness under the Subsidiary Guarantees and the guarantee of the obligations under the New Credit Agreement and/or such related transactions, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could avoid or subordinate the Subsidiary Guarantees to presently existing and future Indebtedness of the Guarantors and take other action detrimental to the rights of the Holders of the Notes and the Subsidiary Guarantees, including, under certain circumstances, invalidating the Subsidiary Guarantees. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by such Guarantor as a result of the issuance by the Company of the Notes. To the extent any Subsidiary Guarantee is voided as a fraudulent conveyance, subordinated or held unenforceable for any other reason, the Holders of the Notes may cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any remaining Guarantors.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or state law that is being applied in any such proceeding. Generally, however, the Company or the Guarantors would be considered insolvent if, at the time of, or as a result of, the incurrence of the Indebtedness constituting the Notes or the Subsidiary Guarantees, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute and matured or (ii) it is incurring debts beyond its ability to pay as such debts mature.

     The Company's Board of Directors and management believe that at the time of the issuance of the Notes and the Subsidiary Guarantees, the Company and the Guarantors (i) will (A) be neither insolvent nor rendered insolvent thereby, (B) have sufficient capital to operate their respective businesses effectively and
(C) be incurring debts within their respective abilities to pay as the same mature or become due and (ii) will have sufficient resources to satisfy any probable money judgment against them in any pending action. There can be no assurance, however, that such beliefs will prove to be correct or that a court passing on such questions would reach the same conclusions.

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

     There has previously been only a limited secondary market, and no public market, for the Old Notes. The New Notes are a new issue of securities, have no established trading market, and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or the Nasdaq Stock Market or to seek the admission thereof to trading on any automated quotation system. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, Holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities, and the price at which the Holders of New Notes will be able to sell such New Notes is not assured and the New Notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes. However, the Initial Purchaser is not obligated to do so and any market-making may be discontinued at any time without notice.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by the Company on July 28, 1997 to the Initial Purchaser, who placed the Old Notes with certain institutional investors. In connection therewith, the Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement, pursuant to which the Company and the Guarantors agreed, for the benefit of the Holders of the Old Notes, that the Company and the Guarantors would, at their sole cost, (i) within 30 days following the original issuance of the Old Notes, file with the SEC the Exchange Offer Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Company identical in all material respects to the series of Old Notes and (ii) use its commercially reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 120 days following the original issuance of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement (of which this Prospectus is a part), the Company will offer to the Holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which may be reoffered and resold by the Holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to any Note means any person in whose name such Note is registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.

     If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy or if for any reason the Exchange Offer is not consummated within 180 days after the original issuance of the Old Notes or (ii) any Holder of Transfer Restricted Securities (as defined) notifies the Company within a specified time period that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by the Holder thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective within 90 days after the date on which the Company becomes obligated to file such Shelf Registration Statement and, except under certain circumstances, use its commercially reasonable best efforts to keep effective such Shelf Registration Statement until the earlier of two years after its effective date and such time as all of the applicable New Notes have been sold thereunder. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of Transfer Restricted Securities. A Holder of Transfer Restricted Securities that sells such Transfer Restricted Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations). In addition, Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest, if any, set forth in the following paragraph.

  Additional Interest

     If the Company fails to comply with the above provisions or if such registration statements fail to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Notes as follows:

          (i) if neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed within 30 days following the original issuance of the Old Notes, then, commencing on the 31st day after such date, Additional Interest shall be accrued on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 30th day after the original issuance of the Old Notes, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

          (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 120 days following the original issuance of the Old Notes, then, commencing on the 121st day after such date, Additional Interest shall be accrued on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 120th day after such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Company has not delivered New Notes in exchange for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 180th day after the original issuance of the Old Notes, (B) the Exchange Offer Registration Statement has been declared effective and thereafter ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement thereafter ceases to be effective at any time prior to the second anniversary of its effective date or earlier under certain circumstances, then Additional Interest shall be accrued on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 181st day after the original issuance of the Old Notes with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day following the date the Exchange Offer Registration Statement ceases to be effective in the case of
     (B) above, or (z) the day following the date such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate 1.0% per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of New Notes for all Old Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which has ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall immediately cease to accrue.

     Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in cash, on the same original interest payment dates as the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     Payment of Additional Interest is the sole remedy available to the Holders of Transfer Restricted Securities in the event that the Company does not comply with the deadlines set forth in the Registration Rights Agreement with respect to the registration of Transfer Restricted Securities for resale under the Shelf Registration Statement.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer and (ii) the Holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement intended for the benefit of Holders of unregistered securities, including the terms providing for Additional Interest, all of which rights will terminate when the Exchange Offer is consummated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.


     As of the date of this Prospectus, $110 million aggregate principal amount of the Old Notes was outstanding. The Company has fixed the close of business on September 10, 1997 as the record date for the Exchange Offer solely for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there were 21 registered Holders of the Old Notes. There will be no fixed record date for determining Holders of Old Notes entitled to participate in the Exchange Offer.


     Holders of the Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on October 21, 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof prior to 9:00 a.m. New York City time, on the next business day after each previously scheduled Expiration Date. Such notice and public announcement shall set forth the new Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer, or, if any of the conditions set forth below under the caption "-- Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of no less than five business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, after the then applicable Expiration Date.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING OLD NOTES

     Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, including any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent prior to the Expiration Date along with a properly completed and duly executed Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, or Book-Entry Confirmation, as the case may be, a properly completed and duly executed Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

     The tender by a Holder will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF THE OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY OF AN AGENT'S MESSAGE (AS DEFINED), IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES, OR BOOK-ENTRY CONFIRMATION, AS THE CASE MAY BE, SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     Signatures on the Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to herein as an "Eligible Institution") or by any other "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15(a)(2) under the Exchange Act (which includes brokers, dealers, municipal securities dealers, municipal security brokers, government securities dealers, government securities brokers, national securities exchanges, registered securities associations and clearing agencies, as those terms are defined or used under the Exchange Act, banks and savings associations, as defined under the Federal Deposit Insurance Act, and saving associations, as defined under the Federal Reserve Act) unless (a) the Letter of Transmittal is signed by the registered Holder of the Old Notes tendered therewith (or by a participant in the Book-Entry Transfer Facility whose name appears on a security position listing it as the owner of such Old Notes) and neither the "Special Exchange Instructions" box nor the "Special Delivery Instructions" box on the Letter of Transmittal has been completed, or (b) such Old Notes are tendered for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power and signed by such registered Holder as such registered Holder's name appears on such Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder represents to the Company, among other things, that (i) the New Notes to be acquired by the Holder and any beneficial owners of Old Notes pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) the Holder and each such beneficial owner are not participating, does not intend to participate and have no arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, (iv) the Holder and each beneficial owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the SEC's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, and (v) that a secondary resale transaction described in clause (iv) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the SEC. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal. Each broker or dealer that receives New Notes for its own account in exchange for Old Notes, where such tendered Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable after acceptance of the Old Notes. For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes (or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such unaccepted or non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the Expiration Date.

BOOK-ENTRY TRANSFER

     To effectively tender Old Notes that are held through the Book-Entry Transfer Facility, participants in the Book-Entry Transfer Facility should transmit their acceptance through the Book-Entry Transfer Facility's Automated Tender Offer Program, for which the transaction will be eligible, and the Book-Entry Transfer Facility will then edit and verify the acceptance and send an Agent's Message to the Exchange Agent for its acceptance.

     Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be followed. The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Old Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or fascimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person that deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes ), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the Book-Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Old Notes" at any time prior to the Expiration Date.

     Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for such Old Notes).

CONDITIONS

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company;

          (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (d) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see
"-- Withdrawal of Tenders" above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of no less than five business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, after the then applicable Expiration Date.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                     TO: IBJ SCHRODER BANK & TRUST COMPANY

       By Registered or Certified Mail:                By Hand/Overnight Delivery:
                 P.O. Box 84                        IBJ Schroder Bank & Trust Company
        New York, New York 10274-0084                        One State Street
             Attn: Reorganization                        New York, New York 10004
            Operations Department                      Attn: Securities Processing
                                                       Window, Subcellar One (SC-1)

                            Facsimile Transmission:

                        (for Eligible Institutions Only)

                                 (212) 858-2611

                            Facsimile Confirmation:

                                 (212) 858-2103

                         For Information by Telephone:

                                 (212) 858-2103

RESALES OF THE NEW NOTES

     Based on positions of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the SEC's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. The Company has not requested or obtained, and does not intend to seek, an interpretive letter from the staff of the SEC with respect to this Exchange Offer, and the Company and the Holders are not entitled to rely on interpretive advice provided by the staff of the SEC to other persons, which advice was based on the facts and conditions represented in such letters. Although there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Holder cannot rely on the position of the staff of the SEC set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Under the Registration Rights Agreement, the Company is required to allow such broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes must accompany the tender of Old Notes.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

REGULATORY APPROVALS

     The Company does not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the Exchange Offer.

OTHER

     Participation in the Exchange Offer is voluntary and Holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of the Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement (including rights to receive Additional Interest) which by their terms terminate or cease to have further effect as a result of the making and consummation of the Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture and the Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange."

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the New Notes in the Exchange Offer.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of the Company at April 30, 1997 as adjusted to give effect to the issuance of the Old Notes (net of discounts and commissions to the Initial Purchaser and estimated expenses of the issuance of the Old Notes) and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto, the "Selected Unaudited Pro Forma Consolidated Financial Data" and the notes thereto, and other information included elsewhere in this Prospectus.

                                                                          AS OF APRIL 30, 1997
                                                                        ------------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                        --------     -----------
                                                                             (IN THOUSANDS)
Cash and cash equivalents.............................................  $  3,599      $   7,196
                                                                        ========       ========
Total debt:
  Existing credit agreement(1)........................................  $ 97,390      $      --
  New Credit Agreement(1).............................................        --             --
  Issuance of Old Notes...............................................        --        110,000
  5 1/2% Convertible Subordinated Debentures due 2001(2)..............    40,000         35,000
  Other long-term debt................................................     4,269          4,269
                                                                        --------       --------
     Total debt.......................................................   141,659        149,269
Stockholders' equity (deficit)(3).....................................   (29,433)       (30,259)
                                                                        --------       --------
  Total capitalization................................................  $112,226      $ 119,010
                                                                        ========       ========

---------------
(1) Does not include $4.4 million in outstanding letters of credit as of April 30, 1997. For a description of the terms of the New Credit Agreement, see "Description of New Credit Agreement."

(2) Reflects the repurchase of $5.0 million aggregate principal amount of Subordinated Debentures, at a discount. For a description of the terms of the Subordinated Debentures, see "Description of Certain Indebtedness."

(3) The change in stockholders' equity (deficit) results from a $0.9 million gain on the repurchase of Subordinated Debentures at a discount and the write-off of $1.7 million of previously deferred financing fees relating to the Company's existing credit agreement.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected historical consolidated financial data as of and for each of the five years ended October 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the audited consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary historical consolidated unaudited financial data set forth below for the six month periods ended April 30, 1996 and 1997 have been derived from, and are qualified by reference to, the Company's unaudited financial statements included elsewhere herein and include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the results of the Company for such periods. The consolidated unaudited financial data for the six month period ended April 30, 1997 is not necessarily indicative of the results to be achieved for the year ending October 31, 1997. The following financial data reflects the acquisition and disposition of certain businesses during the period 1992 through 1997 and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and the Consolidated Financial Statements and the notes thereto, included elsewhere in this Prospectus.

                                                                                                               SIX MONTHS ENDED
                                                              YEARS ENDED OCTOBER 31,                             APRIL 30,
                                            -----------------------------------------------------------      --------------------
                                             1992        1993        1994          1995          1996          1996        1997
                                            -------    --------    --------      --------      --------      --------    --------
                                                                               (IN THOUSANDS)
INCOME STATEMENT DATA:
Operating revenues:
  Services................................  $40,526    $ 59,792    $ 98,592      $132,260      $137,794      $ 64,974    $ 66,389
  Sales...................................    7,838      25,070      50,458        20,924        38,441        24,073      11,047
                                            -------     -------    --------      --------      --------      --------    --------
                                             48,364      84,862     149,050       153,184       176,235        89,047      77,436
                                            -------     -------    --------      --------      --------      --------    --------
Operating expenses (exclusive of
  depreciation and amortization):
  Cost of services........................   20,713      36,513      61,158        78,569        85,742        41,071      39,329
  Cost adjustments and strike expenses....       --          --       6,781(1)         --            --            --          --
  Cost of sales...........................    4,606      11,679      35,753        15,661        25,864        16,140       7,433
                                            -------     -------    --------      --------      --------      --------    --------
                                             25,319      48,192     103,692        94,230       111,606        57,211      46,762
                                            -------     -------    --------      --------      --------      --------    --------
Gross profit..............................   23,045      36,670      45,358        58,954        64,629        31,836      30,674
Selling, general and administrative
  expenses................................    6,419      10,956      25,298        36,540        32,853        16,548      15,205
Restructuring and write-off of assets.....       --          --       8,576(2)     18,241(3)       (649)(4)        --          --
Depreciation and amortization.............    7,840      11,809      25,418        35,463        40,853        18,994      19,852
                                            -------     -------    --------      --------      --------      --------    --------
Operating income (loss)...................    8,786      13,905     (13,934)      (31,290)       (8,428)       (3,706)     (4,383)
Other deductions (income):
  Interest expense........................    5,903       3,473       6,408        16,362        14,837         7,332       7,314
  Other (income) expense..................     (968)       (298)       (952)         (436)          560           143         132
  Proceeds of insurance claim.............   (3,000)         --          --            --            --            --          --
  Litigation settlement...................       --          --          --            --         6,800         6,800          --
  (Gain) loss on sale of business.........       --          --          --            --         1,127            --        (257)
                                            -------     -------    --------      --------      --------      --------    --------
                                              1,935       3,175       5,456        15,926        23,324        14,275       7,189
                                            -------     -------    --------      --------      --------      --------    --------
Earnings (loss) before income tax expense
  (benefit) and extraordinary item........    6,851      10,730     (19,390)      (47,216)      (31,752)      (17,981)    (11,572)
Income tax expense (benefit)..............    1,124       1,292      (1,462)        2,673         2,443         1,714         542
                                            -------     -------    --------      --------      --------      --------    --------
Earnings (loss) before extraordinary
  item....................................    5,727       9,438     (17,928)      (49,889)      (34,195)      (19,695)    (12,114)
Write-off of financing fees & expenses....       --          --       4,222(5)         --            --            --          --
                                            -------     -------    --------      --------      --------      --------    --------
Net earnings (loss).......................  $ 5,727    $  9,438    $(22,150)     $(49,889)     $(34,195)     $(19,695)   $(12,114)
                                            =======     =======    ========      ========      ========      ========    ========
OTHER DATA:
EBITDA(6).................................  $16,626    $ 25,714    $ 11,484      $  4,173      $ 32,425      $ 15,288    $ 15,469
Adjusted EBITDA(7)........................   16,626      25,714      26,841(7)     25,114(7)     32,345(7)     15,288      15,469
Cash interest expense(8)..................    5,598       3,817       6,987        13,309        13,504         6,715       6,607
Capital expenditures......................      628       3,277      19,533         9,990         2,103         1,075         701
Wagering systems expenditures(8)..........       --      46,500      39,932         8,150         7,138         4,051       2,721
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents.................  $ 1,206    $ 10,524    $  6,110      $  4,991      $  5,988      $  4,138    $  3,599
Total assets..............................   62,950     187,105     241,597       241,021       196,793       222,520     147,797
Total debt................................   57,231      76,987     143,955       177,264       169,024       176,888     141,659
Stockholders' equity (deficit)............  (20,972)     76,079      55,721        11,857       (20,196)       (6,026)    (29,433)

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following selected unaudited pro forma consolidated financial data have been prepared by the Company's management from the historical financial statements of the Company and the notes thereto included elsewhere in this Prospectus. The unaudited pro forma consolidated income statement and other data set forth below reflect adjustments (a) to exclude historical data relating to CBS (which was sold in October 1996 for approximately $3.0 million) and Tele Control (which was acquired by the Company in September 1993 and sold in April 1997 for approximately $26.6 million), and to give effect to the application of the proceeds from the sales of CBS and Tele Control, and (b) to give effect to the issuance of the Old Notes and the application of the net proceeds therefrom as reflected under "Capitalization," as if all such transactions had been consummated or were effective at the beginning of all periods presented (in the case of CBS and Tele Control for the periods in which such companies were owned by the Company). The unaudited pro forma consolidated balance sheet data as of April 30, 1997 is presented on a historical basis and as adjusted to give effect to the issuance of the Old Notes and the application of the proceeds therefrom as if such transaction had occurred on such date.

     The financial effects of such transactions as presented in the pro forma financial data are not necessarily indicative of either the Company's financial position or the results of its operations which would have been obtained had such transactions actually occurred on the dates described above, nor are they necessarily indicative of the results of future operations. The pro forma financial data should be read in conjunction with the notes thereto, which are an integral part thereof, and with the consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

                                                                                                           SIX MONTHS ENDED
                                                           YEARS ENDED OCTOBER 31,                             APRIL 30,
                                          ----------------------------------------------------------       -----------------
                                           1992        1993         1994         1995         1996          1996      1997
                                          -------     -------     --------     --------     --------       -------   -------
                                                                        (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Operating revenues:
  Services............................    $39,204     $58,414     $ 88,886     $118,487     $124,813       $58,443   $61,191
  Sales...............................      6,929      20,884       38,024       14,822       20,133         9,011    10,126
                                          -------     -------     --------     --------     --------       -------   -------
                                           46,133      79,298      126,910      133,309      144,946        67,454    71,317
                                          -------     -------     --------     --------     --------       -------   -------
Operating expenses (exclusive of
  depreciation and amortization):
  Cost of services....................     20,021      35,637       56,872       73,422       77,002        36,028    36,832
  Cost adjustments and strike
    expenses..........................         --          --        6,781(1)        --           --            --        --
  Cost of sales.......................      4,152      10,056       25,526       12,263       14,416         6,792     7,111
                                          -------     -------     --------     --------     --------       -------   -------
                                           24,173      45,693       89,179       85,685       91,418        42,820    43,943
                                          -------     -------     --------     --------     --------       -------   -------
Gross profit..........................     21,960      33,605       37,731       47,624       53,528        24,634    27,374
Selling, general and administrative
  expenses............................      6,146      10,583       23,655       33,656       28,722        14,936    14,745
Restructuring and write-off of
  assets..............................         --          --        8,576(2)    17,567(3)      (649)(4)        --        --
Depreciation and amortization.........      7,617      11,470       21,852       30,589       35,024        16,422    16,950
                                          -------     -------     --------     --------     --------       -------   -------
Operating income (loss)...............      8,197      11,552      (16,352)     (34,188)      (9,569)       (6,724)   (4,321)
OTHER DATA:
EBITDA(5).............................    $15,814     $23,022     $  5,500     $ (3,599)    $ 25,455       $ 9,698   $12,629
Adjusted EBITDA(6)....................     15,814      23,022       20,857(6)    16,668(6)    25,375         9,698    12,629
Cash interest expense(8)..............                                                        14,065         7,101     6,816
Ratio of Adjusted EBITDA to cash
  interest expense....................                                                          1.80x         1.37x     1.85x
Capital expenditures..................    $   628     $ 3,156     $ 16,222     $  6,182     $  1,720       $   865   $   649
Wagering systems expenditures(7)......         --      46,500       39,132        8,150        7,138         4,051     2,721

                                                                                                       AT APRIL 30, 1997
                                                                                                  ---------------------------
                                                                                                    ACTUAL     AS ADJUSTED(9)
                                                                                                  ----------   --------------
                                                                                                        (IN THOUSANDS)
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents.....................................................................     $  3,599       $  7,196
Total assets..................................................................................      147,797        154,556
Total debt....................................................................................      141,659        149,269
Stockholders' equity (deficit)................................................................      (29,433)       (30,259)

---------------
 (1) Reflects $6,781 of unusual charges in the fiscal year ended October 31, 1994. These charges primarily consist of inventory, equipment and contract adjustments principally relating to acquisitions totaling $3,939. In addition, as a result of a strike by the Company's field service employees, $2,842 of unusual charges were incurred for the same period. See Notes 2 and 3 of the Company's Consolidated Financial Statements.

 (2) Reflects $8,576 in unusual charges in the fiscal year ended October 31, 1994. These charges are principally attributable to the write-off of certain assets related to certain of the Company's domestic and overseas projects totaling $4,737, and $3,839 in unusual charges for the same period as a result of closing of the Company's Newark, Delaware manufacturing facility and the discontinuation of certain product lines. See Note 2 of the Company's Consolidated Financial Statements.

 (3) Reflects $18,241 of unusual charges in the fiscal year ended October 31, 1995 (Pro Forma $17,567). These charges are principally the result of the write-off of certain investments and non-current assets, including $2,750 attributable to the Company's Mexican VGM contracts, $2,576 attributable to European wagering terminals, $1,314 (Pro Forma $640) attributable to other assets, $11,601 principally related to the closure of the Company's Owings Mills, Maryland lottery support facility and the manufacturing facility in Ballymahon, Ireland. See Note 2 of the Company's Consolidated Financial Statements.

 (4) Reflects an unusual credit of $649 in the fiscal year ended October 31, 1996 which is a partial reversal of fiscal year 1995 restructuring cost accruals because of the Company's decision to continue limited manufacturing of wagering terminals at its Ireland manufacturing facility.

 (5) "EBITDA" represents earnings (loss) before income tax expense (benefit) and extraordinary item, interest income and expense, other income and expense, and depreciation and amortization. Management has included information concerning EBITDA as it provides useful information regarding the Company's ability to service its debt. However, EBITDA should not be considered in isolation or as a substitute for net earnings (loss), cash flow from continuing operations or other data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

 (6) "Adjusted EBITDA" represents EBITDA (see footnote 5 above) before the unusual Charges referred to in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Unusual Charges." Adjusted EBITDA for the fiscal year ended October 31, 1994 is before $15,357 of unusual charges. See footnotes 1 and 2 above. Adjusted EBITDA for the fiscal year ended October 31, 1995 is before $20,941 (Pro Forma $20,267) of unusual charges including $2,700 of miscellaneous charges. See footnote 3 above. Adjusted EBITDA for the fiscal year ended October 31, 1996 is before ($80) net unusual credit of $649 (see footnote 4 above) partially offset by $569 in expense incurred for contractual payments related to the departure of the former President of the Company.

 (7) Prior to the fiscal year ended October 31, 1993, the Company did not separately identify expenditures for equipment under long-term wagering systems agreements.

 (8) For the purpose of Other Data, cash interest expense excludes the amortization of deferred financing costs, other amortization costs and bank waiver fees and includes capitalized interest costs of $819, $1,113 and $81 in fiscal years ended 1993, 1994 and 1995, respectively. Cash interest expense includes the issuance of common stock in lieu of cash for interest payments of $1,100 due in each of August 1995 and February 1996 on the Subordinated Debentures. (See Note 13 of the Company's Consolidated Financial Statements.)

 (9) The As Adjusted balance sheet data at April 30, 1997 gives effect to the issuance of the Old Notes and the application of the proceeds therefrom to repay the Company's then existing credit agreement in full, including accrued interest and fees, to repurchase $5.0 million aggregate principal amount of Subordinated Debentures at a discount and to pay approximately $4.2 million of fees and expenses related to the issuance of the Old Notes, and gives effect to a $0.9 million gain on the repurchase of Subordinated Debentures at a discount and the write-off of $1.7 million of previously deferred financing fees.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

BACKGROUND

     The Company operates in two business segments, Pari-mutuel Operations and Lottery Operations. Pari-mutuel Operations include the North American and international pari-mutuel operations, simulcasting services, Connecticut OTB operations, video gaming and CBS (the Company's casino/race and sports wagering service business which was sold in October 1996). Lottery Operations include both domestic and international lottery operations (including Tele Control, the Company's European lottery business which was sold in April 1997), as well as systems and equipment sales. See "Business."

     The Company is the leading provider of computerized pari-mutuel wagering systems to the North American Racing Industry and is also a leading provider of such systems worldwide. The Company also owns and operates the Connecticut OTB and is the leading provider of Racing Industry simulcasting services in the United States. Additionally, the Company provides technologically advanced VGMs to the North American Racing Industry for use at racetracks. The Company also provides lottery systems and equipment in the United States and internationally.

     Historically, the Company's revenues have been derived from two principal sources: service revenues pursuant to multi-year contracts to provide wagering systems and other services, which are typically based on a percentage of the Handle and/or daily or monthly fees, and sales contracts for wagering equipment and software. The first quarter of the fiscal year and a portion of the second fiscal quarter traditionally comprise the weakest season for wagering service revenue. Wagering equipment sales revenues usually reflect a limited number of large transactions which do not recur on an annual basis, but which historically have given rise to additional terminal and systems software sales to existing customers. Consequently, revenues and operating results could vary substantially from period to period as a result of the timing of revenue recognition for major equipment sales.

     The Company's business strategy over the past several years has been to refocus its activities on its core businesses, which generate recurring revenues rather than one-time equipment sales, and to reduce its operating expenses. Consistent with this strategy, the Company (i) in October 1996, sold CBS for approximately $3.0 million and (ii) in April 1997, sold Tele Control for approximately $26.6 million. The proceeds from the sale of these businesses were used to reduce the Company's outstanding indebtedness.

     The acquisition of the Company's simulcasting operations and the French pari-mutuel business, which occurred in fiscal 1994 and 1995, are described in
Note 3 of the Company's Consolidated Financial Statements. Since all but one of these acquisitions were accounted for as purchases, the timing of each acquisition affects the comparability of operations from period to period.

RESULTS OF OPERATIONS

                                                   YEARS ENDED                  SIX MONTHS ENDED
                                                   OCTOBER 31,                      APRIL 30,
                                        ----------------------------------     -------------------
                                          1994         1995         1996        1996        1997
                                        --------     --------     --------     -------     -------
                                                              (IN THOUSANDS)
Pari-mutuel Operations
OPERATING REVENUES:
     Service..........................  $ 81,080     $111,797     $118,267     $55,088     $56,917
     Sales............................    11,808       15,539       10,172       6,895       3,195
                                         -------      -------      -------     -------     -------
               Total Revenues.........  $ 92,888     $127,336     $128,439     $61,983     $60,112
                                         =======      =======      =======     =======     =======
GROSS PROFIT (excluding depreciation
  and amortization)...................  $ 26,579     $ 45,302     $ 49,620     $23,236     $23,577
                                         =======      =======      =======     =======     =======

Lottery Operations
OPERATING REVENUES:
     Service..........................  $ 17,512     $ 20,463     $ 19,527     $ 9,886     $ 9,472
     Sales............................    38,650        5,385       28,269      17,178       7,852
                                         -------      -------      -------     -------     -------
               Total Revenues.........  $ 56,162     $ 25,848     $ 47,796     $27,064     $17,324
                                         =======      =======      =======     =======     =======
GROSS PROFIT (excluding depreciation
  and amortization)...................  $ 18,779     $ 13,652     $ 15,009     $ 8,600     $ 7,097
                                         =======      =======      =======     =======     =======
Company Total
OPERATING REVENUES:
     Service..........................  $ 98,592     $132,260     $137,794     $64,974     $66,389
     Sales............................    50,458       20,924       38,441      24,073      11,047
                                        --------     --------     --------     -------     -------
               Total Revenues.........  $149,050     $153,184     $176,235     $89,047     $77,436
                                        ========     ========     ========     =======     =======
GROSS PROFIT (excluding depreciation
  and amortization)...................  $ 45,358     $ 58,954     $ 64,629     $31,836     $30,674
                                        ========     ========     ========     =======     =======

SIX MONTHS ENDED APRIL 30, 1997 COMPARED TO SIX MONTHS ENDED APRIL 30, 1996

  Revenue Analysis

     Revenues decreased 13% or $11.6 million to $77.4 million in the first six months of the fiscal year ending October 31, 1997 from $89.0 million in the first six months of the fiscal year ended October 31, 1996.

     Pari-mutuel Operations service revenues of $56.9 million for the first six months of fiscal 1997 improved $1.8 million or 3% during the period as compared to the prior year. This improvement reflects revenue increases of $3.5 million as a result of growth in Handle in the Company's North American pari-mutuel and Connecticut OTB operations, and the addition of new customers in the simulcasting business. These increases were partially offset by the absence of $1.2 million in revenues provided in the prior year period by CBS, which was sold in October 1996. The growth in Handle during the first half of fiscal 1997 compared to the first half of fiscal 1996 is attributable to the addition of six new North American racetrack and OTB sites, full card simulcasting at two North American racetrack customers, the addition of 320 VGMs to the lease base and the expansion of OTB operations in Connecticut to seven days a week, as well as to a much milder winter in fiscal 1997 than in the prior year. Sales revenues in the first six months of fiscal 1997 decreased $3.7 million to $3.2 million as compared to the first six months of fiscal 1996 principally due to a decline in equipment sales to the international market.

     Lottery Operations service revenues decreased $0.4 million during the first six months of fiscal 1997 from $9.9 million to $9.5 million primarily because of the sale of Tele Control in April 1997. Sales revenues decreased significantly in the first six months of fiscal 1997 to $7.9 million from $17.2 million in the same period in fiscal 1996. This decrease is primarily attributable to the fiscal 1996 delivery of systems by Tele Control to several German lottery contract sites coupled with deliveries by the Company of terminals and parts for sale to Italy's TOTIP pari-mutuel lottery pool, partially offset by the delivery of approximately 450 terminals to the Israel lottery in the second quarter of fiscal 1997.

  Gross Profit Analysis

     The total gross profits earned by the Company, exclusive of depreciation and amortization, of $30.7 million for the first six months of fiscal 1997 decreased by $1.2 million, or 4% compared to the first six months of fiscal 1996, principally reflecting delivery by Tele Control of the German lottery systems during the fiscal 1996 period, partially offset by the second quarter 1997 terminal sale to the Israel lottery, coupled with profit improvements in the Company's North American pari-mutuel business in fiscal 1997. Gross margins on equipment sales were 33% in the first six months of 1997 and were comparable to margins earned in the first six months of fiscal 1996. Gross margins on service revenues improved to 41% during the first six months of fiscal 1997 compared to 37% for the first six months of 1996 due to higher volumes and improved margins at Tele Control, which was sold in April 1997.

  Expense Analysis

     Selling, general and administrative expenses decreased $1.3 million or 8% to $15.2 million in the first six months of fiscal 1997 from $16.5 million in the first six months of fiscal 1996 as a result of the sale of CBS in the fourth quarter of fiscal 1996, the sale of Tele Control in April 1997, and the continuing effects of the Company's cost containment and reduction programs.

     Depreciation and amortization expenses increased 5% to $19.9 million in the first six months of 1997 compared to $19.0 million in the first six months of fiscal 1996. The increase is primarily due to Tele Control's investment in its European lottery software and the Company's other software development programs in fiscal 1996.

     Interest expense decreased slightly in the first six months of 1997 primarily due to higher interest costs under the existing credit agreement partially offset by reduced borrowings as the result of the asset sales discussed above and pursuant to scheduled amortization payments.

  Income Taxes

     Income tax expense was $0.5 million in the 1997 period as compared to $1.7 million in the 1996 period. Income tax expense principally reflects foreign tax expense, since no tax benefit has been recognized on domestic operating losses.

FISCAL 1996 COMPARED TO FISCAL 1995

  Revenue Analysis

     Revenues increased 15% or $23.0 million to $176.2 million in the fiscal year ended October 31, 1996 from $153.2 million in fiscal 1995.

     Pari-mutuel Operations service revenues of $118.3 million for the fiscal year ended October 31, 1996 improved $6.5 million or 6% compared to the prior year principally because of the growth in Handle at Connecticut OTB attributable to operation of the Sports Haven(R) simulcast/multi-entertainment facility for the full fiscal year, coupled with higher revenues from the sale of excess transponder time due to increased signal capacity, as well as increased Handle at certain North American racetracks. Sales revenues declined $5.4 million to $10.2 million for the fiscal year ended October 31, 1996 reflecting the decrease in international equipment sales during the year.

     Lottery Operations service revenues were down slightly for the fiscal year ended October 31, 1996 because of the change in the revenue mix at Tele Control from primarily service to sales during 1996 coupled with reduced wagering on the Connecticut State Lottery. Equipment sales improved significantly in fiscal 1996 to $28.3 million from $5.4 million in fiscal 1995. This improvement was attributable to the delivery of computer equipment by Tele Control to six German lottery contract sites, as well as the delivery of terminals and parts to Italy's TOTIP pari-mutuel lottery.

  Gross Profit Analysis

     Total gross profits earned by the Company, exclusive of depreciation and amortization, increased $5.7 million, or 10%, to $64.6 million in fiscal 1996 as compared to $58.9 million in fiscal 1995.

     Gross profits earned by the Pari-mutuel Operations of $49.6 million in fiscal 1996 increased $4.3 million from $45.3 million in fiscal 1995, principally due to the growth in Handle at Connecticut OTB. Other gross profit increases resulting from increased North American pari-mutuel and OTB revenues and higher simulcasting revenues were largely offset by higher expenses at Tele Control.

     Gross profits earned by the Lottery Operations totaled $15.0 million for fiscal 1996, an increase of $1.4 million compared to fiscal 1995 reflecting the delivery of equipment by Tele Control and an increase in the number of terminals delivered to Italy's TOTIP pari-mutuel lottery.

     Gross profits on equipment sales were 33% for the year, a significant improvement over fiscal 1995. Gross margins on services were approximately 38% for 1996, down 3% from margins earned in fiscal 1995 reflecting the change in revenue mix at Tele Control.

  Expense Analysis

     Selling, general and administrative expenses decreased $3.6 million or 10% to $32.9 million in fiscal 1996 from $36.5 million in fiscal 1995. Expense reductions resulting from fiscal 1995 restructuring activities and other cost reduction programs were partially offset by increased expenses for legal compliance, litigation and compensation costs, and contractual costs incurred upon the departure of the former President of the Company.

     Depreciation and amortization expenses increased 15% to $40.9 million in fiscal 1996 compared to $35.5 million in fiscal 1995. The increase was primarily due to capital additions for North America's pari-mutuel video gaming operations, new terminals and software installed at the Connecticut State Lottery, investment in

Tele Control's lottery software, the January 1995 acquisition by the Company of simulcasting assets, and the increased investment in the Sports Haven(R) facility.

     Interest expense decreased 9% from $16.4 million in fiscal 1995 to $14.8 million in fiscal 1996 reflecting a $0.3 million increase due to additional borrowings, and a $0.5 million increase in amortization of deferred financing costs. These increases were offset by a $0.1 million decrease due to lower interest rates, and a decrease of $2.3 million due to bank waiver and amendment fees incurred in fiscal 1995.

  Unusual Charges

     Unusual charges were recorded in the amount of $1.2 million in fiscal 1996, partially offset by the reversal of $0.6 million of 1995 restructuring cost accruals because of the Company's plan to continue limited manufacturing of wagering terminals at its Ireland manufacturing facility. These charges consist of (i) $0.6 million recorded as "Other Expenses" for costs incurred in connection with the Company's proposed but uncompleted third quarter 1996 debt offering, and (ii) $0.6 million in selling, general and administrative expenses for contractual payments related to the departure of the former President of the Company.

  Income Taxes

     Income tax expense was $2.4 million in the 1996 period compared to an expense of $2.7 million in the 1995 period. Income tax expense principally reflects foreign tax expense, since no tax benefit has been recognized on domestic operating losses.

FISCAL 1995 COMPARED TO FISCAL 1994

  Revenue Analysis

     Total revenues generated by the Company increased 3% or $4.1 million to $153.2 million in fiscal 1995 from $149.1 million in fiscal 1994.

     Pari-mutuel Operations service revenues increased 38% or $30.7 million to $111.8 million in fiscal 1995, compared to $81.1 million in fiscal 1994. The increase in service revenues reflected continued improvement in the Company's OTB and pari-mutuel wagering businesses, significant growth in the Company's simulcasting operations, largely reflecting its 1995 simulcasting asset acquisition, and the acquisition of the French pari-mutuel wagering operations in November 1994 which contributed $8.7 million to the fiscal 1995 increase. Pari-mutuel Operations sales revenues increased 32% or $3.7 million to $15.5 million in fiscal 1995 compared to $11.8 million in fiscal 1994 primarily due to $4.5 million in equipment sales by the Company's French pari-mutuel wagering operations.

     Lottery Operations service revenues increased 17% or $3.0 million to $20.5 million in fiscal 1995 compared to $17.5 million in fiscal 1994 reflecting improved performance at Tele Control. Offsetting this revenue improvement was a decrease in sales revenues of $33.3 million from $38.7 million in fiscal 1994 to $5.4 million in fiscal 1995, largely due to the inclusion in fiscal 1994 of $25.8 million in revenues attributable to the sale of terminals to Italy's TOTIP pari-mutuel lottery and $6.3 million in revenues associated with the commencement of certain international lottery contracts received by Tele Control.

  Gross Profit Analysis

     Total gross profits earned on the Company's revenues, exclusive of depreciation and amortization, increased $13.6 million, or 30%, to $59.0 million in fiscal 1995 as compared to $45.4 million in fiscal 1994. Excluding 1994 inventory, equipment and contract adjustments of $3.9 million and strike expenses of $2.8 million, total gross profits increased $6.8 million during the year.

     Gross profits earned by the Pari-mutuel Operations of $45.3 million in fiscal 1995 increased by $11.9 million from $33.4 million in fiscal 1994, excluding the effect of the $6.8 million fiscal 1994 inventory, equipment and contract adjustments and strike expenses, principally due to the first quarter acquisition of its French pari-mutuel wagering operations which contributed $4.6 million in gross profits. Other increases were realized in simulcasting service revenues, primarily attributable to the acquisition of the simulcasting assets and improvements for North American pari-mutuel and OTB businesses.

     Gross profits earned by the Lottery Operations totaled $13.7 million for fiscal 1995, a decrease of $12.6 million compared to fiscal 1994, excluding the effect of the $7.5 million fiscal 1994 contingent payment made in connection with the Company's acquisition of Tele Control. Although improvements at Tele Control resulted in increased gross profits, such profits were only able to partially offset the decline in profits as a result of the significant reduction in the number of terminals delivered to Italy's TOTIP pari-mutuel lottery in 1995 as compared to 1994.

  Expense Analysis

     Selling, general and administrative expenses include marketing, sales, administrative, engineering and software development, finance, legal and other expenses. These expenses increased to $36.5 million for fiscal 1995 from $25.3 million in fiscal 1994, an increase of $11.2 million or 44%. Approximately $4.2 million of the increase is due to the acquisition by the Company of its French pari-mutuel wagering operations. Additional increases in fiscal 1995 selling, general and administrative expenses primarily reflect increased expenses for market development, legal and other professional fees, and increased expenses attributable to expanded simulcasting and Tele Control. Software systems and product development expenses totaled $2.4 million in fiscal 1995 compared to $1.4 million in fiscal 1994.

     Depreciation and amortization expenses increased 40% to $35.5 million in fiscal 1995 from $25.4 million in fiscal 1994. The increased depreciation and amortization was primarily due to the acquisition by the Company of its French pari-mutuel wagering operations and the acquisition of the simulcasting assets, capital additions for North American pari-mutuel operations, and increased amortization attributable to capitalized software systems development costs for Tele Control's lottery division.

     Interest expense increased $10.0 million to $16.4 million in fiscal 1995 compared to $6.4 million in fiscal 1994. The increase primarily reflects increased borrowings to finance capital additions for North American pari-mutuel operations, the acquisition by the Company of its French pari-mutuel wagering operations and the acquisition of simulcasting assets, $2.4 million in 1995 credit agreement fees and other financing costs primarily related to a waiver of certain financial covenant violations under the existing credit agreement, and the 1994 capitalization of interest costs on certain capital projects.

  Unusual Charges

     Unusual charges were recorded in the amount of $20.9 million in fiscal 1995. These charges resulted substantially from the Company's restructuring and from certain asset valuation adjustments which costs have been allocated to the Pari-mutuel Operations ($7.5 million) and Lottery Operations ($13.4 million).

     The restructuring charges totaled $11.6 million and were attributable to the closure of the Owings Mills Lottery support facility and the scaling back of certain international activities, including the planned closing of the Company's manufacturing facility in Ballymahon, Ireland. The decision to close the aforementioned facilities resulted in the elimination of approximately 105 full time positions. The restructuring charge of $11.6 million included $2.0 million in employee termination benefits; $1.1 million attributable to the cancellation of certain leasehold contracts; $3.2 million in connection with the write-down of inventory and equipment previously used in the lottery terminal manufacturing process including the repayment of certain foreign capital equipment economic development grants; $4.3 million in capitalized software systems development costs written-off in connection with the Company's decision to terminate support for certain of its domestic lottery products and $1.0 million in other miscellaneous asset valuation adjustments and expenses. The Company estimates that the restructuring plans will result in annual savings of approximately $5.0 million.

     The Company wrote-off $6.6 million relating to certain investments and other non-current assets principally associated with its Pari-mutuel Operations which included $2.7 million attributable to the Company's Mexican VGM contracts. The decision to write-off the Company's investment in Mexican VGM contracts was based on the continued economic and political turmoil in Mexico which repeatedly interfered with the Company's ability to complete implementation of the contracts. Also included in the write-off of investments and other non-current assets was $2.6 million primarily attributable to lottery terminals, and $1.3 million attributable to other assets. Technical limitations led to the Company's re-evaluation of the continued viability of the lottery terminals. The remaining $2.7 million of unusual charges included miscellaneous asset valuation adjustments, principally consisting of receivable write-offs of $1.6 million and severance costs of $0.4 million. In addition, the Company recorded $1.7 million of unusual charges for bank credit agreement costs primarily relating to a waiver of certain financial covenants under the Company's existing credit agreement.

     As a result of these charges, the Company anticipates total cash obligations of approximately $5.9 million, of which $4.3 million was paid through October 31, 1996 and $0.6 million was reversed because of the Company's decision to continue limited manufacturing in Ireland. The restructurings were completed in fiscal 1996 and the Company has satisfied all cash obligations with respect to the 1995 restructuring charges.

     Unusual charges were recorded in the amount of $15.4 million for the Company's Pari-mutuel Operations in fiscal 1994.

  Income Taxes

     Income tax expense was $2.7 million in fiscal 1995 as compared to a benefit of $1.5 million in fiscal 1994. Income tax expense for fiscal 1995 principally reflects foreign tax expense. Because of the Company's recent history of losses, no tax benefit has been recognized on fiscal 1995 domestic operating losses.

LIQUIDITY AND CAPITAL RESOURCES

     At April 30, 1997, the Company's available cash and borrowing capacity totalled $6.8 million as compared to $6.0 million at October 31, 1996. Net cash provided by operating activities was $9.7 million for the six months ended April 30, 1997. Utilizing $5.0 million of cash provided by operating activities, the Company invested principally in wagering systems expenditures and software systems development. The balance of the cash provided by operating activities of $4.7 million (less the effect of exchange rate changes on cash of $0.3 million) together with approximately $19.5 million of cash proceeds from the sale of Tele Control net of contingent payments and the cash balance on hand at Tele Control at the closing of the sale, $1.0 million of proceeds from the sale of common stock and $2.4 million of available cash, were used to reduce borrowings by $26.5 million under the Company's existing credit facility and to repay $0.7 million of other long term debt.


     In connection with the issuance of the Old Notes, the Company entered into the New Credit Agreement, the terms of which are more fully described elsewhere in this Prospectus. The New Credit Agreement provides, subject to certain terms and conditions, a $25.0 million, 3.5 year revolving credit facility to the Company. The New Credit Agreement has no scheduled interim reductions, but requires, under certain circumstances, mandatory prepayments or commitment reductions. As of September 11, 1997, the Company had approximately $3.8 million of outstanding letters of credit, and had approximately $21.2 million available, under the New Credit Agreement. Borrowings under the New Credit Agreement, as well as the incurrence of other Indebtedness of the Company, are subject to compliance with certain conditions, including the maintenance of certain financial ratios. See "Description of New Credit Agreement."


     The Company believes that, although it will incur net losses in fiscal 1997 and 1998, its present cash resources, after completion of the issuance of the Old Notes and the application of the proceeds therefrom, anticipated cash flows from operations and available borrowings under the New Credit Agreement will provide sufficient liquidity to meet scheduled interest payments and anticipated capital expenditures during the next twelve months. The Company believes, however, that additional financing will be required for capital requirements thereafter and to enable it to meet its debt service obligations, including principal payments under the Notes, the New Credit Agreement and the Subordinated Debentures.

     During fiscal 1996, the Company generated net cash of $21.3 million which were reduced by unusual payments of $2.5 million under the terms of the litigation settlement discussed in Note 16 to the Consolidated Financial Statements and $3.9 million in connection with the Company's fiscal 1995 restructuring, resulting in net cash provided by operating activities of $14.9 million. At October 31, 1996, the Company had cash and cash equivalents of $6.0 million as compared to $5.0 million at October 31, 1995.

     Net cash used in investing activities was $7.9 million in fiscal 1996. Utilizing cash provided by operating activities, the Company invested in contract expenditures and software systems development costs. Additionally, the Company received approximately $1.0 million from the sale/leaseback of its administration and development facility in Newark, Delaware and approximately $3.0 million from the sale of CBS in October 1996. The net proceeds from these transactions were used to reduce bank debt.

     In fiscal 1996, net cash used by financing activities consisted primarily of borrowings of $2.6 million under the Company's existing credit agreement and repayments of $10.8 million. Additionally, under an agreement with the holders of its Subordinated Debentures, the Company issued 936,369 unregistered shares of Class A Common Stock in lieu of making cash interest payments in August 1995 and February 1996. The Company also borrowed funds under terms of the litigation settlement.

RECENT ACCOUNTING PRONOUNCEMENTS

     In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). This pronouncement permits the Company to choose either a new fair value based method or the current Accounting Principles Board opinion 25 intrinsic value based method of accounting for its stock based compensation arrangements. The Company intends to retain the intrinsic value based method of accounting for its stock based compensation arrangements and provide the footnote disclosures as required by SFAS No. 123 in fiscal 1997. Consequently, implementation of this pronouncement will not impact the Company's financial position or results of operations.

     In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). This statement simplifies the standards for computing earnings per share ("EPS") and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement of all entities with complex capital structures. SFAS 128 also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

     Since the Company has experienced net losses in each quarter of fiscal 1996 and in the first and second quarters of fiscal 1997, stock options and stock warrants are anti-dilutive. Therefore, they have been and would continue to be excluded from the denominator of the earnings per common share calculation as reported in the accompanying financial statements and as contemplated under SFAS
128. Earnings per common share in the second quarter and first six months of fiscal 1996 and 1997 as computed under SFAS 128 are thus equal to basic earnings per share as presented in the accompanying financial statements.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131").

     SFAS 130 establishes standards for the reporting and display of comprehensive income in the financial statements. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS 131 requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance. SFAS 130 and 131 are effective for fiscal 1998. Adoption of these standards is expected to result in additional disclosures, but will not have an effect on the Company's financial position or results of operations.

                                    BUSINESS

RECENT DEVELOPMENTS

     On August 25, 1997, the Company announced its results for its third fiscal quarter and nine months ended July 31, 1997. Revenues were $35.8 million for the third quarter of fiscal 1997 compared to $41.8 million in the third quarter of fiscal 1996. The decrease is primarily a result of the sales of the CBS and Tele Control businesses in October 1996 and April 1997, respectively. The Company reported a net loss of $2.1 million for the third quarter of fiscal 1997 (including a $1.6 million gain from the sale of Tele Control) compared to a net loss of $7.8 million for the third quarter of fiscal 1996. For the nine months ended July 31, 1997, the Company reported revenues of $113.3 million compared to $130.9 million for the same period of fiscal 1996. The Company reduced its net loss for the nine months ended July 31, 1997 to $14.3 million (including a $1.8 million gain from the sale of Tele Control) from a net loss of $27.5 million for the same period of fiscal 1996.

THE COMPANY

     The Company is the leading provider of computerized pari-mutuel wagering systems to the North American Racing Industry and is the exclusive licensed operator of substantially all OTBs in the State of Connecticut. The Company is also a leading provider of computerized pari-mutuel systems worldwide, with systems in racetracks and OTBs in Europe, Central and South America, and Asia-Pacific. The Company believes its pari-mutuel wagering systems processed approximately 65% of the estimated $20 billion of North American Racing Industry Handle in 1996. The Company owns over 22,000 pari-mutuel wagering terminals in use throughout North America. In addition, the Company is the leading provider of Racing Industry simulcasting services in the United States through its broadcasting of live racing events via satellite to other racetracks and OTBs. The Company also currently provides technologically advanced VGMs to the North American Racing Industry for use at racetracks. Further, the Company provides lottery systems and equipment both in the United States and internationally. For the twelve months ended April 30, 1997, the Company generated Pro Forma operating revenues and Pro Forma Adjusted EBITDA (as defined herein) of $148.8 million and $28.3 million, respectively.

     The Company's proprietary pari-mutuel wagering systems process the sale and cashing of wagers through ticket-issuing terminals, accumulate wagering data, calculate pari-mutuel odds, distribute information to display systems and provide management information and marketing services for its customers. The wagering systems utilize high-volume, real-time transaction and data processing networks, managed by central computers, communications equipment, special purpose microcomputer-based terminals, peripheral and display equipment, and operations and applications software. Revenues received by the Company for providing and operating its pari-mutuel wagering systems in North America generally range up to approximately 0.55% of the Handle on a particular event with a weighted average of approximately 0.35% of the Handle. In Connecticut, where the Company owns and operates the Connecticut OTB, it retains from 15% to 25% of the Handle. In addition, the Company receives daily or monthly fees from its Racing Industry customers for the provision of simulcasting services and the use of certain Company-owned pari-mutuel equipment.

     Favorable changes in pari-mutuel wagering and simulcasting laws in various states and the expanded use of simulcasting and telecommunications technology in the North American Racing Industry have contributed significantly to the growth in OTB, telephone and "intertrack" wagering (wagering on location at one racetrack on races held at other racetracks). The Company's systems process wagers at approximately 100 racetracks in North America, including 10 of the 15 largest racetracks, and at over 800 OTBs. The Company believes racing events held at the largest racetracks in North America, most of which utilize the Company's pari-mutuel wagering systems, have generated the most significant growth in OTB and intertrack wagering. The percentage of total Racing Industry Handle in North America generated by the top 15 racetracks, as measured by annual aggregate Handle, increased from approximately 32% in 1992 to approximately 42% in 1995 and total Handle generated by these racetracks grew at a compound annual growth rate of approximately 9% from $6.2 billion in 1992 to $8.2 billion in 1995.

     The growth in OTB, telephone and intertrack wagering, together with the Company's extensive penetration of the North American pari-mutuel wagering market, have enabled the Company to generate increased revenues. The Company has achieved this because it (i) is the leading provider of pari-mutuel wagering systems to the leading racetracks whose live racing events are in the greatest demand for off-track wagering, (ii) is a leading provider of computerized pari-mutuel wagering systems and automated telephone betting equipment to OTBs and racetracks accepting wagers on simulcasted racing events,
(iii) is the leading simulcaster of live horse and greyhound racing and jai alai events to racing facilities, OTBs and casinos in North America, and (iv) owns the Connecticut OTB, including the Bradley Teletheater and Sports Haven(R) entertainment complexes and nine other OTB locations, which accepts wagers on racing events at more than 30 racetracks throughout North America and which processed approximately $197 million in Handle in fiscal 1996. The Company believes that it will realize additional benefits to the extent that states enact further legislation which facilitates growth in OTB, telephone and intertrack wagering.

     The Company's lottery operations (i) provide wagering equipment and services to operate the Connecticut State Lottery under an exclusive full-service facilities management contract, (ii) provide support and maintenance services for on-line lotteries, including government authorized lotteries in Israel and Italy and (iii) market new wagering systems and equipment to other on-line lotteries. The Company's ten year contract to operate the Connecticut State Lottery is scheduled to expire in May 1998. The Company plans to participate in the bidding process with respect to the renewal of such contract. The Company's Connecticut lottery operations represented approximately 5% of the Company's Pro Forma Adjusted EBITDA for the twelve months ended April 30, 1997.

OPERATING STRENGTHS

     The Company believes its principal operating strengths are:

     - SUBSTANTIAL MARKET PRESENCE. The Company is the leading provider and operator of computerized pari-mutuel wagering systems, simulcasting services and related services and equipment to the North American Racing Industry and is one of the leading providers of computerized pari-mutuel wagering systems worldwide. The Company believes that its share of the estimated total North American Racing Industry Handle increased to approximately 65% in 1996, from less than 30% in 1990. Moreover, the Company's market presence is concentrated in the larger racetracks and OTBs which have experienced, and which the Company believes will continue to experience, the largest growth in Handle. The Company believes it is well positioned to participate in the continued growth of OTB, telephone and intertrack wagering and race simulcasting.

     - SUBSTANTIAL RECURRING REVENUES. The Company typically provides its computerized pari-mutuel wagering systems and simulcasting services to its Racing Industry customers pursuant to long-term contracts. In addition, the Company owns and operates the Connecticut OTB. Historically, these businesses have contributed a significant portion to the Company's total annual operating revenues and cash flow and accounted for approximately 80% of Pro Forma operating revenues and approximately 84% of Pro Forma Adjusted EBITDA for the twelve months ended April 30, 1997. In such period, the Company's pari-mutuel wagering systems and simulcasting services and the Company's Connecticut OTB operations generated approximately 51% and 29%, respectively, of Pro Forma operating revenues and approximately 57% and 27%, respectively, of Pro Forma Adjusted EBITDA. The Pro Forma Adjusted EBITDA contribution of these businesses has grown significantly from $10.7 million in fiscal 1994 to $24.0 million in the twelve months ended April 30, 1997. As a result of its contractual arrangements and the relative historic stability of the North American Racing Industry Handle, the Company believes that these revenues can be characterized as recurring.

     - FULL-SERVICE SUPPLIER OF SYSTEMS AND SERVICES TO THE RACING
      INDUSTRY. The Company's pari-mutuel wagering systems process, account for and display all of a racetrack customer's wagering activity and disseminate that information on a real-time basis to other racetracks and OTBs. The Company's simulcasting services provide the satellite technology and broadcast transmissions which enable racetracks to distribute their product to other wagering locations, thereby expanding the racetrack's access to potential wagers. Further, operating the Connecticut OTB, with 11 locations (including two simulcasting and entertainment complexes), provides a captive end-use market into which the Company can offer broadcast transmissions from racetrack customers. The Company believes that its ability to provide its customers with these integrated services and its experience in installing and operating large scale pari-mutuel wagering systems and networks represent a significant competitive advantage.

     - ESTABLISHED PARI-MUTUEL WAGERING NETWORKS. The Company has invested over $100 million since 1993 to develop, build and install state-of-the-art, pari-mutuel wagering networks and simulcasting systems throughout North America. These networks link multiple racetracks and OTBs to one another via dedicated, high-speed communications channels, using centralized processing centers to provide services for the entire network. Further, the Company's systems enable multiple networks to communicate with each other and with stand-alone facilities, thereby increasing wagering opportunities at racetracks and OTBs. The Company believes that these established networks afford the Company a competitive advantage in maintaining and expanding its customer base by (i) creating operating efficiencies for its customers who benefit from the cost-effective centralized nature of the network systems and (ii) increasing OTB and intertrack wagering which generates increased Handle for the Company's racetrack customers. These networks provide an additional competitive advantage to the Company by enabling the Company to spread the cost of its terminals and centralized processing centers among many of its customers thereby creating significant economies of scale. The Company believes a competitor of the Company seeking to provide substitute services to an individual customer would need to (i) incur significant expenditures in providing the necessary terminals to such customer and (ii) have a significant base of existing customers over which to spread its processing costs in order to provide such services on a cost-effective basis. The Company currently operates regional networks in California, Connecticut, Florida, Illinois, Louisiana, Michigan, New Jersey, New York, Oregon, Pennsylvania, Washington, West Virginia, Puerto Rico, Alberta, British Columbia and Ontario, including a network in Southern California linking approximately 2,700 terminals at 5 racetracks and 13 OTBs and a network linking all of the casinos in Atlantic City that accept pari-mutuel wagers. In addition, as a result of the Company's substantial investment, the Company believes its future capital expenditures in support of these networks will be significantly lower than they have been in the past.

     - SUPERIOR PRODUCT TECHNOLOGY. The Company believes that it is the technological leader in introducing computerized pari-mutuel wagering systems and related equipment, including (i) the Probe terminal product line, which was the first to offer the versatility of teller operation and self-service capabilities in the same unit, and when combined with the Company's stand-alone self-service units results in increased percentages of racetrack Handle being generated by self-service (at some tracks over 50%), thereby resulting in substantial labor savings for the Company's customers; (ii) phone betting and interactive voice response wagering products, which provide end-users the ability to wager from remote locations; (iii) VGMs which combine full gaming functionality, such as video poker, blackjack, spinning reels and keno, with full race betting functionality and picture-in-picture capabilities, providing multiple opportunities for revenue generation at racetracks where VGM wagering is permitted; (iv) digital compression in Racing Industry simulcasting which enables more efficient use of transponder capacity and improved picture; and (v) hand held mobile terminals which allow a racetrack representative to bring the terminal to the patron, thereby facilitating wagering throughout a racetrack or fronton. The Company believes that these technological innovations afford it with a competitive advantage and have contributed to the increase in the amount of North American Racing Industry Handle the Company processes.

BUSINESS STRATEGY

     The Company's business strategy over the past several years has been to refocus its activities on its core businesses, which generate recurring revenues rather than one-time equipment sales, and to reduce its operating expenses.

     - FOCUS ON CORE BUSINESSES. The Company's strategy is to focus its efforts on its core businesses which include its pari-mutuel wagering operations, the Connecticut OTB operations, its simulcasting services, and its domestic lottery business. To achieve more stable operating performance, the Company has, among other things, de-emphasized its reliance on one-time equipment sales and emphasized long-term international service contracts generating recurring revenues. To reduce operating costs, the Company closed its Delaware terminal manufacturing operations and substantially decreased its terminal manufacturing operations in its Irish manufacturing plant. Consistent with this strategy, the Company also (i) in October 1996, sold CBS, a company engaged primarily in the sale of equipment for casino/race and sports wagering in Nevada, for approximately $3.0 million, and (ii) in April 1997, sold Tele Control, a company principally engaged in the provision of lottery systems software and equipment in Europe, for approximately $26.6 million. The proceeds from the sale of these businesses were used to reduce the Company's outstanding indebtedness.

     - REDUCE OPERATING EXPENSES. The Company intends to continue its strategy of reducing operating costs, enhancing operating efficiency and improving profitability. Over the last three years, the Company has decreased its reliance on equipment sales and realigned its cost structure to reflect its recurring revenues business strategy, including the elimination of 143 employees relating to the reduction of manufacturing operations in Delaware and Ireland. In addition, the Company substantially reduced its marketing and development activities for its domestic lottery business, eliminating an additional 51 employees. Other initiatives taken by the Company include a program to substantially reduce its consumption of paper, the second largest expense item in its pari-mutuel wagering operations. As a result of its refocused business strategy and reductions in operating expenses, the Company has experienced substantial improvement in operating cash flow and margins as depicted in the table below:

                                                        FISCAL YEARS           TWELVE
                                                            ENDED           MONTHS ENDED
                                                         OCTOBER 31,         APRIL 30,
                                                      -----------------     ------------
                                                       1995       1996          1997
                                                      ------     ------     ------------
                                                            (DOLLARS IN MILLIONS)
        Pro Forma Operating Revenues................  $133.3     $144.9        $148.8
        Pro Forma Adjusted EBITDA...................    16.7       25.4          28.3
        Pro Forma Adjusted EBITDA Margin............    12.5%      17.6%         19.0%

     - CAPITALIZE ON THE STRENGTH OF PARI-MUTUEL OPERATIONS. The Company seeks to increase its share of the North American Racing Industry Handle and enhance its position with the major racetracks and OTBs by continuing to develop or introduce a complement of innovative and value-added products and services, such as (i) sophisticated networking, information and communication systems, (ii) simulcasting services, and (iii) advanced integrated VGM applications. The Company is the only participant in the North American Racing Industry which offers all of these services. The Company also intends to pursue opportunities to manage additional wagering venues such as OTBs and racetracks.

     - PURSUE INTERNATIONAL GROWTH OPPORTUNITIES. The Company believes significant opportunities exist for it to provide its pari-mutuel systems in international markets that have substantial volumes of legalized wagering but lack sophisticated automated wagering technology. The Company intends to market its systems and services under long-term contracts designed to increase recurring revenue. In addition, the Company is engaged in discussions with racetracks in more established international markets to (i) introduce simulcasting services within those markets and
      (ii) broadcast North American racing events internationally. The Company believes these initiatives should increase the Racing Industry Handle and strengthen the Company's position as a leading provider of pari-mutuel wagering systems and simulcasting services to the Racing Industry.

INDUSTRY OVERVIEW

     Pari-mutuel wagering is a form of wagering in which all wagers are placed in a pool and the payoff is computed based on the total amount of the pool. Pari-mutuel wagering is currently authorized in 43 states in the United States, all provinces in Canada, and approximately 100 other countries around the world.

     Despite the relative stability of total Racing Industry Handle from 1992 to 1995, OTB, telephone and intertrack wagering have experienced significant growth. This growth has been driven primarily by the expanded use of simulcasting and telecommunications technology in the North American Racing Industry, and by favorable changes in pari-mutuel wagering and simulcasting laws in various states. The Company has benefitted from this growth trend as it processes a majority of the OTB and intertrack Handle in North

America and is the leading provider of simulcasting services in the United States. Further, the growth in the OTB, telephone and intertrack wagering has had the greatest impact at the largest racetracks in North America, which offer the most popular racing product (predominantly thoroughbred racing) and usually the largest pari-mutuel pools. The percentage of total North American Racing Industry Handle generated by the top 15 racetracks, as measured by annual aggregate Handle, increased from approximately 32% in 1992 to approximately 42% in 1995 and total Handle generated by these racetracks grew at a compound annual growth rate of approximately 9% from $6.2 billion in 1992 to $8.2 billion in 1995. The thoroughbred segment of the U.S. Racing Industry contributed significantly to this increase, growing from $9.6 billion of Handle in 1992 to $11.6 billion of Handle in 1996, a compound annual growth rate of approximately 5%.

               TOP 15 RACETRACKS RANKED BY 1995 ANNUAL HANDLE(1)
                             (DOLLARS IN THOUSANDS)

                                              TOTAL ANNUAL        AVERAGE DAILY       COMPOUND ANNUAL
                                                 HANDLE             HANDLE(2)         GROWTH RATE IN
                                              ------------     -------------------     AVERAGE DAILY
                                                  1995          1992        1995        HANDLE (%)
                                              ------------     ------     --------    ---------------
Santa Anita*................................   $1,309,397      $7,296      $10,912         14.4%
Belmont Park*...............................    1,005,948       7,078        9,314           9.6
Hollywood Park*.............................      990,667       6,768       10,213          14.7
Aqueduct*...................................      681,028       6,723        5,239          (8.0)
Gulfstream..................................      513,949       2,541        8,158          47.5
Del Mar*....................................      484,348       7,699       11,264          13.5
Calder......................................      447,384       1,503        2,586          19.8
Saratoga*...................................      384,770       9,809       11,317           4.9
Churchill...................................      371,101       2,279        5,015          30.1
Laurel Park.................................      352,433       1,436        2,245          16.1
Golden Gate*................................      344,736       2,874        3,024           1.7
Woodbine*...................................      325,664       2,279        1,714          (9.1)
Bay Meadows*................................      319,640       2,565        2,779           2.7
Turfway Park................................      318,975       1,577        2,981          23.7
Hawthorne*..................................      317,594       2,229        3,490          16.1
                                               ----------
          Top 15 Racetracks.................   $8,167,634
                                               ==========

---------------
* Company customer

                  TOTAL HANDLE GROWTH OF TOP 15 RACETRACKS(1)
                             (DOLLARS IN THOUSANDS)

                                                                                   COMPOUND ANNUAL
                                                       TOTAL ANNUAL HANDLE         GROWTH RATE IN
                                                   ---------------------------      TOTAL ANNUAL
                                                      1992            1995           HANDLE (%)
                                                   -----------     -----------     ---------------
Top 15 Racetracks................................  $ 6,240,075     $ 8,167,634           9.4%
Racing Industry(2)...............................   19,668,317      19,522,688            --
Percentage of Total Racing Industry Handle
  Generated by Top 15 Racetracks.................         31.7%           41.8%          N/A

---------------
(1) Includes on-track, intertrack and off-track Handle.
(2) Total Racing Industry Handle, excluding Mexico.

Sources: Daily Racing Form, April 1994 and April 1996. Association of Racing Commissioners International, Inc. 1992 and 1995 Pari-mutuel Racing Statistical Summary.

     The following table sets forth the U.S. thoroughbred pari-mutuel Handle for each of the years from 1992 through 1996.

                      U.S. THOROUGHBRED PARI-MUTUEL HANDLE
                             (DOLLARS IN THOUSANDS)

                            1992           1993           1994            1995            1996
                         -----------    -----------    -----------    ------------    ------------
    U.S. Thoroughbred
      Handle..........   $9,638,864     $9,600,545     $9,897,029     $10,428,822     $11,627,000

---------------
Sources: The Jockey Club's(R) 1997 Fact Book, Equibase, Daily Racing Form,
         Association of Racing Commissioners International, Inc.

PARI-MUTUEL OPERATIONS

  North American Wagering Systems

     The Company's wagering systems and/or related equipment process wagers at approximately 100 racetracks in North America, including 10 of the top 15 largest racetracks in 1995, and at over 800 OTBs. In North America, the Company's customers typically enter into five-year service contracts pursuant to which the Company provides the pari-mutuel wagering system, as well as the operations, maintenance and supervisory personnel necessary to operate the pari-mutuel wagering system. The Company maintains ownership of the pari-mutuel wagering systems which enables it to employ such equipment in more than one racetrack at different times during the year.

     The pari-mutuel wagering systems provided by the Company in North America typically include the terminals that issue the wagering tickets, the central processing unit which calculates the betting odds of a particular event and tabulates and accounts for the Handle, the display board which indicates the betting odds of a particular event and the communication equipment necessary for additional wagering from sources outside the wagering facility. The systems utilize high volume, real-time transaction and data processing networks managed by central computers, communications equipment, special purpose microcomputer-based terminals, peripheral and display equipment and operations and applications software. The type of central processing unit and the number of ticket issuing terminals used in a system are generally determined by the amount of wagering at, and physical layout of, the facility. Ticket issuing terminals are installed at several different racetracks or off-track facilities, respectively, and the central processing system communicates with the wagering systems at the on-track locations via telephone or data communication lines. The Company generally does not, however, employ the clerks who issue wagering tickets using the Company's teller-operated terminals. Additional software and other support functions are provided by the Company.

     Revenues received by the Company for providing and operating its pari-mutuel wagering systems in North America generally range up to approximately 0.55% of the Handle on a particular event (with a weighted average of approximately 0.35% of the Handle), subject in many instances to minimum fees which are usually exceeded under normal operating conditions. Minimum fees under the Company's service contracts are generally based on the number of days the facility operates, as well as other factors, including the type of system and number of teller operated terminals installed at the facility.

     In addition to payments received for wagering which takes place at a location where the Company operates a wagering system, the Company also typically receives an "Interface Fee" of 0.125% for wagers that are made from remote sites on a race that is occurring at a racetrack where the Company operates the wagering system. This Interface Fee is charged and typically collected from the remote site where the wager is placed whether or not such site is a customer of the Company. As intertrack and off-track wagering has increased, the percentage of total North American Racing Industry Handle on which Interface Fees are charged has grown.

     In recent years, the Company has focused on the creation of regional networks of large and medium sized racetracks, rather than single facilities at smaller racetracks. These networks allow the Company to achieve economies of scale by centralizing its service operations and more efficiently utilizing its installed base of computer hardware. Additionally, when linked to the Company's other regional and national pari-mutuel wagering networks, these networks provide the Company's customers with access to new markets and revenue sources by increasing the number and variety of wagering opportunities that customers can offer to their patrons. The Company believes the creation of these regional networks has, in part, been responsible for the Company's increase in market share from less than 30% in 1990 to approximately 65% of the estimated total North American Racing Industry Handle in 1996. Additionally, the Company believes its established wagering networks will give the Company a competitive advantage in renewing existing contracts and winning new contracts in regions where such networks exist because of the Company's ability to offer customers greater services more efficiently than its competitors. The Company currently operates its regional pari-mutuel wagering networks in California, Connecticut, Florida, Illinois, Louisiana, Michigan, New Jersey, New York, Oregon, Pennsylvania, Washington, West Virginia, Puerto Rico, Alberta, British Columbia and Ontario.

     An additional outlet for the Company's pari-mutuel wagering systems is the Atlantic City casino market. The Company operates pari-mutuel wagering systems for all of the casinos in Atlantic City that offer their patrons the opportunity to make wagers on racing events. Services provided to these casinos are similar to those provided directly to OTBs.

     In its service contracts, the Company makes certain warranties regarding the operation, performance, implementation and reliability of its wagering systems relating to, among other things, data accuracy, repairs and validation procedures. The Company's warranties in its wagering systems contracts are negotiated, and accordingly vary on a case-by-case basis.

  Connecticut OTB

     In 1993, the Company purchased from the State of Connecticut the exclusive right to operate substantially all off-track betting within the state. Since the Company commenced operating the Connecticut OTB, it has implemented several important product and service enhancements, including expanded simulcasting from racetracks across the country, common pool wagering, seven day per week operations at seven locations and expanded telephone betting. These improvements have helped increase the Connecticut OTB Handle from approximately $133 million in fiscal 1993, when the State of Connecticut last operated the Connecticut OTB, to approximately $197 million in fiscal 1996. The Company believes its expertise developed in operating the Connecticut OTB provides it with a competitive advantage in obtaining future OTBs through privatization. The Company currently operates 11 Connecticut OTB locations statewide, including two simulcasting teletheaters in New Haven and Windsor Locks and a telephone account betting operation in New Haven. The Company's approximately 39,000 square foot Bradley Teletheater in Windsor Locks features simulcasts of racing events, dining facilities and other services. During fiscal 1995, the Company opened the approximately 55,000 square feet New Haven sports, simulcasting and entertainment complex called Sports Haven(R) which features pari-mutuel wagering on thoroughbred, harness, greyhound and jai alai events shown live on large screens and televisions throughout the facility. Since its opening, wagering in New Haven has increased from approximately $35.0 million to $52.0 million annually.

     The exclusive right to operate the Connecticut OTB is subject to state regulations such as the location of OTBs, hours of operation and certain financial and operational standards. The Company must pay liquidated damages to the state if these standards are not met. The Company is also subject to a pari-mutuel tax of 3.5% of all monies wagered. The percentage of the total Handle which the Company may receive as the operating revenues from the Connecticut OTB is determined by the track where the event is held and ranges from 15% to 25%, depending on the racetrack and type of wagers.

     The Company believes operation of the Connecticut OTB further strengthens its competitive position in attracting certain new racetrack customers to the extent that the Connecticut OTB does not already accept wagers for such racetrack's racing events. The Company can enhance a proposal for its services by offering the racetrack the opportunity to have its racing events wagered upon at the Connecticut OTB. In return, racetracks generally receive between 3% and 6% of pari-mutuel wagers as a payment.

     In 1996, the Company received legislative approval to expand its operations to seven days a week subject to local approval. Currently seven Connecticut OTB locations operate seven days a week. In June 1997, the

State of Connecticut passed legislation authorizing the Company to simulcast live racing events in up to six locations. Currently, the Company simulcasts at its Bradley Teletheater and Sports Haven(R) locations and intends to simulcast to four additional locations as permitted by such legislation. Such legislation also authorized racetracks and jai alai frontons within Connecticut to retain a larger portion of the Handle from pari-mutuel pools. The Connecticut OTB typically retains the same amount as the racetrack or fronton where the event is held. As a result, the Company believes that, to the extent that the racetracks and jai alai frontons increase the amounts that they retain, the Company's gross profit will be positively affected. During fiscal 1996, the Company estimates that patrons wagered approximately $45 million at the Connecticut OTB on races and jai alai events which took place within Connecticut.

  Simulcasting Systems

     The Company is the leading simulcaster of live horse and greyhound racing and jai alai events to racing facilities, OTBs and casinos in North America. The Company simulcasts racing events from over 40 racetracks and jai alai frontons to over 150 racetracks and over 750 OTBs throughout North America.

     Simulcasting is the process of transmitting the audio and/or video signal of a live racing event from one facility to a satellite for reception by wagering locations across the country. Simulcasting provides racetracks the opportunity to increase revenues by sending their signals to as many wagering locations as possible, such as other racetracks, OTBs and casinos. Sending live audio and video broadcasts of remote racing events generates increased revenues for the Company and its customers by (i) increasing the consumer base for the remote events and (ii) maximizing the number of events available to a patron for wagering by utilizing idle time between races at racetracks to broadcast remote events.

     In its simulcasting operations, the Company leases satellite transponders and uses digital compression technology to increase the number of events which may be simulcasted at one time. The Company also owns vehicles which uplink the video and audio signals of racetrack and jai alai events to Company controlled satellite transponders and owns decoders which are used by OTBs and intertrack wagering facilities to unscramble the transmission signal from other racetracks. In general, the Company receives fees as follows: (i) a daily fee charged to racetracks for the broadcast transmission services, including the uplink vehicle, operator and the use of satellite time controlled by the Company; and
(ii) a fee charged to receiving sites for the use of the Company's decoders to unscramble the transmission feed of other racetracks. In addition, the Company often sells excess satellite transponder capacity to other users of satellite communications outside the Racing Industry. From time to time, the Company sells such excess capacity under long-term contracts. See "Risk Factors--Reliance on Suppliers, Contract Manufacturers and Simulcast Systems."

  International Pari-Mutuel Operations

     The Company operates all aspects of the pari-mutuel wagering systems at racetracks in France, Germany and Austria, including in some cases employing the agents that issue the wagering tickets. In fiscal 1996, the Company derived approximately $10.4 million in service and sales revenues from its French pari-mutuel wagering operations and $3.7 million in service and sales revenues from its German and Austrian pari-mutuel wagering operations.

     In its other international markets, the Company generally sells, delivers and installs pari-mutuel wagering systems in racetracks and OTBs rather than operating them pursuant to service contracts. The Company generally designs a customized system to meet the unique needs of each customer, including game designs, language preferences, network communication standards and other key elements. The sale of a pari-mutuel wagering system includes a license for use of the Company's proprietary system software, as well as technical assistance, support, accessories and spare parts. The Company's personnel participate in the installation and then train the customer's personnel. The Company has sold its systems in approximately 25 countries.

  Video Gaming

     The Company has developed a proprietary line of VGMs, which combine full gaming functionality, such as video poker, blackjack, spinning reels and keno, with full race betting functionality and picture-in-picture capabilities, providing multiple opportunities for revenue generation at racetracks where VGM wagering is permitted. The Company's latest VGM terminal, the PROBE XLC, allows patrons to play card games, wager on horse races and watch simulcasted races or other types of televised programs unrelated to wagering on the picture-in-picture video monitor, while continuing to play the selected video games. The Company currently has installed approximately 1,300 PROBE XLC terminals in two racetracks in West Virginia, for which it receives a percentage of income generated by the terminals. The Company believes its penetration of the pari-mutuel wagering business positions it to become a significant provider of VGMs if video gaming is approved in more racetracks across the country. The Company has also sold VGMs to the Manitoba Lottery Commission.

  Casino/Race and Sports Wagering

     In October 1996, the Company sold CBS, its casino/race and sports wagering service business which provided sports wagering systems to 107 of the 113 casinos in Nevada and to the leading operator of sports wagering facilities in Mexico. Under the terms of the sale and related agreements, the Company retained the right to continue, and has continued, serving one customer in Mexico. The Company has since decided to discontinue the provision of services to such customer and is seeking to terminate its existing contract. Through a distributor affiliated with the purchaser of CBS, the Company expects to continue to provide pari-mutuel wagering terminals and parts to the casinos and sports wagering facilities that generally use systems manufactured by the Company. See "Risk Factors--Impact of Government Regulation."

     In connection with the sale of CBS, the Company has entered into an agreement not to compete anywhere in the world with respect to the purchaser's race and sports book business for a minimum of five years. In addition, the contract for the sale of CBS provides that the Company and CBS will offer each other certain rights of first refusal with respect to business opportunities in the race and sports book business. The Company does not believe that these agreements will have a material impact on its ability to conduct its business.

LOTTERY OPERATIONS

     The Company designs, installs, operates and maintains on-line computer-based lottery systems and provides equipment for lottery systems both in the United States and internationally. Lottery systems are required to process very large transaction volumes. Such high performance requirements dictate the need for sophisticated software applications that necessitate expertise in software engineering and development. In the United States, the Company's primary focus is operating the Connecticut Lottery. Internationally, the Company has provided central processing systems and/or terminals to lotteries in Israel and Italy. The Company has previously provided 14,000 terminals for Italy's TOTIP pari-mutuel lottery, a nationwide lottery based on horse racing, and continues to maintain and sell additional terminals to TOTIP.

     In connection with the Connecticut State Lottery, the Company provides all equipment, personnel and services necessary to operate the lottery network of 3,100 terminals while retaining title to the equipment. The Company has installed its latest generation lottery system, utilizing its UNIX-based central system, which features open system architecture and symmetrical multiprocessors, at the Connecticut State Lottery. Revenues received by the Company from its operation of the Connecticut State Lottery are based on a percentage of amounts wagered in the lottery. The Company's ten year contract to operate the Connecticut State Lottery expires in May 1998. The Company plans to participate in the bidding process with respect to the renewal of such contract if such contract is not extended. The Company also provides technical support services to the Massachusetts State Lottery and since July 1996 has provided services for a multi-state lottery game known as the "Big Game." The Company anticipates that the provision of these services will be terminated by the end of 1997. The Company believes that the loss of this business will not have a material adverse effect on its results of operations.

     The Company's lottery products consist primarily of central processing systems, including data communication networks, and on-line and on-line/off-line computer-based lottery terminals. The lottery management system portion of the product includes a lottery administration client-server network and relational database. Lottery terminals are generally on-line to the central system via telephone lines connected to the system's communication front-end processors. The Company's technology includes "open system" architecture permitting rapid new game development and portability of software to numerous general-purpose computer platforms.

  Sale of Tele Control

     On April 15, 1997, the Company completed the sale of Tele Control for cash consideration of approximately $25 million plus an upward adjustment of approximately $1.6 million based upon a balance sheet of Tele Control prepared as of such date. In addition, the Company provided the purchaser with a letter of credit in the amount of $2.5 million to secure certain obligations of the Company under the sale agreement. The letter of credit reduces to zero in accordance with a schedule on specified dates through October 1998.

     Under the terms of the sale, the purchaser will have the right to license and purchase the Company's terminals for use in lottery applications. Currently neither Tele Control nor the purchaser has on-line lottery wagering terminals. Also under the agreement, the purchaser will have the right of first refusal to purchase the Company's remaining lottery business. The Company, however, currently has no plans to sell this business and remains committed to serving the North American lottery market and its existing customers.

     In connection with the sale of Tele Control, the Company agreed not to compete for three years in the on-line lottery business outside of the United States and Canada except with respect to (a) existing customers (including customers in Israel and Italy) not served by Tele Control and (b) certain identified proposed customers of the Company. The non-competition covenants do not apply to the Company's right to sell certain terminals for lottery applications anywhere, except to existing customers of Tele Control.

CONTRACT PROCUREMENT

     Contract awards to horse and greyhound racetracks, OTBs and casino/sports wagering facilities and from state and foreign governments often involve a lengthy competitive bid process, spanning from specification development to contract negotiation and award. Contracts have a high dollar value and are technically and commercially complex and may require substantial initial cash outlays. Start up costs associated with contract awards typically involve expenditures for items such as software development/customization, assembly of wagering systems, and installation costs including electrical and carpentry work, transportation and placement of equipment, and system implementation. Such costs are primarily comprised of labor related expenses due to the relative magnitude of software development and customization in the start up phase. In the United States, lottery authorities generally commence the contract award process by issuing a request for proposals inviting bids and proposals from various lottery vendors. Internationally, lottery authorities do not typically utilize such a formal bidding process, but rather negotiate proposals with one or more potential vendors.

     The Company's contracts for the provision of pari-mutuel services are typically for terms of five years. Contracts representing 1%, 22%, 21%, and 8% of the Company's annual pari-mutuel service revenues are scheduled to expire in fiscal years 1997, 1998, 1999 and 2000, respectively. The Company currently has signed letters of intent with certain of its customers (subject to certain conditions) with respect to the renewal of their contracts. If these letters of intent result in definitive agreements, the percentage of revenues represented by expiring contracts in fiscal year 1998 would decrease from 22% to 14%. In addition, the Company's ten-year contract to operate the Connecticut State Lottery expires in May 1998. The Company historically has been successful in renewing its largest contracts as they have come due for renewal. However, there can be no assurance that the Company will be able to renew a substantial number of pari-mutuel systems operating contracts with its largest customers or its lottery contract with the State of Connecticut, and, if it is unable to do so, there would be a material adverse effect on the Company.

SERVICE AND SUPPORT

     The Company's staff of approximately 485 persons, including regional and national managers and trained maintenance and field service personnel, supports the operation of the Company's systems and communications networks. The Company's personnel support its systems by performing routine system maintenance and repairs of systems and equipment when needed.

RESEARCH AND PRODUCT DEVELOPMENT

     The Company believes that its ability to attract new wagering system customers and retain existing customers depends in part on its ability to continue to incorporate technological advances into and to improve its product lines. The Company maintains a development program directed toward systems development as well as toward the improvement and refinement of its present products and the expansion of their uses and applications. The Company employs approximately 40 people in connection with software, engineering and product development.

INTELLECTUAL PROPERTY

     The Company maintains patent protection on certain of its pari-mutuel wagering and lottery products and has a number of registered trademarks and other common law trademark rights for certain of its products. The software and control systems for the Company's wagering systems are also protected by copyright and/or trade secret laws.

PRODUCTION PROCESSES; SOURCES AND AVAILABILITY OF COMPONENTS

     Production of the Company's wagering systems and component products primarily involves the assembly of electronic components into more complex systems and products. In 1995, the Company sold its Newark, Delaware manufacturing facility and in 1997 began limited terminal assembly in part of its Newark, Delaware administration and development facility. In addition, limited production of certain product lines is performed at the Company's manufacturing facility in Ballymahon, Ireland. Other manufacturing is contracted out to third party vendors.

     The Company normally has sufficient lead time between reaching an agreement to serve a wagering facility and commencing actual operations at such facility. In the event the current suppliers of central processing units were no longer available, the Company believes that it would be able to adapt its application software to hardware available from other sources within a time frame sufficient to allow it to meet new contractual obligations, although the price competitiveness of the Company's products might diminish. The lead time for obtaining most of the electronic components used by the Company is approximately 90 days. The Company believes that this is consistent with its competitors' lead times and is also consistent with the needs of its customers.

COMPETITION

     A significant portion of the Company's revenues are generated from pari-mutuel wagering on racing events at racetracks and OTBs. The market for pari-mutuel wagering is competitive, and certain of the Company's competitors may have substantially greater financial and other resources than the Company. The Company competes primarily on the basis of design, performance, reliability and pricing of its products as well as customer service. To effectively compete, the Company expects to make continued investments in product development and/or acquisitions of technology. As new wagering products are developed, the Racing Industry may experience increased competition for wagers. Competition in the simulcasting business in North America currently is fragmented. Other than the Company, only Roberts Television International, Inc. has achieved a significant share of the market. Competition for wagers also comes from casino gaming, which has continued to expand, and other forms of legal and illegal gambling.

     The Company's two principal competitors in the North American pari-mutuel wagering systems business are Video Lottery Technologies, Inc. ("VLTI"), which operates its pari-mutuel wagering systems business through its subsidiary United Wagering Systems, Inc., and AmTote International, Inc. VLTI offers video gaming terminals to the pari-mutuel wagering industry. Other video gaming industry terminal suppliers include International Game Technology, WMS Industries Inc., Alliance Gaming, Inc. and several smaller companies. The Company's competition outside of North America is more fragmented, with competition being provided by several international and regional companies. No single company maintains the leading market position internationally, although certain companies possess regional strengths.

     The on-line lottery business is also highly competitive. State and foreign governments normally award contracts based on competitive bidding procedures. Significant factors which influence the award of lottery contracts include price, the ability to optimize lottery revenues through marketing capability and applications knowledge, the quality, dependability and upgrade capability of the network, the experience, financial condition and reputation of the vendor, and the satisfaction of other requirements and qualifications which the lottery authority may impose. There can be no assurance that the Company will achieve the technological advances necessary, have the financial resources or otherwise have the ability to effectively compete in this market. The Company's principal competitors in the on-line lottery business are Gtech Holdings Corp. and VLTI.

     The market for the Company's products is affected by changing technology, new legislation and evolving industry standards. The Company's ability to anticipate such changes and to develop and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to expand, remain competitive, attract new customers and retain existing contracts. There can be no assurance that the Company will have the financial or other resources to respond to such changes or to develop and introduce new products on a timely basis.

     In connection with the sales of its CBS and Tele Control subsidiaries, the Company entered into certain agreements not to compete which the Company believes will not have a material impact on the Company's ability to conduct its business. See "-- Pari-Mutuel Operations -- Casino/Race and Sports Wagering," "-- Lottery Operations -- Sale of Tele Control" and "Risk
Factors -- Competition."

REGULATION

  General

     Pari-mutuel wagering, sports wagering, video gaming industry and on-line lotteries may be conducted in jurisdictions that have enacted enabling legislation. In jurisdictions which currently permit various wagering activities, regulation is extensive and evolving. Regulators in such jurisdictions review many facets of an applicant/holder of a license including, among other items, financial stability, integrity and business experience. The Company believes that it is currently in substantial compliance with all regulatory requirements in the jurisdictions where it operates. Any failure to receive a material license or the loss of a material license that the Company currently holds could have a material adverse effect on the overall operations and financial condition of the Company.

     In 1996, the United States Congress passed legislation authorizing a comprehensive study of gaming, including segments of the gaming industry served by the Company. The Company is unable to predict whether this study will result in legislation that would impose regulations on gaming industry operators, including the Company, or whether such legislation, if any, would have a material adverse effect on the Company.

     The Company has developed and implemented an extensive internal compliance program in an effort to assure the Company's compliance with legal requirements imposed in connection with its wagering-related activities, as well as legal requirements generally applicable to all publicly traded corporations. The compliance program is run on a day-to-day basis by a full-time compliance officer, and is overseen by the Compliance Committee of the Company's Board of Directors. While the Company is firmly committed to full compliance with all applicable laws, there can be no assurance that such steps will prevent the violation of one or more laws or regulations, or that a violation by the Company or an employee of the Company will not result in the imposition of a monetary fine or suspension or revocation of one or more of the Company's licenses.

  Pari-Mutuel Wagering

     Forty-three states, Puerto Rico, all of the Canadian provinces, Mexico and many other foreign countries have authorized pari-mutuel wagering on horse races and 19 states and many foreign countries, including Mexico, have authorized pari-mutuel wagering on dog races. In addition, Connecticut, Rhode Island, Nevada, Florida and Mexico also allow pari-mutuel betting on jai alai matches.

     Companies which manufacture, distribute and operate pari-mutuel wagering systems in these jurisdictions are subject to the regulations of the applicable regulatory authorities there. These authorities generally require the Company, as well as its directors, officers, certain employees and holders of 5% or more of the Company's common stock, to obtain various licenses, permits and approvals. Regulatory authorities may also conduct background investigations of the Company and its key personnel and stockholders in order to insure the integrity of the wagering system. These authorities have the power to refuse, revoke or restrict a license for any cause they deem reasonable. The loss of a license in one jurisdiction may cause the Company's licensing status to come under review in other jurisdictions as well.

     A subsidiary of the Company that provides pari-mutuel wagering equipment and/or services to certain casinos located in Atlantic City, New Jersey is licensed by the New Jersey Casino Control Commission ("New Jersey Commission") as a gaming related casino service industry in accordance with the New Jersey Casino Control Act ("Casino Control Act") for an initial period of two years and then for renewable periods of four years thereafter. An applicant for a gaming related casino service industry license is required to establish, by clear and convincing evidence, financial stability, integrity and responsibility; good character, honesty and integrity; and sufficient business ability and experience to conduct a successful operation. The Company must also qualify under the standards of the Casino Control Act. The Company and its licensed subsidiary may also be required to produce such information, documentation and assurances as required by the regulators to establish the integrity of all financial backers, who may be required to seek qualification or waiver of qualification. For casino holding companies, the New Jersey Commission traditionally has granted informal waivers at the staff level for non institutional investors holding less than 15% of a debt issue and for institutional investors holding less than 50% of a debt issue and less than 20% of the issuer's overall debt.

     The New Jersey Commission has broad discretion in licensing matters and may at any time condition a license or suspend or revoke a license or impose fines upon a finding of disqualification or non-compliance. The New Jersey Commission may require that persons holding five percent or more of the Class A Common Stock of the Company qualify under the Casino Control Act. Under the Casino Control Act, a security holder is rebuttably presumed to control a publicly-traded corporation if the holder owns at least five percent of such corporation's equity securities. Failure to qualify could jeopardize the Company's license. In addition, the New Jersey Racing Commission also licenses this subsidiary and retains concurrent regulatory oversight over this subsidiary with the New Jersey Commission.

     The Company's rights to operate the Connecticut OTB system shall continue as long as the Company holds all licenses required for the operation of the system. In addition, the officers and directors and certain other employees of the Company must be licensed. Licensees are generally required to submit to background investigations and provide required disclosures. The Division of Special Revenue of the State of Connecticut (the "Division") may revoke the license to operate the system under certain circumstances, including a false statement in the licensing disclosure materials, a transfer of ownership of the licensed entity without Division approval and failure to meet financial obligations. The Company has also agreed to comply with regulations proposed by the Division which regulate certain aspects of the system's operation. The approval of the Connecticut regulatory authorities is required before any offtrack betting facility is closed or relocated or any new branch or simulcast facility is established.

     While in the past and at present the Company has been the subject of enforcement proceedings instituted by one or more regulatory bodies, the Company has been able to consensually resolve any such proceedings upon its implementation of remedial measures and/or the payment of settlements or monetary fines to such bodies. The Company does not believe that any of these proceedings, past or pending, will have a materially adverse effect on the Company. However, there can be no assurance that similar proceedings in the future will be similarly resolved, or that such proceedings will not have a material adverse impact on the Company's ability to retain and renew existing licenses or to obtain new licenses in other jurisdictions.

  Video Gaming

     Coin or voucher operated gambling devices offering electronic, video versions of slots, poker, black-jack and similar games are known as VGMs, video lottery terminals ("VLTs") or slot machines, depending on the jurisdiction. These devices represent a growing area in the wagering industry. The Company or its subsidiaries manufacture and supply terminals and wagering systems designed for use as VGMs, VLTs or slot machines.

     Twenty-four states and Puerto Rico authorize wagering on VGMs, VLTs or slot machines at casinos, riverboats, racetracks and/or other licensed facilities. Although some states, such as Rhode Island and West Virginia, currently restrict VGMs or VLTs to already existing wagering facilities, others permit these devices to be placed at bars and restaurants as well. Several Indian tribes throughout the United States are also authorized to operate these devices on reservation lands. In addition, several Canadian provinces and various foreign countries have authorized their use.

     Government officials in other states are considering proposals to legalize or expand video gaming, video lottery or slot machines in their states. Legislators have been enthusiastic about the potential of video gaming to raise significant additional revenues. Some officials, however, are reluctant to expand gaming industry opportunities or have expressed a desire to limit video gaming to established wagering facilities if video gaming is authorized in their jurisdiction at all.

     Companies that manufacture, sell or distribute VGMs, VLTs or slot machines are subject to various provincial, state, county and municipal laws and regulations. The primary purposes of these rules are (i) to insure the responsibility, financial stability and character of equipment manufacturers and their key personnel and stockholders through licensing requirements, (ii) to insure the integrity and randomness of the machines, and (iii) to prohibit the use of VGMs, VLTs or slot machines at unauthorized locations or for the benefit of undesirable individuals or entities. The regulations governing VGMs, VLTs and slot machines generally resemble the pari-mutuel and sports wagering regulations in all the basic elements described above.

     However, every jurisdiction has differing terminal design and operational requirements, and terminals generally must be certified by local regulatory authorities before being distributed in any particular jurisdiction. These requirements may require the Company or its subsidiaries to modify its terminals to some degree in order to achieve certification in particular locales. In addition, the intrastate movement of such devices in a jurisdiction where they will be used by the general public is usually allowed only upon prior notification and/or approval of the relevant regulatory authorities.

     West Virginia has licensed the Company or its subsidiaries to supply VLTs to authorized locations in that state. The Company intends to apply for all necessary licenses in other jurisdictions that may now or in the future authorize video gaming industry, video lottery or slot machine operations. The Company cannot predict the nature of the regulatory schemes or the terminal requirements that will be adopted in any of these jurisdictions, nor whether the Company or any subsidiaries can obtain any required licenses and equipment certifications or will be found suitable.

     Federal law also affects the Company's video gaming industry activities. The Federal Gambling Devices Act of 1962 (the "Devices Act") makes it unlawful for any person to manufacture, deliver or receive gambling devices, including VGMs, VLTs and slot machines, across interstate lines unless that person has first registered with the Attorney General of the United States, or to transport such devices into jurisdictions where their possession is not specifically authorized by state law. The Devices Act permits states to exempt themselves from its prohibition on transportation, and several states that authorize the manufacture or use of such devices within their jurisdictions have done so. Certain of the Company's products, such as the Probe XLC terminal, are gaming devices subject to the Devices Act and state laws governing such devices. The Devices Act does not apply to machines designed for pari-mutuel betting at a racetrack, such as the Company's pari-mutuel wagering terminal. The Company has registered under the Devices Act, and believes that it is substantially in compliance with all of the Devices Act's record-keeping and equipment identification requirements.

  Lottery Operations

     At the present time, 37 states, the District of Columbia, Puerto Rico, all the Canadian provinces, Mexico and many other foreign countries authorize lotteries. Once authorized, the award of lottery contracts and ongoing operation of lotteries in the United States is highly regulated. Although certain of the features of a lottery, such as the percentage of gross revenues which must be paid back to players in prize money, are usually established by legislation, the lottery authorities generally exercise significant authority, including the determination of the types of games played, the price of each wager, the manner in which the lottery is marketed, and the selection of the vendors of equipment and services.

     To ensure the integrity of the contract award and wagering process, most jurisdictions require detailed background disclosure on a continuous basis from, and conduct background investigations of, the vendor, its subsidiaries and affiliates and its principal shareholders. Background investigations of the vendor's employees who will be directly responsible for the operation of the system are also generally conducted, and most states reserve the right to require the removal of employees whom they deem to be unsuitable or whose presence they believe may adversely affect the operational security or integrity of the lottery. Certain jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically five percent or more) of the Company's securities. The failure of such beneficial owners to submit to such background checks and provide such disclosure could result in the imposition of penalties upon such beneficial owners and could jeopardize the award of a lottery contract to the Company or provide grounds for termination of an existing lottery contract.

     The international jurisdictions in which the Company markets its lottery systems also usually have legislation and regulations governing lottery operations. The regulation of lotteries in these international jurisdictions typically varies from the regulation of lotteries in the United States. In addition, restrictions are often imposed on foreign corporations seeking to do business in such jurisdictions. United States and international regulations affecting lotteries are subject to change. The Company cannot predict with certainty the impact on its business of changes in regulations.

  Simulcasting

     The Federal Communications Commission (the "FCC") regulates the use and transfer of earth station licenses used to operate the Company's simulcasting operations. To obtain an earth station license, the applicant must file an application with the FCC. The FCC then places the application on public notice and solicits comments for a thirty-day period, during which no action is taken on the application. At the expiration of the public notice period, assuming no objections are received from the public, the FCC usually will grant the application within two to three weeks if it determines that the granting of such applications is in the public interest.

     At present, 43 states, Puerto Rico, all of the Canadian provinces, Mexico and many other foreign countries authorize inter-state and/or intra-state pari-mutuel wagering, which may involve the simulcasting of such races. Licensing and other regulatory requirements associated with such simulcasting activities are similar to those governing pari-mutuel wagering, and are generally enforced by pari-mutuel regulators. In addition, contracts with host tracks whose races are simulcast by the Company or its subsidiaries to other facilities within or outside the jurisdictions in which such races are held may be subject to approval by regulatory authorities in the jurisdictions from and/or to which the races are simulcast. The Company believes that it and/or its subsidiaries are in substantial compliance with applicable regulations and that the Company, its subsidiaries, and/or the appropriate third parties have entered into contracts and obtained the necessary regulatory approvals thereof to lawfully conduct current simulcast operations.

  Casino/Race and Sports Wagering

     Sports wagering is currently authorized in numerous foreign countries, including Mexico and as a permitted lottery scheme in Canada. The State of Nevada also permits sports wagering in casinos. In addition, the State of Oregon currently sponsors a lottery based on the outcome of sporting events; Montana authorizes betting on fantasy sports leagues; and North Dakota permits certain sports wagering pools.

     The Federal Professional and Amateur Sports Protection Act (the "Sports Protection Act") prohibits a governmental entity from sponsoring, operating, advertising, promoting, licensing or authorizing sports betting on professional or amateur athletic games, subject to several exceptions. The Sports Protection Act does not terminate state-authorized sports betting schemes which were already in operation prior to October 1991, such as those in Nevada, or which existed between January 1, 1976 and August 31, 1990. The Sports Protection Act is also inapplicable to pari-mutuel betting on horse and dog racing and jai alai.

     Companies which manufacture, sell or distribute sports wagering equipment are also subject to the various laws and regulations of the countries and states which permit sports wagering. These rules primarily concern the responsibility, financial stability and character of the sports wagering equipment companies, as well as the individuals financially interested or involved in the gaming industry operations. The rules generally resemble the regulations which govern the pari-mutuel wagering industry. Companies and individuals are required to be licensed before they may manufacture, distribute, own or operate sports wagering equipment; they are subject to background investigations designed to protect the integrity of the gaming industry; they may have their licenses denied, revoked or restricted for any cause deemed reasonable; and the loss of their license in one jurisdiction could adversely affect their licensing status in other jurisdictions.

     The Company believes that it is in substantial compliance with all regulations now governing sports wagering in the United States and the various foreign countries where the Company conducts business. There can be no assurance that subsequent regulations will not be burdensome to the Company, its personnel or its stockholders.

EMPLOYEES

     As of April 30, 1997, the Company employed approximately 880 persons. Of this total, approximately 485 persons were engaged in full-time field operations, 220 in part-time tellering/cashiering, approximately 40 in engineering and software product development, approximately 30 in marketing and approximately 105 in financial, administration and other positions. Most of the North American pari-mutuel employees of the Company involved in field operations and repairs are represented by the International Brotherhood of Electrical Workers (the "IBEW") under two separate contracts, one of which expires in October 1997. The Company considers its employee relations to be satisfactory.

FACILITIES

     The Company leases approximately 12,000 square feet for its corporate headquarters in New York; 40,000 square feet for its administration and development facility in Newark, Delaware; 16,000 square feet of office and warehouse space in Rocky Hill, Connecticut in order to operate the Connecticut State Lottery; 2,000 square feet of office space for its operations center in Gelsenkirchen, Germany; 2,900 square feet of office space in Owings Mills, Maryland; 3,000 square feet of warehouse space in Englewood, New Jersey; approximately 10,000 square feet for its manufacturing facility in Ballymahon, Ireland; and 16,000 square feet of warehouse space in Bridgeport, New Jersey.

     The Company leases approximately 44,000 square feet of space for its Connecticut OTB locations in Norwalk, Bridgeport, West Haven, East Haven, Meriden, New Britain, Bristol, Waterbury and Torrington. The Company owns the Bradley teletheater in Windsor Locks and the Sports Haven(R) complex in New Haven, encompassing approximately 39,000 square feet and 55,000 square feet, respectively, both of which are used for OTB operations. The Company's Sports Haven(R) facility in New Haven also houses its central off-track betting computer operations and telephone wagering systems for the Connecticut OTB. The Company leases an additional 2,000 square feet for its OTB administrative offices and approximately 7,700 square feet for warehousing in New Haven. In addition, the Company owns approximately 10,000 square feet of office space in Cedex, France.

     The Company's lease in Newark, Delaware resulted from the sale and leaseback of its facility in January 1996. The sale-leaseback arrangement established a sale price of $1.0 million and provided the Company with a lease term of up to ten years.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Certain information concerning directors and officers of the Company is set forth below:

                   NAME                      AGE                    POSITION
-------------------------------------------  ---   -------------------------------------------
A. Lorne Weil..............................  51    Chairman of the Board, President and Chief
                                                     Executive Officer(1)
Larry J. Lawrence..........................  54    Vice Chairman of the Board(1)(2)(3)
Sir Brian Wolfson..........................  61    Director
Alan J. Zakon..............................  61    Director(1)(2)(3)
Marshall Bartlett..........................  72    Director(2)(3)
William Luke...............................  50    Vice President and Chief Financial Officer
Gerald Lawrence............................  57    Vice President
Martin E. Schloss..........................  50    Vice President, General Counsel and
                                                   Secretary

---------------
(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Member of Compensation and Stock Option Committee

     All directors hold office until the next annual meeting of stockholders and thereafter until their successors have been elected and qualified. Officers of the Company hold office for an indefinite term, subject to the discretion of the Board of Directors of the Company (the "Board").

     Mr. A. Lorne Weil has been a director of the Company since December 1989, Chairman of the Board since October 31, 1991 and Chief Executive Officer since April 1992 and was appointed President on August 13, 1997. From 1982 until 1989, Mr. Weil was a director and consultant to the holding company of one of the Company's current subsidiaries. From October 1990 until April 1992, Mr. Weil held various senior management positions at the Company and its subsidiaries. From 1979 to November 1992 he was the President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to the high technology industry. Mr. Weil is currently a director of Fruit of the Loom, Inc. and General Growth Properties, Inc.

     Mr. Larry J. Lawrence has been a director of the Company since December 1989 and was appointed Vice Chairman on August 13, 1997. He is co-founder and since 1985 has been managing partner of Lawrence Venture Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith, a private equity fund manager. Since 1990, he has been managing partner of LTOS II Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith II, and since May 1995 has been the general partner of LSH Partners III, L.P., the general partner of Lawrence, Smith & Horey III. Mr. Lawrence is currently a director of several private companies. Mr. Lawrence served as a director of Autotote Systems, Inc. until it was acquired by the Company in 1989.

     Sir Brian Wolfson has been a director of the Company since 1988 and was a Vice Chairman of the Board from May 1995 to August 1997. He served as Acting President and Chief Executive Officer of the Company from June 1991 to October 31, 1991. Sir Brian was the Chairman from 1987 until May 1995, and Deputy Chairman from May 1995 to September 1995, of Wembley plc, a United Kingdom corporation. Sir Brian is currently a director of Kepner-Tregoe, Inc., Fruit of the Loom, Inc. and Playboy Enterprises, Inc.

     Mr. Alan J. Zakon has been a director of the Company since 1993 and was a Vice Chairman of the Board from May 1995 to August 1997. From 1989 until April 1995, he served as a managing director of Bankers Trust Corporation. From 1989 until 1990, Mr. Zakon served as Chairman of the Strategic Policy Committee of Bankers Trust Corporation. From 1986 until 1989, Mr. Zakon served as Chairman of the Board of Boston Consulting Group. Mr. Zakon is currently a director of Arkansas Best Corporation, Hechinger Corporation, and Boyle Leasing Technologies.

     Mr. Marshall Bartlett has been a director of the Company since December 1991. From June 1994 until June 1995, Mr. Bartlett acted as a consultant to the Company. From June 1993 through May 1994,

Mr. Bartlett was employed by the Company in various capacities. Mr. Bartlett was Executive Vice President and Chief Operating Officer of Bourns Inc., an electronic component manufacturer from 1979 until his retirement in 1991.

     Mr. William Luke has been Vice President and Chief Financial Officer of the Company since February 1996. Mr. Luke served as Vice President--Finance and Chief Financial Officer of Nashua Corporation from August 1984 through November 1995.

     Mr. Gerald Lawrence has been Vice President of the Company since November 1994 and President of North American Systems, a division of the Company, since March 1996. From April 1995 to March 1996, he served as President of Autotote Gaming Industry Group, a division of the Company. From January 1991 to August 1994, he held the position of Executive Vice President of The New York Racing Association, Inc. From November 1984 through December 1990, he served as Executive Vice President and Chief Operating Officer of Churchill Downs Incorporated.

     Mr. Martin E. Schloss has been Vice President and General Counsel of the Company since December 1992 and Secretary since May 1995. From July 1992 until December 1992, Mr. Schloss provided consulting services to and was employed by the Company. From 1976 to 1992, Mr. Schloss served in various positions in the legal department of General Instrument Corporation, with the exception of a hiatus of approximately one and one-half years.

                  EXECUTIVE COMPENSATION; CERTAIN ARRANGEMENTS

EXECUTIVE COMPENSATION

     The following table shows the compensation awarded or paid by the Company for services rendered for the years ended October 31, 1994, 1995 and 1996 to the Chief Executive Officer and the individuals who, in fiscal 1996, were the other four highest paid Executive Officers of the Company who received in excess of $100,000 in salary and bonuses in that year (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION               LONG TERM
                                                                          COMPENSATION
                                       --------------------------     ---------------------
                 (a)                   (b)      (c)         (d)         (f)           (g)             (i)
-------------------------------------  ----   -------     -------     -------       -------       ------------
                                                                      RESTRICTED    SECURITIES
              NAME AND                                                 STOCK        UNDERLYING     ALL OTHER
         PRINCIPAL POSITION                   SALARY      BONUS(1)     AWARD        OPTIONS       COMPENSATION
         AT FISCAL YEAR-END            YEAR     ($)         ($)       ($)(2)          (#)             ($)
-------------------------------------  ----   -------     -------     -------       -------       ------------
A. Lorne Weil........................  1996   441,400(3)       --          --       273,000           17,200(4)
  Chief Executive                      1995   408,800          --     534,001(5)         --           12,700(6)
  Officer                              1994   408,800          --          --            --           13,500(7)
William Luke.........................  1996   168,300          --          --       150,000               --
  Vice President and Chief
  Financial Officer
Martin E. Schloss....................  1996   195,700          --          --       100,000            7,500(4)
  Vice President, General Counsel      1995   175,000      13,000      70,272(8)         --            7,600(6)
  and Secretary                        1994   135,600     115,000(9)       --        65,000(8)         6,200(7)
Gerald Lawrence......................  1996   219,300          --          --       150,000           11,100(4)
  Vice President                       1995   184,600      50,000     137,000(10)   100,000(10)           --
Thomas DeFazio(11)...................  1996   253,100          --          --       140,000(12)       37,400(4)
                                       1995   148,100      60,000          --       200,000(12)      113,000(6)

---------------
 (1) Bonuses paid in any fiscal year are based on results of the previous year.

 (2) The number and value of the aggregate restricted Deferred Shares (as defined) at October 31, 1996, is as follows:

       (i) Number of Deferred Shares: Mr. Weil, 129,298; Mr. Schloss, 17,015; Mr. G. Lawrence, 33,172.

      (ii) Value of Deferred Shares: Mr. Weil, $169,704; Mr. Schloss, $22,332; Mr. G. Lawrence, $43,535.

      (iii) In the event the Company declares a dividend on the Class A Common Stock, the Deferred Shares listed above would also receive the dividend(s).

 (3) Mr. Weil's 1996 annual compensation consisted of $430,300 in base salary plus a consumer price index adjustment of $11,100 owed during fiscal year 1995.

 (4) Amounts of "All Other Compensation" for fiscal 1996 include the following:

       (i) Contributions to the Company's defined contribution retirement plan for salaried employees: Mr. Weil, $7,500; Mr. Schloss, $7,500; Mr. G. Lawrence, $7,500.

      (ii) Life insurance coverage: Mr. Weil, $9,700.

      (iii) Automobile allowance: Mr. G. Lawrence, $3,600.

      (iv) Relocation expenses: Mr. DeFazio, $37,400.

 (5) On May 25, 1995, Mr. Weil exchanged options received in 1993 to purchase 600,000 shares of Class A Common Stock, constituting all of his options having exercise prices in excess of $4.13 per share (the average of the bid and asked trading prices of the Class A Common Stock on May 25, 1995) ("Underwater Options"), for an award under the Company's 1992 Equity Incentive Plan, as amended and restated (the "1992 Plan"), of 129,298 deferred shares of Class A Common Stock ("Deferred Shares") which will be issued in the future. The vesting of such Deferred Shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock.

 (6) Amounts of "All Other Compensation" for fiscal 1995 include the following:

       (i) Contributions to the Company's defined contribution retirement plan for salaried employees: Mr. Weil, $7,500; Mr. Schloss, $7,500.

      (ii) Life insurance coverage: Mr. Weil, $5,200; Mr. Schloss, $100.

      (iii) COBRA medical coverage: Mr. DeFazio, $3,000.

      (iv) Relocation expenses; Mr. DeFazio, $110,000.

 (7) Amounts of "All Other Compensation" for fiscal 1994 include the following:

       (i) Contributions to the Company's defined contribution retirement plan for salaried employees: Mr. Weil, $7,500; Mr. Schloss, $5,800.

      (ii) Life insurance coverage: Mr. Weil $6,000; Mr. Schloss, $400.

 (8) On May 25, 1995, Mr. Schloss exchanged all of his Underwater Options, constituting options to purchase 65,000 shares of Class A Common Stock, for an award of 17,015 Deferred Shares under the 1992 Plan. The vesting of such Deferred Shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock.

 (9) Consists of fiscal 1994 bonus of $60,000 and special bonus of $55,000 to recognize contributions to the Company's longer-term strategic goals. These bonuses were initially payable in three equal installments in 1995, 1996 and 1997 as long as Mr. Schloss is employed by the Company. However, the Compensation Committee of the Board of Directors decided to terminate the deferred compensation plan and to pay out the second and third installments in 1996.

(10) On May 25, 1995, Mr. G. Lawrence exchanged all of his Underwater Options, constituting options to purchase 100,000 shares of Class A Common Stock, for an award of 33,172 Deferred Shares under the 1992 Plan. The vesting of such Deferred Shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock.

(11) Mr. DeFazio ceased as an officer and employee of the Company on August 5, and October 18, 1996, respectively.

(12) Unexercisable options of 273,333 were cancelled on October 18, 1996 and exercisable options of 66,667 were cancelled on January 17, 1997.

STOCK OPTIONS

     The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended October 31, 1996.

                                                                                           POTENTIAL
                                                                                          REALIZABLE
                                                                                             VALUE
                                                                                          AT ASSUMED
                                                                                         ANNUAL RATES
                                                                                           OF STOCK
                                                                                             PRICE
                                                                                         APPRECIATION
                                      OPTIONS GRANTED IN FISCAL YEAR 1996                     FOR
                                               INDIVIDUAL GRANTS                        OPTION TERM(1)
                               --------------------------------------------------   -----------------------
             (a)                  (b)           (c)          (d)          (e)         (f)           (g)
-----------------------------  ----------   ------------   -------     ----------   --------     ----------
                               NUMBER OF     % OF TOTAL
                               SECURITIES     OPTIONS
                               UNDERLYING    GRANTED TO
                                OPTIONS      EMPLOYEES     EXERCISE
                                GRANTED          IN         PRICE      EXPIRATION      5%           10%
            NAME                  #(2)      FISCAL YEAR    ($/SH)         DATE        ($)           ($)
-----------------------------  ----------   ------------   -------     ----------   --------     ----------
A. Lorne Weil................    273,000       12.26%      $  3.00       12-14-05   $515,065     $1,305,275
William Luke.................    150,000        6.73%      $3.0625        2-26-06   $288,898     $  732,125
Martin E. Schloss............     50,000        2.24%      $2.8750       11-01-05   $ 90,404     $  229,100
Martin E. Schloss............     50,000        2.24%      $  3.00       12-14-05   $ 94,334     $  239,061
Gerald Lawrence..............     75,000        3.37%      $2.8750       11-01-05   $135,605     $  343,651
Gerald Lawrence..............     50,000        2.24%      $  3.00       12-14-05   $ 94,334     $  239,061
Gerald Lawrence..............     25,000        1.12%      $3.3750        3-22-06   $ 53,063     $  134,472
Thomas DeFazio(3)............    140,000        6.29%      $  3.00       12-14-05   $264,136     $  669,372
                               ----------   ------------   -------     ----------   --------     ----------

---------------
(1) Represents the product of (i) the difference between (A) the per-share fair market price at the time of the grant compounded annually at the assumed rate of appreciation over the term of the option, and (B) the per-share exercise price of the option, and (ii) the number of shares underlying the grant at the fiscal year-end.

(2) All options were granted under the 1992 Plan. Options become exercisable in four equal installments on the first, second, third and fourth anniversaries of the date of grant. The options may, subject to certain requirements, be exercised through the delivery of cash and/or Class A Common Stock. The options permit the optionee to request that the Company withhold shares sufficient to satisfy withholding tax requirements. The options are not transferable otherwise than by will or the laws of descent and distribution, in which case, and in the case of disability, they are exercisable for the following 12 months or the term of the option, whichever is shorter, for the full number of shares the optionee was entitled to purchase at the time of his death or disability. In the event of a termination of employment by the Company other than for cause or death or disability, an optionee has the right to exercise his option at any time within the three months following such termination or the term of the option, whichever is shorter, for the full number of shares he was entitled to purchase at the time of termination. In the event of termination for cause, the option terminates immediately.

(3) These options were cancelled on October 18, 1996.

     The following table sets forth information for the Named Executive Officers with respect to fiscal 1996 year-end option values.

          AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1996, AND 1996 FISCAL YEAR-END OPTION VALUE
----------------------------------------------------------------------------------------------------------
               (a)                     (b)              (c)                (d)                  (e)
---------------------------------  ------------     -----------     -----------------     ----------------
                                                                        NUMBER OF
                                                                       SECURITIES             VALUE OF
                                                                       UNDERLYING           UNEXERCISED
                                                                       UNEXERCISED          IN-THE-MONEY
                                                                       OPTIONS AT            OPTIONS AT
                                      SHARES                        OCT. 31, 1996(#)      OCT. 31, 1996($)
                                   ACQUIRED ON         VALUE          EXERCISABLE/          EXERCISABLE/
              NAME                 EXERCISE(#)      REALIZED($)       UNEXERCISABLE        UNEXERCISABLE
---------------------------------  ------------     -----------     -----------------     ----------------
A. Lorne Weil....................       -0-             -0-         1,125,000/273,000         -0- / -0-
William Luke.....................       -0-             -0-              -0- /150,000         -0- / -0-
Martin E. Schloss................       -0-             -0-            40,000/100,000         -0- / -0-
Gerald Lawrence..................       -0-             -0-              -0- /150,000         -0- / -0-

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors for 1996 consisted of Marshall Bartlett, Larry J. Lawrence and Alan J. Zakon. None of these individuals had any "interlock" relationship to report during 1996.

CERTAIN ARRANGEMENTS BETWEEN THE COMPANY AND ITS DIRECTORS AND OFFICERS

  Employee Agreements

     Effective November 1, 1992, the Company and Mr. Weil entered into a five-year employment agreement (the "Weil Employment Agreement") that provides for a base salary of $400,000, subject to annual increases in accordance with the Consumer Price Index, a performance bonus of 25% of base salary if the Company meets its budgeted earnings per share, an additional performance bonus based on excess earnings per share, not to exceed an additional 25% of base salary, and a performance bonus of up to 50% of base salary at the discretion of the Board. If the Company terminates Mr. Weil's employment under the Weil Employment Agreement other than for cause, Mr. Weil will be entitled to collect his base salary for twelve months following such termination, plus a portion of the annual earnings per share-based performance bonuses. In connection with the Weil Employment Agreement, Mr. Weil received a five-year option to purchase 600,000 shares of Class A Common Stock of the Company at an exercise price of $3.50 per share. The option originally was exercisable in equal annual installments on November 1, 1993, November 1, 1994 and November 1, 1995. In August 1993, the Compensation Committee of the Board of Directors accelerated the vesting period of the option such that the option became exercisable in full. On May 25, 1995, Mr. Weil exchanged such stock options to purchase 600,000 Shares of Class A Common Stock for 129,298 Deferred Shares under the 1992 Plan. The vesting of such Deferred Shares will require either a lengthy period of future service or the achievement of certain performance goals of the Company as measured by the price of the Class A Common Stock.

     By letter, dated January 3, 1995, the Company confirmed to Mr. Martin Schloss that in the event the Company terminates Mr. Schloss' employment, he will be entitled to receive severance pay, at the time of such termination, of not less than one year's base salary plus all accrued but unpaid bonus installments earned by him and Mr. Schloss will retain all unexercised options to purchase Class A Common Stock held by him at the time of such termination, which options will remain exercisable in accordance with their terms.

     Effective February 26, 1996, the Company and Mr. Luke entered into an employment agreement (the "Luke Employment Agreement") pursuant to which Mr. Luke assumed the position of Vice President and Chief Financial Officer of the Company. The Luke Employment Agreement provides for an annual base salary of $250,000, an annual bonus of up to 45% of base salary and for participation in the Company's stock option plan. Accordingly, Mr. Luke received options to purchase 150,000 shares of Class A Common Stock at the average price of the Class A Common Stock on the date of employment ($3.0625), which options become exercisable in four equal annual increments of 37,500 on each of February 26, 1997, 1998, 1999 and 2000. Mr. Luke's agreement provides for a relocation allowance for reimbursement of moving expenses and transaction costs incurred by Mr. Luke as well as a temporary housing allowance of up to $12,000. In the event that the Company terminates Mr. Luke's employment other than for cause, Mr. Luke is entitled to receive one year's salary following such termination.

     Mr. DeFazio's employment with the Company terminated on October 18, 1996. In connection therewith, the Company and Mr. DeFazio entered into an agreement pursuant to which the Company will pay Mr. DeFazio approximately $419,574 over a period of eighteen months.

  Directors' Compensation

     In June 1996 each Director of the Company who is not an employee of the Company received an award of 10,000 shares of Class A Common Stock issuable in the future ("Non-Employee Director Deferred Stock"). The shares of Non-Employee Director Deferred Stock were awarded under the 1992 Plan and vest, on a cumulative basis, as to one-third of the shares, on each of the first three anniversaries of the date of grant or in full if the non-employee director ceases to serve as a director as a result of death, disability, retirement at or after the age of 65, the failure to be renominated or reelected, or in the event of a consolidation or merger of the Company or a sale of substantially all of the Company's assets.

     Effective as of May 25, 1995, each director who is not an employee of the Company is paid an annual retainer of $20,000, as well as $1,000 plus expenses for each Board meeting attended, $1,000 plus expenses for each committee meeting attended in person and held on a day other than on which a Board meeting is held and $500 plus expenses for each committee meeting attended that is held on the same day as a Board meeting or that is held by telephone conference call. Members of the Executive Committee of the Board of Directors do not receive fees for attending meetings thereof.

CERTAIN TRANSACTIONS

     On May 13, 1996, the Company extended a loan to A. Lorne Weil in the principal amount of $250,000. Such loan bears interest at the rate of 5.5% per annum and is payable on May 13, 2004.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of June 15, 1997 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owners of more than five percent of the outstanding Class A Common Stock of the Company, each of the Company's directors and executive officers and the Company's directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

                              NAME                                  NUMBER(1)         PERCENT(1)
----------------------------------------------------------------  -------------       ----------
A. Lorne Weil...................................................   2,746,392(2)           7.40%
  750 Lexington Avenue
  25th Floor
  New York, New York 10022
Thomas H. Lee...................................................   4,037,070(3)          11.25%
  c/o Thomas H. Lee Company
  75 State Street
  Boston, MA 02109
Larry J. Lawrence...............................................   2,684,540(4)           7.38%
  c/o Lawrence, Smith & Horey
  29th Floor
  515 Madison Avenue
  New York, New York 10022
Marshall Bartlett...............................................      39,999(5)          *
Gerald Lawrence.................................................      48,500(6)          *
William Luke....................................................      37,500(7)          *
Martin E. Schloss...............................................      80,000(8)          *
Sir Brian Wolfson...............................................     106,667(9)          *
Alan J. Zakon...................................................    333,667(10)          *
All current directors and officers as a group (consisting of 9
  persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)..........................  10,114,335(11)         25.96%
State of Wisconsin Investment Board.............................  2,810,500(12)           7.95%
  P.O. Box 7842
  Madison, WI 54707
Oaktree Capital Management, LLC.................................  2,000,000(13)           5.36%
  550 South Hope Street
  Los Angeles, CA 90071
Lawrence, Tyrrell, Ortale & Smith...............................  1,886,245(14)           5.19%
  515 Madison Avenue
  New York, New York 10022

---------------
  *  Represent less than 1% of the outstanding shares of Class A Common Stock.

 (1) For purposes of determining beneficial ownership of the Company's Class A Common Stock, owners of Class A warrants and options exercisable within sixty days are considered to be the beneficial owners of the shares of Class A Common Stock or for which such securities are exercisable. The percentage ownership of the outstanding Class A Common Stock reported herein is based on the assumption (expressly required by the applicable rules of the SEC) that only the person whose ownership is being reported has exercised his warrants or options for Class A Common Stock.

 (2) Includes (a) 216,644 shares held in the name of the Lorne Weil 1989 Trust, of which Mr. Weil is Trustee, (b) 588,870 shares issuable upon exercise of warrants some of which warrants are held in the name of the Lorne Weil 1989 Trust, which warrants were to expire in October 1996 and were extended by the Board to October 1999, and (c) 1,193,250 shares subject to currently exercisable stock options, 525,000 and 600,000 of which were to expire in March 1997 and October 1997, respectively, and were extended by the Stock Option Committee to March 2002 and October 2002, respectively. Effective March 25, 1994, Mr. Weil entered into a swap transaction (the "Swap") with Bankers Trust Company ("BTC") in respect of 500,000 shares of the Class A Common Stock of the Company held by him (the "Swap Shares"). Mr. Weil continues to hold sole voting power over the Swap Shares which serve as collateral for the Swap transaction; however, Mr. Weil may substitute other collateral for the Swap Shares. Under the Swap arrangement (i) Mr. Weil is obligated to pay BTC (a) at the end of each quarter during the five year term of the Swap (the "Term") the amount of any dividends declared during such quarter on the Swap and (b) at the end of the Term, any appreciation during the Term in the price of the Swap Shares above $26.7769 per share,
     (ii) BTC is obligated to pay Mr. Weil (x) at the end of each quarter during the Term, the amount equal to the three (3) month London Interbank Offered Rate less 2.125% of the Calculation Amount (as defined in the Swap documents) of $13,388,500, and (y) at the end of the Term, an amount equal to any depreciation during the Term in the price of the Swap Shares below $26.7769 per share. Mr. Weil will pay BTC an annual fee in consideration of its entering into the Swap. The Swap terminates on the earlier of March 1999 or the death of Mr. Weil or if certain other events occur during such period.

 (3) Includes (a) 552,381 shares issuable upon exercise of warrants that were to expire in October 1996 and were extended by the Board to October 1999 and 1,538,433 shares owned by the 1989 Thomas H. Lee Nominee Trust, and (b) 1,946,256 shares owned by Thomas H. Lee Equity Partners, L.P., which are deemed to be beneficially owned by Mr. Lee. Mr. Lee is a general partner of THL Equity Advisors Limited partnership, which is general partner of Thomas
     H. Lee Equity Partners, L.P. From December 1991 to August 1997, Mr. Lee was a Director of the Company.

 (4) Includes 42,533 shares issuable upon exercise of warrants that were to expire in October 1996 and were extended by the Board to October 1999. Also includes (a) 902,483 shares, and (b) 983,762 shares issuable upon exercise of warrants held by Lawrence, Tyrrell, Ortale & Smith. Mr. Lawrence is the general partner of Lawrence Venture Partners, the sole general partner of Lawrence, Tyrrell, Ortale & Smith.

 (5) Includes 30,000 shares subject to currently exercisable stock options, 7,500 and 22,500 of which were to expire in December 1996 and December 1997, respectively, and were extended by the Stock Option Committee to December 2001 and December 2002, respectively.

 (6) Includes 37,500 shares subject to currently exercisable stock options.

 (7) Consists of 37,500 shares subject to currently exercisable stock options.

 (8) Includes 65,000 shares subject to currently exercisable stock options, 40,000 of which were to expire in October 1997 and were extended by the Stock Option Committee to October 2002.

 (9) Includes (a) 45,000 shares subject to currently exercisable stock options that were to expire in June 1998 and were extended by the Stock Option Committee to June 2003, and (b) 25,000 shares held by Millco Limited as nominee.

(10) Includes 45,000 shares subject to currently exercisable stock options that were to expire in July 1998 and were extended by the Stock Option Committee to July 2003.

(11) Includes (a) 2,167,546 shares issuable upon exercise of warrants and (b) 1,453,250 shares subject to currently exercisable stock options.

(12) Based on a Schedule 13G filed with the SEC on February 3, 1997.

(13) Consists of 2,000,000 shares currently issuable upon conversion of the Subordinated Debentures at a conversion price of $20.00 per share. See "Use of Proceeds."

(14) Includes 983,762 shares issuable upon exercise of warrants that were to expire in October 1996 and were extended by the Board to October 1999.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     As of the date of this Prospectus the Company has outstanding $35,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due August 2001 which were issued in a private placement. The Subordinated Debentures are convertible into 1,750,000 shares of the Company's Class A Common Stock at a conversion price of $20.00 per share. Upon the consummation of the issuance of the Old Notes, the Company repurchased $5,000,000 aggregate principal amount of the Subordinated Debentures at a discount to face value plus accrued interest.

     The Company is required to make cash interest payments on the outstanding Subordinated Debentures in February and August of each year until maturity. Under a November 1995 agreement with the holders of the Subordinated Debentures, the Company issued 936,369 unregistered shares of Class A Common Stock in lieu of making the August 1995 and February 1996 cash interest payments. The agreement with the holders provides for demand and piggy-back registration rights with respect to the unregistered shares. The Notes will rank senior in right and priority of payment to the Subordinated Debentures. The Subordinated Debentures are scheduled to mature prior to the maturity of the Notes. See Note 7 to the Company's Consolidated Financial Statements.

                      DESCRIPTION OF NEW CREDIT AGREEMENT

     In connection with the consummation of the issuance of the Old Notes, the Company entered into the New Credit Agreement with certain lenders, one of which is an affiliate of the Initial Purchaser. Set forth below is a summary description of the terms of the New Credit Agreement which does not purport to be complete.

     The New Credit Agreement provides, subject to certain terms and conditions, for borrowings of up to $25.0 million, with a $15.0 million sublimit for letters of credit, under a 3.5 year revolving credit facility. The New Credit Agreement requires mandatory commitment reductions upon the occurrence of certain events, including asset sales and the incurrence of certain indebtedness, in each case, in excess of specified thresholds. In addition, the Company may make optional prepayments and commitment reductions. Any proceeds from the New Credit Agreement will be used for general corporate and working capital purposes of the Company and its subsidiaries. Borrowings under the New Credit Agreement will bear interest at a floating rate plus an applicable margin depending upon the Company's performance. Obligations under the New Credit Agreement are jointly and severally guaranteed by substantially all of the Company's U.S. Subsidiaries. In addition, the New Credit Agreement is secured by (i) first priority security interests in substantially all tangible and intangible assets of the Company and its U.S. Subsidiaries and (ii) a first priority lien on all of the capital stock of the Company's U.S. Subsidiaries and on 65% of the capital stock of the Company's subsidiaries other than U.S. Subsidiaries (the "Foreign Subsidiaries"). The New Credit Agreement matures in February 2001.

     The New Credit Agreement contains customary covenants, including limitations on (i) the incurrence of additional indebtedness, (ii) the creation of liens, (iii) making restricted payments, including the payment of dividends,
(iv) making investments, (v) engaging in mergers, consolidations and sales of assets, (vi) making capital expenditures and (vii) engaging in transactions with certain subsidiaries and affiliated parties. In addition, the New Credit Agreement requires compliance with certain financial covenants, including requirements that the Company (on a consolidated basis) (a) maintain minimum EBITDA and interest coverage levels and (b) not exceed a maximum total debt to EBITDA ratio, in each case as specified in the New Credit Agreement. The New Credit Agreement also contains certain events of default customary for credit facilities of this type.

                              DESCRIPTION OF NOTES

     The Old Notes were, and the New Notes will be, issued under an indenture (the "Indenture"), dated as of July 28, 1997 by and among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under certain circumstances described in the Registration Rights Agreement, the provisions of which will terminate upon the consummation of the Exchange Offer. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this section, references to the "Company" include only Autotote Corporation and not its subsidiaries. Unless the context otherwise requires, references to Notes shall include the New Notes.

     The Old Notes were and the New Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate trust office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $110,000,000 and will mature on August 1, 2004. Interest on the Notes will accrue at the rate of 10 7/8% per annum and will be payable semiannually in cash on each February 1 and August 1, commencing on February 1, 1998, to the Persons who are registered Holders at the close of business on January 15 and July 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

REDEMPTION

     Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after August 1, 2001, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

                                       YEAR                             PERCENTAGE
                                                                        ----------
            2001......................................................    105.438%
            2002......................................................    102.719%
            2003 and thereafter.......................................    100.000%

     Optional Redemption Upon Public Equity Offering. At any time, or from time to time, on or prior to August 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem in the aggregate up to 35% of the original principal amount of the Notes at a redemption price equal to 110.875% of the principal amount thereof plus accrued interest to the date of redemption; provided, however, that at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after any such redemption.

SELECTION AND NOTICE

     In case of a partial redemption, selection of the Notes or portions thereof for redemption shall be made by the Trustee by lot, pro rata or in such manner as it shall deem appropriate and fair and in such manner as complies with any applicable requirements of the principal national securities exchange, if any, on which the

Notes are listed; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering on or prior to August 1, 2000, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to each Holder whose Notes are to be redeemed at the last address for such Holder then shown on the registry books. In order to effect a redemption with the proceeds of a Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or parts thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

RANKING

     The indebtedness of the Company evidenced by the Notes will rank senior in right of payment to the Subordinated Debentures and to all future subordinated indebtedness of the Company and pari passu in right of payment with all other existing or future unsubordinated indebtedness of the Company, including indebtedness under the New Credit Agreement. The Notes, however, will be effectively subordinated to secured Indebtedness of the Company and the Guarantors (including Indebtedness under the New Credit Agreement) with respect to the assets securing such Indebtedness.

GUARANTEES

     Each Guarantor unconditionally guarantees, on a senior basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "-- Certain
Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold or otherwise disposed of (by merger or otherwise) by the Company or any of its Subsidiaries and the sale or disposition is otherwise in compliance with the provisions set forth in "-- Certain Covenants -- Limitation on Asset Sales," the Guarantor's Guarantee will be released and such Guarantor shall be relieved of all of its obligations and duties under the Indenture and the Notes.

     Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, the Company is required to offer to repurchase all outstanding Notes pursuant to the offer described below (the "Change of Control

Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note repurchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to repurchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its repurchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their respective properties, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     With respect to the sale of assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person and, therefore, it may be unclear whether a Change of Control has occurred and whether Notes are subject to a Change of Control Offer.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, (c) make any voluntary purchase, defeasance, redemption, prepayment, or other acquisition or retirement for value, more than 3 months prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate (pursuant to its terms) or junior in right of payment (pursuant to its terms) to the Notes, or (d) make any Restricted Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to July 31, 1997 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness, plus (z) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment (in each case to the extent not included in the Company's Consolidated Net Income).

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not be violated by reason of: (1) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof; (2) so long as no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or the making of a Restricted Investment, either (i) in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock; (3) so long as no Default or Event of Default shall have occurred and be continuing, the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either (i) in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities) to acquire Qualified Capital Stock or for Indebtedness of the Company which is subordinate or junior in right of payment to the Notes (pursuant to its terms), at least to the extent that the Indebtedness being acquired is subordinated to the Notes, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities) to acquire Qualified Capital Stock or Indebtedness of the Company which is subordinate or junior in right of payment to the Notes (pursuant to its terms), at least to the extent that the Indebtedness being acquired is subordinated to the Notes, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; (4) so long as no Default or Event of Default shall have occurred and be continuing, a Restricted Investment in a person principally engaged in a Related Business with the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (5) so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company; provided, however, that the aggregate amount of cash expended by the Company pursuant to this clause (5) does not exceed $3 million (plus, to the extent that any Restricted Payment pursuant to this clause (5) is in the form of a Restricted Investment, the lesser of (a) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
(b) the initial amount of such Restricted Investment (in each case to the extent not included in the Company's Consolidated Net Income)); and (6) the voluntary purchase, defeasance, redemption, prepayment or other acquisition or retirement for value or repurchase of Subordinated Debentures in an amount expended not to exceed $5.0 million in the aggregate within 30 days of the Issue Date. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (x) amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1), (2), (3) (but only to the extent such expenditure is the application of the net proceeds of the substantially concurrent sale of Capital Stock and/or warrants, rights or options (other than debt securities) to acquire Qualified Capital Stock), (4) or (5) shall be included in such calculation, and (y) the amount expended pursuant to clause (6) shall be excluded from such calculation.

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or greater than 2.0 to 1.0 prior to August 1, 1999 and 2.25 to 1.0 thereafter.

     Neither the Company nor any Guarantor will, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Guarantees, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions with an aggregate value of $1 million or more (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company shall have received an opinion from an independent nationally recognized investment banking firm selected by the Company, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary; and provided, further, that for a transaction or series of related transactions with an aggregate value of $5 million or more, (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of the Company and (ii) the Board of Directors of the Company shall have received an opinion from an independent nationally recognized investment banking firm selected by the Company, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary.

     (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

(ii) transactions between or among the Company and any of its Restricted Subsidiaries at least 51% of the outstanding voting securities of which is owned by the Company or one or more of its Wholly Owned Subsidiaries so long as no portion of the minority interest in such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company or directors or officers of such Subsidiary that hold stock of such Subsidiary to the extent that local law requires a resident of such jurisdiction to own stock of such company) or between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (iv) Permitted Investments and Restricted Payments permitted by the Indenture.

     Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist or remain in effect any Liens upon any properties or assets of the Company or of any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes or such Guarantee as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Notes and the Guarantees are equally and ratably secured, except for (A) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing the Notes and the Guarantees; (C) Liens of the Company or a Guarantor on assets of any Restricted Subsidiary; and (D) Permitted Liens.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law and agreements with governmental authorities with respect to assets located in their jurisdiction, (2) the Indenture, (3) (A) customary provisions restricting (i) the subletting or assignment of any lease or (ii) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock, (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Persons), (5) any agreement existing on the Issue Date (including, without limitation, the New Credit Agreement), (6) restrictions on the transfer of assets subject to any Lien permitted under the Indenture, (7) restrictions imposed by any agreement to sell assets permitted under the Indenture to any person pending the closing of such sale, (8) customary rights of first refusal with respect to the Company's and its Restricted Subsidiaries' interests in their respective Restricted Subsidiaries and joint ventures, (9) Indebtedness of a Person that was a Restricted Subsidiary at the time of Incurrence and the Incurrence of which Indebtedness is permitted by the provisions described under "--Limitation on Incurrence of Additional Indebtedness"; provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes, (10) the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided (A) such other Indebtedness is permitted under the Indenture and (B) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes or (11) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Company in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4) or (5).

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company or a Restricted Subsidiary of the Company shall be the surviving or continuing corporation or
(2) the Person (if other than the Company or a Restricted Subsidiary of the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the execution of such supplemental indenture have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company (other than to a Wholly Owned Subsidiary that is a Guarantor), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such and the Company shall be relieved of all of its obligations and duties under the Indenture and the Notes.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:
(i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;
(ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this covenant.

     Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary (exclusive of indemnities), as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) and (c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c), not to exceed $5 million (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this clause
(ii); and provided, further, that the TEK Transaction shall not be subject to this clause (ii), and (iii) upon the consummation of an Asset Sale, the Company shall apply directly or through a Restricted Subsidiary, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to repay any Indebtedness ranking at least pari passu with the Notes and the Guarantees (and in the case of any Indebtedness outstanding under a revolving credit facility, to permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), with the Net Cash Proceeds received in respect thereof, (B) to reinvest in Productive Assets, or (C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (iii)(A) and (iii)(B); provided that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to repurchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued interest to the date of repurchase.

     Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more shall be deemed to be a Net Proceeds Offer Trigger Date). To the extent that the aggregate purchase price of Notes tendered pursuant to any Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company or any Guarantor may use such amount for general corporate purposes. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under the "-- Merger, Consolidation and Sale of Assets" covenant, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notice of a Net Proceeds Offer will be mailed to the Holders as shown on the register of Holders not less than 30 days nor more than 60 days before the payment date for the Net Proceeds Offer, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 principal amount at maturity in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

     If an offer is made to repurchase the Notes pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

     Limitation of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company (other than (A) Indebtedness and other obligations under the New Credit Agreement, (B) Indebtedness incurred in reliance on clauses
(xi) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries) and (xii) of the definition of Permitted Indebtedness or under Currency Agreements in reliance on clause (v) of the definition of Permitted Indebtedness, or (C) Interest Swap Obligations incurred in reliance on clause
(iv) of the definition of Permitted Indebtedness) unless, in any such case (a) such Restricted Subsidiary has executed and delivered or executes and delivers a supplemental indenture to the Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary in the form required by the Indenture (the "Guarantee") and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinate Indebtedness shall be similarly subordinated to the Guarantee.

     Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

SALE AND LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company and any Guarantor may enter into a Sale and Leaseback Transaction if (i) the Company or such Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant and (b) incurred a Lien to secure such Indebtedness pursuant to the "-- Limitation on Liens" covenant, (ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Guarantor applies the proceeds of such transaction with, the "-- Limitation on Asset Sales" covenant.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":
(i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to repurchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; (iv) the failure to pay at final maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary (other than intercompany Indebtedness) and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $10 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy

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affecting the Company or any of its Restricted Subsidiaries that is a
Significant Subsidiary; (vii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid by a final judgment or order that is not appealable or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); and (viii) the termination of any Guarantee for any reason not permitted by the Indenture or the denial of any Person acting on behalf of any Guarantor of its obligations under any such Guarantee.

     During the continuance of any Event of Default specified in the Indenture, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default with respect to bankruptcy proceedings of the Company occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

DEFEASANCE

     The Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution and exchange of Notes, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes and any other rights of the Holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the Indenture and (iv) certain other specified provisions in the Indenture (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")) if: (a) the Company irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof, in an amount sufficient after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of the Indenture and of the Notes; provided, however, that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee; and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes; (b) the Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such

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

deposit and defeasance and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (c) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such money or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with. In addition, the Company may terminate all of its obligations under the Indenture (except as to certain of the Reserved Rights) when (i) all outstanding Notes theretofore authenticated have been delivered to the Trustee for cancellation and the Company has paid or caused to be paid all sums payable under the Indenture by the Company or (ii) the Company has called for redemption pursuant to the Indenture all of the Notes under arrangements satisfactory to the Trustee, the amounts described in clause (a) above have been deposited as described therein, the conditions in clauses (i) and (ii) of the proviso to such clause (a) have been satisfied and the certificate and opinion described in clause (e) above have been delivered. Notwithstanding the foregoing, the Opinion of Counsel required by clause (c) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. In addition, the Company may at its option and at any time elect to terminate its obligations with respect to certain covenants that are set forth in the Indenture, some of which are described under "-- Certain Covenants" above.

MODIFICATION OF THE INDENTURE

     From time to time, the Company and the Trustee, without the consent of the Holders of the Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each holder of the Notes affected thereby, no amendment may: (i) reduce the amount of Notes whose holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of a class of Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Notes); or (vi) adversely affect the ranking of the Notes or the Guarantees. In addition, without the consent of Holders of at least 75% of the outstanding aggregate principal amount of Notes, an amendment or waiver may not make any change to the Company's obligations to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto.

ADDITIONAL INFORMATION

     The Indenture provides that the Company will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to

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

the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company; provided, however, that the term Affiliate shall not include the Company or any Subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction that does not give rise to a Capitalized Lease Obligation) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or

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

assets (other than cash or Cash Equivalents) of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration (exclusive of indemnities) of less than $500,000, (ii) the sale of accounts receivable, (iii) the sale, lease, conveyance, disposition or other transfer of inventory, wagering systems or related equipment or intangible assets in the ordinary course of business, (iv) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any Guarantor as permitted under "-- Merger, Consolidation and Sale of Assets", (v) sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by the provisions described under "-- Limitation on Liens", and (vi) sales, transfers or other dispositions of assets which are Restricted Investments or Restricted Payments permitted by the provisions described under "-- Limitation on Restricted Payments".

     "Attributable Debt" in respect of a sale and leaseback transaction consummated subsequent to the Issue Date means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of the Company or such other Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than a Permitted Holder or Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in

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compliance with the provisions of the Indenture); (iii) any Person or Group, other than a Permitted Holder or Holders, shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect as majority of the directors of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (iii) Consolidated Interest Expense and (iv) Consolidated Non-cash Charges.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment or retirement of other Indebtedness (and the application of the proceeds thereof) at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

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

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in common stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, capitalized interest, and imputed interest with respect to Attributable Debt (but excluding (i) the write-off of deferred financing costs associated with the Indebtedness being refinanced with the proceeds of the sale of the Notes and (ii) the amortization of deferred financing charges associated with the issuance of the Notes and the New Credit Agreement), for such period determined on a consolidated basis in conformity with GAAP; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) after tax gains but not losses from Asset Sales (without regard to the $500,000 threshold in clause (i) of the definition of Asset Sales) or abandonments or reserves relating thereto, (b) items classified as extraordinary or nonrecurring gains but not losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first Person or is merged or consolidated with it or any Subsidiary, (d) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net loss of any Person, other than a Restricted Subsidiary of the Company, (f) the net income of any Person, other than a Restricted Subsidiary, in which such Person has an interest, except to the extent of cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person, and (g) gains from retirement of debt.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP less (to the extent otherwise included in accordance with GAAP) amounts attributable to Disqualified Capital Stock.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event

(other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes.

     "Fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the board of directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee.

     "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantor" means (i) each of Autotote Lottery Corporation, Autotote Enterprises, Inc., Autotote Communication Services, Inc., Marvin H. Sugarman Productions, Inc., Racing Technology, Inc., Autotote Keno Corporation, Autotote Systems, Inc., Autotote International, Inc., Autotote Management Corporation, Autotote Mexico, Ltd. and Newark Holdings, Inc. and (ii) each of the Company's Restricted Subsidiaries organized in the United States that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "Indebtedness" means with respect to any Person, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business), (v) all obligations of such person for the reimbursement of any obligor on any letter of credit or banker's acceptance, (vi) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Indebtedness of any other Person of the type referred to in clauses (i) through (vi) above which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured, (viii) all obligations under currency agreements relating to currency swap agreements and interest swap agreements of such Person, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

     "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed.

     "Issue Date" means the date of original issuance of the Old Notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) the amounts of (x) any repayments of debt secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or (y) any repayments of debt associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be); (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Cash Proceeds on such date and (e) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP ("GAAP Reserves"), against any liabilities associated with such assets which are the subject of such Asset Sale; (f) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to the payable) in connection with or as a result of such Asset Sale; and (g) with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary. Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (i) such proceeds cannot under applicable law be transferred to the United States or (ii) such transfer would result (in the good faith determination of the Board of Directors of the Company set forth in a Board Resolution) in a foreign tax liability that would be materially greater than if such Asset Sale occurred in the United States; provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (i) or are (in the case of clause (ii) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

     "New Credit Agreement" means the New Credit Agreement dated as of July 28, 1997 between the Company and the lenders thereto including all related notes, collateral documents and guarantees in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Permitted Holders" means Thomas H. Lee Company (or any Person wholly-owned or controlled by Thomas H. Lee Company (a "TH Lee Company") or any fund or trust for which the Thomas H. Lee Company or a TH Lee Company acts as investment advisor or over which Thomas H. Lee Company or a TH Lee Company has voting control), Larry J. Lawrence (or Lawrence, Tyrrell Ortale & Smith, a New York limited partnership of which Larry J. Lawrence is the general partner) and A. Lorne Weil (or the 1989 Lorne Weil Trust).

     "Permitted Indebtedness" means, without duplication, (i) the Notes, (ii) Indebtedness incurred pursuant to the New Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the New Credit Agreement as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (excluding any such required permanent repayment and corresponding permanent commitment reduction to the extent refinanced at the time of payment under a replaced New Credit Agreement) and less the amount of any prepayment made with the proceeds of an Asset Sale in accordance with the "Limitation on Asset Sales" covenant, (iii) other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date, (iv) Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; provided, however, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness, (v) Indebtedness under Currency Agreements, (vi) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (vi), (vii) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant on the date such Indebtedness became Acquired Indebtedness, (viii) (A) guarantees by Restricted Subsidiaries pursuant to the "Limitation of Guarantees by Restricted Subsidiaries" covenant or guarantees by Restricted Subsidiaries of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under the Indenture and (B) guarantees by the Company of its Wholly Owned Restricted Subsidiaries' Indebtedness; provided that such Indebtedness is permitted to be incurred under the Indenture, (ix) Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business, in aggregate not to exceed $10 million in any fiscal year of the Company; provided, however, that any unused amounts under this clause (ix) may be carried over to the next (but not any subsequent) fiscal year); and provided, further, that any such unused amounts which are carried forward to the next fiscal year are to be used only after the $10 million with respect to such fiscal year has been used in full, (x) Indebtedness of the Company or any Restricted Subsidiary evidenced by Capitalized Lease Obligations not to exceed $10 million principal amount at any one time outstanding, (xi) guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the ordinary course of business, (xii) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (vi), (ix), (x) or (xiii) of this definition), including any additional Indebtedness incurred to pay premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided, however, that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under the Indenture) of the Company and its Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold, and (xiii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $20 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Agreement).

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company; (ii) cash and Cash Equivalents; (iii) Investments existing on the Issue Date (including the Company's Investment on the Issue Date in SJC Video Corporation which shall be designated as an Unrestricted Subsidiary on the Issue Date); (iv) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and remands thereof; (v) so long as no Default or Event of Default has occurred loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective employees not to exceed $1 million at any one time outstanding; (vi) so long as no Default or Event of Default has occurred, additional Investments in a Person or Persons principally engaged in a Related Business not to exceed $20 million at any one time outstanding; (vii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with the "Limitation on Asset Sales" covenant; (viii) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and otherwise in compliance with the Indenture; (ix) the amount of the Company's Investment in TEK as of the Issue Date at such time as TEK ceases to be a Restricted Subsidiary pursuant to the TEK Transaction; and (x) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness or other obligations otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under the Indenture.

     "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (iii) Liens incurred or deposits made in the ordinary course of business, including in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) Judgment Liens not giving rise to an Event of Default; (v) Easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (vi) Any interest or title of a lessor under any Capitalized Lease Obligation; (vii) (A) Purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (1) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (2) the Lien securing such Indebtedness shall be created within 90 days of such acquisition; and (B) Liens securing Indebtedness incurred in reliance on clause (ix) of the definition of Permitted Indebtedness to the extent the assets subject to such Lien are acquired or improved with the proceeds of such Indebtedness; (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods; (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture; (xii) Liens securing Indebtedness under Currency Agreements which Currency Agreements relate to Indebtedness that is otherwise permitted under the Indenture; (xiii) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (xi) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided, however, that in the case of such clause (xi), the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced; (xiv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; (xv) Liens securing any Indebtedness and other obligations under the New Credit Agreement to the extent constituting Permitted Indebtedness; (xvi) Liens securing Indebtedness incurred in reliance on clause
(xiii) of the definition of Permitted Indebtedness; (xvii) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (xviii) Liens on contract revenues to secure Indebtedness incurred in reliance on clause (ix),
(x) or (xi) of the definition of Permitted Indebtedness; provided that the proceeds of such Indebtedness were used by the Company or a Restricted Subsidiary to acquire property or equipment which was utilized by the Company or a Restricted Subsidiary to generate, in whole or in part, such contract revenues; and (xix) Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries the fair market value of which at the time the Lien was imposed does not exceed $500,000.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Productive Assets" means assets (including Capital Stock and licenses or other similar rights to operate) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale; provided, however, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such businesses shall be deemed to be Productive Assets.

     "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

     "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

     "Related Business" means the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar or related businesses or reasonable extensions, developments or expansions thereof.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property; provided, however, that a Sale and Leaseback Transaction shall not include a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration (exclusive of indemnities) of less than $250,000.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subordinated Debentures" means the Company's 5 1/2% Convertible Subordinated Debentures due 2001.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "TEK Transaction" means the proposed disposition by the Company or its Restricted Subsidiaries of up to a 50% equity interest in TEK Turfelektronik GmbH ("TEK") to customers of TEK for future consideration to consist of long term service contracts and capital expenditure commitments.

     "Unrestricted Subsidiary" of any Person means (i) SJC Video Corporation,
(ii) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the

Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

BOOK-ENTRY; DELIVERY AND FORM

     Old Notes in the aggregate principal amount of $110.0 million were issued originally in global form (the "Global Old Note"). Except as described in the next paragraph, the New Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global New Note", and together with the Global Old Note, the "Global Notes"). Upon issuance, the Global New Note, will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     Holders tendering Old Notes who elect to take physical delivery of their certificates instead of holding their interest through the Global New Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued New Notes in registered form
(a "Certificated Security"). Certificated Securities shall initially be registered in the name of a nominee of DTC and be deposited with, or on behalf of, DTC. Beneficial owners of Certificated Securities, however, may request registration of such Certificated Securities in their names or the names of their nominees.

     The Global New Note. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global New Note, DTC or its custodian will credit, on its internal system, the principal amount of New Notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary ("participants") and (ii) ownership of beneficial interests in the Global New Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of the New Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global New Note for all purposes under the Indenture. No beneficial owner of an interest in the Global New Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any) and interest on, a Global New Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global New Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global New Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global New Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global New Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell New Notes to persons in states which require physical delivery of the New Notes, or to pledge such securities, such holder must transfer its interest in the Global New Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Old Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global New Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global New Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth the material anticipated federal income tax consequences expected to result to Holders from the acquisition, ownership and disposition of the New Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative pronouncements, all of which are subject to change, possibly with retroactive effect. No ruling has been or will be requested by the Company from the Internal Revenue Service (the "Service") on any matters relating to the New Notes, and there can be no assurance that the Service will have a similar view with respect to the tax consequences described below.

     The following discussion is for general information only. The tax treatment of a Holder of the New Notes may vary depending upon such Holder's particular situation. The discussion only addresses the tax consequences to Holders who acquire the New Notes pursuant to the Exchange Offer and who hold the New Notes as capital assets, and does not deal with special classes of Holders that may be subject to special rules not discussed below, such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign corporations and persons who are not citizens or residents of the United States. EACH

HOLDER OF OLD NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

THE EXCHANGE OFFER

     The exchange of the New Notes for the Old Notes pursuant to the Exchange Offer should not be taxable to a Holder thereof for federal income tax purposes. An exchanging Holder's tax basis in the New Notes should be equal to his adjusted tax basis in the Old Notes, and the holding period of the New Notes should include the holding period of the Old Notes.

ORIGINAL ISSUE DISCOUNT AND STATED INTEREST

     The Old Notes were issued and the New Notes will be issued without original issue discount. Stated interest on the Old and New Notes will be taxable to a Holder as ordinary interest income at the time it is accrued or paid in accordance with such Holder's method of accounting for tax purposes.

BOND PREMIUM ON THE NEW NOTES

     If a Holder of a New Note purchased the Old Notes for an amount in excess of the amount payable at the maturity date (or a call date, if appropriate) of the Old Notes, the Holder may deduct such excess as amortizable bond premium over the aggregate terms of the Old Notes and the New Notes (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula. The deduction is available only if an election is made by the Holder or is in effect. This election is revocable only with the consent of the Service. The election applies to all obligations owned or subsequently acquired by the Holder. The Holder's adjusted tax basis in the Old Notes and the New Notes will be reduced to the extent of the deduction of amortizable bond premium. Except as may otherwise be provided in future regulations, under the Code the amortizable bond premium is treated as an offset to interest income on the Old Notes and the New Notes rather than as a separate deduction item.

MARKET DISCOUNT ON THE NEW NOTES

     Tax consequences of a disposition of the New Notes may be affected by the market discount provisions of the Code. These rules generally provide that if a Holder acquired the Old Notes (other than in an original issue) at a market discount which equals or exceeds 1/4 of 1% of the stated redemption price of the Old Notes at maturity multiplied by the number of remaining complete years to maturity and thereafter recognizes gain upon a disposition (or makes a gift) of the New Notes, the lesser of (i) such gain (or appreciation, in the case of a gift) or (ii) the portion of the market discount which accrued while the Old or New Notes were held by such Holder will be treated as ordinary income at the time of the disposition (or gift). For these purposes, market discount means the excess (if any) of the stated redemption price at maturity over the basis of such Old Notes immediately after their acquisition by the Holder. A Holder of the New Notes may elect to include any market discount (whether accrued under the Old Notes or the New Notes) in income currently rather than upon disposition of the New Notes. This election once made applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the Service.

     A Holder of any New Note who acquired the Old Note at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such Old or New Note until the market discount is recognized upon a subsequent disposition of such New Note. Such a deferral is not required, however, if the Holder elects to include accrued market discount in income currently.

REDEMPTION OR SALE OF THE NEW NOTES

     Generally, any redemption or sale of the New Notes by a Holder should result in taxable gain or loss equal to the difference between the amount of cash and the fair market value of property received (except to the extent that such cash or property received is attributable to accrued, but previously untaxed, interest) and the Holder's tax basis in the New Notes. The tax basis of a Holder of the New Notes should generally be equal to the price paid for the Old Notes exchanged therefor, plus any accrued market discount on the New Notes (and the Old Notes exchanged therefor) included in the Holder's income prior to sale or redemption of the New Notes, or reduced by any amortizable bond premium applied against the Holder's income prior to sale or redemption of the New Notes. Except to the extent it constitutes accrued market discount, such gain or loss generally would be long-term capital gain or loss if the holding period exceeded one year which, for individual Holders, would be taxed at the lowest rates currently applicable to capital gains if the holding period exceeded eighteen months.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A 31% "backup" withholding tax and information reporting requirements apply to certain payments of interest and original issue discount on an obligation, and to proceeds of the sale of an obligation before maturity, to certain non-corporate holders. The Company, and/or any paying and/or collection agent, including a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment unless the holder furnishes its taxpayer identification number (i.e., social security number in the case of an individual) in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies (with respect to payments of interest) as to no loss of exemption from backup withholding and meets certain other conditions. Backup withholding, however, in any event, generally does not apply to payments to certain "exempt recipients" such as corporations.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF THE OLD NOTES SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the SEC's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Accordingly, any Holder using the Exchange Offer to participate in a distribution of the New Notes will not be able to rely on such no-action letters. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes if such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days following the consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer."

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using this Prospectus in connection with the sale or transfer of New Notes and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

     For a period of 180 days from the consummation of the Exchange Offer, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any Holder in connection with resales of the New Notes). The Company has agreed to indemnify the Holders of Old Notes, including any broker-dealers participating in the Exchange Offer, against certain liabilities, including liabilities under the Securities Act.

     There is no existing market for the New Notes and there can be no assurance as to the liquidity of any market that may develop for the New Notes, the ability of the Holders of the New Notes to sell their New Notes or the price at which Holders would be able to sell their New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company has been advised by the Initial Purchaser that the Initial Purchaser intends to make a market in the Notes, subject to the limits imposed by the Securities Act and the Exchange Act and subject to any limits imposed during the pendency of any registration statement or shelf registration statement; however, it is not obligated to do so, and may discontinue such market-making at any time without notice. The Company does not currently intend to list the New Notes on any securities exchange. Therefore, no assurance can be given as to the liquidity of the trading market for the New Notes. In addition, such market-making activities may be limited during the Exchange Offer and the pendency of any shelf registration statement relating to the Notes. See "Risk Factors -- Absence of Public Market for the New Notes."

                                 LEGAL MATTERS

     The legality and binding nature of the securities offered hereby will be passed upon on behalf of the Company by Kramer, Levin, Naftalis & Frankel, New York, New York.

                                  ACCOUNTANTS

     The consolidated balance sheets of the Company as of October 31, 1996 and 1995, and the related consolidated statements of operations, stockholders equity (deficit) and cash flows for each of the years in the three-year period ended October 31, 1996, together with the related notes, financial statement schedule and the report of KPMG Peat Marwick LLP, independent certified public accountants, all contained in the Company's 1996 Annual Report on Form 10-K, are included herein.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
Independent Auditors' Report..........................................................    F-2

Audited Financial Statements:
Consolidated Balance Sheets as of October 31, 1995 and 1996...........................    F-3
Consolidated Statements of Operations for the years ended October 31, 1994, 1995 and
  1996................................................................................    F-4
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended October
  31, 1994, 1995 and 1996.............................................................    F-5
Consolidated Statements of Cash Flows for the years ended October 31, 1994, 1995 and
  1996................................................................................    F-6
Notes to Consolidated Financial Statements............................................    F-8

Schedule II.:
Valuation and Qualifying Accounts.....................................................   F-35

Unaudited Financial Statements:
Consolidated Balance Sheets as of October 31, 1996 and April 30, 1997.................   F-36
Consolidated Statements of Operations for the six months ended April 30, 1996 and
  1997................................................................................   F-37
Consolidated Statements of Cash Flows for the six months ended April 30, 1996 and
  1997................................................................................   F-38
Notes to Consolidated Financial Statements............................................   F-39

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Autotote Corporation:

     We have audited the consolidated financial statements of Autotote Corporation and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Autotote Corporation and subsidiaries as of October 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended October 31, 1996, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG PEAT MARWICK LLP

New York, New York
December 5, 1996, except for Notes 7 and 21
which are as of January 29, 1997 and note 22
which is as of July 1, 1997

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           OCTOBER 31, 1995 AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          1995          1996
                                                                       ----------     --------
                                            ASSETS
Current assets:
  Cash and cash equivalents..........................................  $    4,991        5,988
  Restricted cash....................................................       1,282          611
  Accounts receivable, net of allowance for doubtful accounts of
     $1,679 and $2,053 in 1995 and 1996, respectively................      21,700       18,257
  Inventories........................................................      12,497        5,780
  Unbilled receivables...............................................       4,166        6,901
  Prepaid expenses, deposits and other current assets................       3,121        3,131
                                                                         --------     --------
          Total current assets.......................................      47,757       40,668
                                                                         --------     --------
Property and equipment, at cost......................................     186,005      186,249
  Less accumulated depreciation......................................      67,745       90,369
                                                                         --------     --------
          Net property and equipment.................................     118,260       95,880
                                                                         --------     --------
Goodwill, net of amortization........................................      26,986       21,024
Operating right, net of amortization.................................      17,848       16,848
Other assets and investments.........................................      30,170       22,373
                                                                         --------     --------
                                                                       $  241,021      196,793
                                                                         ========     ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current installments of long-term debt.............................  $   10,772        9,234
  Accounts payable...................................................      16,448       14,242
  Accrued liabilities................................................      23,783       20,057
  Income taxes payable...............................................       1,878          379
                                                                         --------     --------
          Total current liabilities..................................      52,881       43,912
                                                                         --------     --------
Deferred income taxes................................................       5,807        7,675
Other long-term liabilities..........................................       3,984        5,612
Long-term debt, excluding current installments.......................     126,492      119,790
Long-term debt, convertible subordinated debentures..................      40,000       40,000
                                                                         --------     --------
          Total liabilities..........................................     229,164      216,989
                                                                         --------     --------
Stockholders' equity (deficit):
  Preferred stock, par value $1.00 per share, 2,000 shares
     authorized, none outstanding....................................          --           --
  Class A common stock, par value $0.01 per share, 99,300 shares authorized, 30,528 and 31,474 shares outstanding at October 31,
     1995 and 1996, respectively.....................................         306          315
  Class B non-voting common stock, par value $0.01 per share, 700
     shares authorized, none outstanding.............................          --           --
  Additional paid-in capital.........................................     140,050      143,369
  Accumulated deficit................................................    (129,469)    (163,664)
  Treasury stock, at cost............................................        (295)        (102)
  Currency translation adjustment....................................       1,265         (114)
                                                                         --------     --------
          Total stockholders' equity (deficit).......................      11,857      (20,196)
                                                                         --------     --------
Commitments and contingencies (Notes 7, 8, 12 and 14)................  $  241,021      196,793
                                                                         ========     ========

          See accompanying notes to consolidated financial statements.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED OCTOBER 31, 1994, 1995 AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 1994        1995        1996
                                                               --------     -------     -------
Operating revenues:
  Services.................................................... $ 98,592     132,260     137,794
  Sales.......................................................   50,458      20,924      38,441
                                                               --------     -------     -------
                                                                149,050     153,184     176,235
                                                               --------     -------     -------
Operating expenses (exclusive of depreciation and amortization shown below):
  Services....................................................   61,158      78,569      85,742
  Inventory, equipment and contract adjustments and strike
     expenses.................................................    6,781          --          --
  Sales.......................................................   35,753      15,661      25,864
                                                               --------     -------     -------
                                                                103,692      94,230     111,606
                                                               --------     -------     -------
          Total gross profit..................................   45,358      58,954      64,629
Selling, general and administrative expenses..................   25,298      36,540      32,853
Restructuring and write-off of assets.........................    8,576      18,241        (649)
Depreciation and amortization.................................   25,418      35,463      40,853
                                                               --------     -------     -------
          Operating loss......................................  (13,934)    (31,290)     (8,428)
                                                               --------     -------     -------
Other deductions (income):
  Interest expense............................................    6,408      16,362      14,837
  Litigation settlement.......................................       --          --       6,800
  Other (income) expense......................................     (952)       (436)      1,687
                                                               --------     -------     -------
                                                                  5,456      15,926      23,324
                                                               --------     -------     -------
  Loss before income tax expense (benefit) and extraordinary
     item.....................................................  (19,390)    (47,216)    (31,752)
Income tax expense (benefit)..................................   (1,462)      2,673       2,443
                                                               --------     -------     -------
  Loss before extraordinary item..............................  (17,928)    (49,889)    (34,195)
  Extraordinary item -- write-off of financing fees...........    4,222          --          --
                                                               --------     -------     -------
  Net loss.................................................... $(22,150)    (49,889)    (34,195)
                                                               ========     =======     =======
Loss per common share:
  Loss per common share before extraordinary item............. $  (0.64)      (1.72)      (1.09)
  Extraordinary item -- write-off of financing fees...........    (0.15)         --          --
                                                               --------     -------     -------
  Loss per common share....................................... $  (0.79)      (1.72)      (1.09)
                                                               ========     =======     =======
Weighted average number of common shares outstanding..........   28,174      28,965      31,305
                                                               ========     =======     =======

          See accompanying notes to consolidated financial statements.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED OCTOBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                           ADDITIONAL                             CURRENCY         TOTAL
                                  COMMON    PAID-IN     ACCUMULATED   TREASURY   TRANSLATION   STOCKHOLDERS'
                                  STOCK     CAPITAL       DEFICIT      STOCK     ADJUSTMENT   EQUITY (DEFICIT)
                                  ------   ----------   -----------   --------   ----------   ----------------
Balances, October 31, 1993.......  $279      133,390       (57,430)       --         (160)          76,079
Exercise of stock options........     4        1,398            --        --           --            1,402
Exercise of warrants.............     5           76            --        --           --               81
Currency translation
  adjustment.....................    --           --            --        --          309              309
Net loss.........................    --           --       (22,150)       --           --          (22,150)
                                   ----      -------      --------      ----         ----          -------
Balances, October 31, 1994.......   288      134,864       (79,580)       --          149           55,721
Exercise of stock options........     2          439            --      (235)          --              206
Issuance of Class A common stock,
  net of issuance expense........    16        4,521            --        --           --            4,537
Exercise of warrants.............    --           60            --       (60)          --               --
Deferred compensation............    --          166            --        --           --              166
Currency translation
  adjustment.....................    --           --            --        --        1,116            1,116
Net loss.........................    --           --       (49,889)       --           --          (49,889)
                                   ----      -------      --------      ----         ----          -------
Balance, October 31, 1995........   306      140,050      (129,469)     (295)       1,265           11,857
Issuance of Class A common stock,
  net of issuance expenses.......     9        1,961            --       193           --            2,163
Issuance of warrants in lieu of
  cash...........................    --        1,012            --        --           --            1,012
Deferred compensation............    --          346            --        --           --              346
Currency translation
  adjustment.....................    --           --            --        --       (1,379)          (1,379)
Net loss.........................    --           --       (34,195)       --           --          (34,195)
                                   ----      -------      --------      ----         ----          -------
Balance, October 31, 1996........  $315      143,369      (163,664)     (102)        (114)         (20,196)
                                   ====      =======      ========      ====         ====          =======

          See accompanying notes to consolidated financial statements.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED OCTOBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                                 1994        1995        1996
                                                               --------     -------     -------
Cash flows from operating activities:
  Net loss...................................................  $(22,150)    (49,889)    (34,195)
  Adjustments to reconcile net loss to cash provided by
     operating activities:
     Depreciation and amortization...........................    25,418      35,463      40,853
     Write-off of non-cash financing fees....................     4,222          --          --
     Restructuring charges and asset write-offs, net of cash
       payments..............................................     8,576      17,359        (649)
     Change in deferred income taxes.........................      (989)        854       1,868
     Litigation settlement, net of cash payments.............        --          --       4,250
     Loss on asset sales.....................................        --         314       1,401
     Non-cash interest charges...............................        --       1,564         636
     Changes in operating assets and liabilities, net of
       effects of purchase/disposition of subsidiaries:
       Restricted cash.......................................      (633)       (649)        671
       Accounts receivable...................................   (10,579)      6,576       1,977
       Inventories...........................................     3,467      (4,276)      5,920
       Unbilled receivables..................................    (6,015)      2,264      (3,182)
       Accounts payable......................................     2,812        (616)     (1,834)
       Accrued liabilities...................................     6,114      (2,578)     (3,110)
     Other...................................................    (2,801)      1,604         262
                                                               --------     --------    --------
          Total adjustments..................................    29,592      57,879      49,063
                                                               --------     --------    --------
Net cash provided by operating activities....................     7,442       7,990      14,868
                                                               --------     --------    --------
Cash flows from investing activities:
  Capital expenditures.......................................   (19,533)     (9,990)     (2,103)
  Expenditures for equipment under wagering systems
     contracts...............................................   (39,932)     (8,150)     (7,138)
  Increase in other assets and investments...................   (20,629)    (13,262)     (3,007)
  Purchase of companies, net of cash acquired................        --     (14,400)         --
  Proceeds from asset sales..................................        --       1,000       4,684
  Other......................................................      (350)        988        (325)
                                                               --------     --------    --------
Net cash used in investing activities........................   (80,444)    (43,814)     (7,889)
                                                               --------     --------    --------
Cash flows from financing activities:
  Net repayments under lines of credit.......................      (474)       (250)         --
  Net borrowings under senior bank credit facility...........   101,448      27,832       2,610
  Proceeds from issuance of long-term debt...................    17,556       4,198       2,550
  Payments on long-term debt.................................   (51,562)     (2,367)    (10,829)
  Net proceeds from issuance of common stock.................     1,483       4,495          --
                                                               --------     --------    --------
Net cash provided (used) by financing activities.............    68,451      33,908      (5,669)
                                                               --------     --------    --------
Effect of exchange rate changes on cash......................       137         797        (313)
                                                               --------     --------    --------
Increase (decrease) in cash and cash equivalents.............    (4,414)     (1,119)        997
Cash and cash equivalents, beginning of year.................    10,524       6,110       4,991
                                                               --------     --------    --------
Cash and cash equivalents, end of year.......................  $  6,110       4,991       5,988
                                                               ========     ========    ========

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                  YEARS ENDED OCTOBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

NON-CASH INVESTING AND FINANCING ACTIVITIES

  1994

     Net transfers from goodwill to property and equipment were $6,751 in accordance with finalization of purchase price allocations for the 1993 acquisitions. See notes 3 and 8 for a description of acquisitions and capital lease transactions.

  1995 and 1996

     See notes 7, 13 and 14 for a description of the issuance of warrants, assumption of mortgage by the buyer of the sports wagering business, capital lease transactions, the exchange of services for common stock and, in 1995, the exchange of stock options for Performance Accelerated Restricted Stock.

  Supplemental cash flow information

     Cash paid during the year for:

                                                                  OCTOBER 31,
                                                         ------------------------------
                                                          1994       1995        1996
                                                         ------     -------     -------
        Interest (net of interest capitalized of $1,113
          and $81 in 1994 and 1995, respectively)......  $4,979      12,504      14,318
        Income taxes...................................  $2,386       3,260       2,291

          See accompanying notes to consolidated financial statements.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           OCTOBER 31, 1995 AND 1996

(1)  DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of the Business

     Autotote Corporation (the Company) and its subsidiaries are primarily engaged in the design, sale and operation of computerized wagering systems for pari-mutuel wagering, sports/race wagering, simulcasting services and lottery applications in the United States, Europe and Asia, as well as the operation of certain off-track betting concerns in the United States and Europe.

  (b) Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and subsidiaries in which the Company's ownership is greater than 50%. Investments in other entities where the Company has the ability to exercise significant influence over the investee are accounted for principally on the equity basis. Under the equity method, investments are stated at cost plus the Company's equity in undistributed earnings after acquisition.

     All significant inter-company balances and transactions have been eliminated in consolidation.

  (c) Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with an original maturity at the date of purchase of three months or less to be cash equivalents.

  (d) Restricted Cash

     Restricted cash represents amounts on deposit by customers for TeleBet wagering. State regulations require the Company to maintain such balances until deposited amounts are wagered or returned to the customer.

  (e) Inventories

     Inventories are stated at the lower of cost or market. Cost is determined as follows:

                    ITEM                                    COST METHOD
    ------------------------------------  -----------------------------------------------
    Parts...............................  First-in, first-out or weighted moving average.
    Work-in-process & Finished goods....  Specific identification or weighted moving average for direct material and labor; other
                                          fixed and variable production costs are
                                          allocated as a percentage of direct labor cost.
    Ticket paper........................  First-in, first-out

     The Company adjusts inventory accounts on a periodic basis to reflect the impact of potential obsolescence.

  (f) Unbilled Receivables

     Unbilled receivables represent costs and related earnings in excess of payments made by customers.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(1) DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (g) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:

                                                                   ESTIMATED LIFE
                                    ITEM                              IN YEARS
            -----------------------------------------------------  --------------
            Machinery and equipment..............................       3-7
            Buildings............................................      15-40
            Transportation.......................................       3-7
            Furniture and fixtures...............................       5-10
            Building and leasehold improvements..................       5-30

     Depreciation expense includes the amortization of capital leased assets.

  (h) Deferred Installation Costs

     Certain installation costs consisting of installation materials, customer contracted software and installation labor associated with leased systems are deferred and amortized over the lives of the leases unless such costs are reimbursed by the lessee, in which case such amounts are included in revenue and cost of sales. Deferred installation costs, net of accumulated depreciation, included in property and equipment were approximately $9,482,000 and $7,034,000 at October 31, 1995 and 1996, respectively.

  (i) Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired companies. The excess of costs over net assets acquired arising from the Company's acquisition of Autotote Lottery, SEPMO and IDB is being amortized on a straight-line basis over five years. The excess of costs over net assets acquired for Tele Control, and ETAG is being amortized on a straight-line basis over 7 and 10 years, respectively. Total goodwill amounted to $26,986,000 and $21,024,000 net of accumulated amortization of $8,673,000 and $13,822,000 as of October 31, 1995 and 1996, respectively.

     The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future cash flows of the acquired operation and other considerations. The amount of impairment of goodwill, if any, is measured based on projected discounted future cash flows.

  (j) Operating Right

     On July 1, 1993, the Company acquired the exclusive right to operate the Connecticut off-track betting system. This operating asset is being amortized on a straight-line basis over twenty years and amounted to $17,848,000 and $16,848,000 net of accumulated amortization of $2,357,000 and $3,357,000 at October 31, 1995 and 1996, respectively.

  (k) Other Assets and Investments

     The Company capitalizes costs associated with internally developed and/or purchased software systems for new products and enhancements to existing products that meet technological feasibility and recoverability tests. The Company also capitalizes costs associated with the procurement of long-term financing, and costs attributable to transponder leases, patents, trademarks, marketing rights, and non-competition and employ-

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(1)  DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- (CONTINUED)
ment agreements arising primarily from business acquisitions. These capitalized costs are amortized on the straight-line basis over their useful lives.

  (l) Revenue Recognition

     Revenues from wagering system, simulcast and lottery service contracts are recognized over the contract period pursuant to the terms of the contracts. Costs of providing operating services under contracts are charged to earnings in the period incurred. Revenue from the operation of off-track betting concerns is recognized based on a percentage of amounts wagered.

     Revenues from major contracts for the sale of wagering systems and revenues for contracted software development are recognized on the percentage of completion method of accounting based on the ratio of costs incurred to the total estimated costs. Any anticipated losses on fixed price contracts are charged to earnings when such losses can be estimated. The Company recognizes revenue from software licenses upon shipment if post-delivery obligations are insignificant and if the terms of the agreement are such that the payment obligation is non-cancelable and non-refundable. Revenue arising from the sale of component equipment and supplies is recognized when shipped.

  (m) Income Taxes

     Income taxes are calculated using the asset and liability method under Statement of Financial Accounting Standard (SFAS) No. 109. Under this method, deferred income taxes are calculated by applying enacted statutory tax rates to cumulative temporary differences between financial statement carrying amounts and tax bases of existing assets and liabilities. Under SFAS 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  (n) Loss Per Common Share

     Loss per common share is based on the weighted average number of shares of common stock outstanding during the period. Common stock equivalents are not included in the calculation of loss per share since their inclusion would be anti-dilutive.

  (o) Foreign Currency Translation

     Assets and liabilities of foreign operations are translated at year-end rates of exchange and operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating the foreign currency financial statements are accumulated as a separate component of stockholders equity (deficit). Gains or losses resulting from foreign currency transactions are included in other income (deductions) in the consolidated statements of operations.

  (p) Financial Statement Preparation

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates being made involve percentage of completion for contracted software development projects, capitalization of software development costs, evaluation of the recoverability of assets and assessment of litigation and contingencies, including income and other taxes. Actual results could differ from those estimates.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(1) DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (q) Reclassification

     Certain reclassifications have been made to the prior years consolidated financial statements to conform to the current presentation.

(2)  UNUSUAL ITEMS

     In fiscal 1994, the Company recorded $15.4 million of unusual charges. These charges included $3.9 million primarily consisting of inventory, equipment and contract adjustments in connection with an acquisition; restructuring charges of $3.8 million resulting from closing the Company's Newark, Delaware manufacturing facility and the discontinuing of certain product lines; a $4.7 million write-off of certain assets principally relating to domestic and overseas projects and costs of $2.8 million incurred as a result of a strike by the field service employees of the Company's pari-mutuel operations in North America. In addition, the Company recorded an extraordinary item consisting of a non-cash write-off of financing fees and expenses of $4.2 million associated with the Company's repayment of its prior senior bank credit facility. The Company has satisfied all cash obligations with respect to the 1994 unusual charges.

     In fiscal 1995, the Company recognized unusual charges of $20.9 million, substantially resulting from the Company's restructuring, and certain valuation adjustments.

     Restructuring charges of $11.6 million were attributable to the closure of the Owings Mills Lottery support facility and the scaling back of certain international activities, including the planned closing of the Company's manufacturing facility in Ballymahon, Ireland. The decision to close the aforementioned facilities resulted in the elimination of approximately 105 full-time positions. The restructuring charge of $11.6 million included $2.0 million in employee termination benefits; $1.1 million attributable to the cancellation of certain leasehold contracts; $3.2 million in connection with the write-down of inventory and equipment previously used in the lottery terminal manufacturing process including the repayment of certain foreign capital equipment economic development grants; $4.3 million in capitalized software systems development costs written-off in connection with the Company's decision to terminate support for certain of its domestic lottery products and $1.0 million in other miscellaneous asset valuation adjustments and expenses.

     The Company wrote-off $6.6 million relating to certain investments and other non-current assets which included $2.7 million attributable to the Company's Mexican VGM contracts. The decision to write-off the Company's investment in Mexican VGM contracts was based on the continued economic and political turmoil in Mexico which repeatedly interfered with the Company's ability to complete implementation of the contracts. Also included in the write-off of investments and other non-current assets was $2.6 million primarily attributable to lottery terminals, and $1.3 million attributable to other assets. Technical limitations led to the Company's re-evaluation of the continued viability of the lottery terminals. The remaining $2.7 million of unusual charges included miscellaneous asset valuation adjustments, principally consisting of receivable write-offs of $1.6 million and severance costs of $0.4 million.

     In addition, the Company recorded $1.7 million of unusual charges for bank credit agreement costs primarily relating to a waiver of certain financial covenants under the Company's Senior Facility.

     As a result of these charges, the Company anticipated total cash obligations of approximately $5.9 million, of which $4.3 million was paid through October 31, 1996 and $0.6 million was reversed because of the Company's decision to continue limited manufacturing in Ireland. The restructurings were completed in fiscal 1996 and the Company has satisfied all cash obligations with respect to the 1995 restructuring charges.

     In the third quarter of fiscal 1996, the Company recorded charges in other deductions of $.6 million for costs incurred in connection with the Company's unsuccessful third quarter 1996 debt offering, and charges in selling, general and administrative expense of $.6 million for contractual payments related to the departure of the President of the Company. Partially offsetting these costs was the reversal of $.6 million of 1995

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(2)  UNUSUAL ITEMS -- (CONTINUED)
restructuring cost accruals because of the Company's current plan to continue limited manufacturing of wagering terminals at its Ireland plant.

(3)  ACQUISITIONS

  1994

     On July 20, 1994, Marvin H. Sugarman Productions, Inc. ("MHSP") and Racing Technology, Inc. ("RTI") were acquired in an exchange of 500,000 shares of the Company's Class A Common Stock for all of the outstanding shares of MHSP and RTI. The transaction was accounted for as a pooling of interests.

  1995

     On November 1, 1994, the Company acquired 80% of the outstanding capital stock of the holding company of SEPMO S.A., ("SEPMO"), a French supplier of wagering systems and services to the French off-track betting network and other customers, for cash of approximately $281,000, plus acquisition related costs. In addition to the purchase consideration, the Company concurrently advanced the SEPMO holding company approximately $2 million for purposes of repaying certain convertible debt and purchasing the minority holdings in certain subsidiary companies. The remaining 20% of the capital stock of the holding company of SEPMO was scheduled to be purchased over a four year period at a price to be determined by formula based on the results of operations of SEPMO on a consolidated basis during the period, provided that the aggregate purchase price for such additional shares will be at least the equivalent of 3 million French francs and not in excess of the equivalent of 9 million French francs (approximately $600,000 and $1,800,000, respectively, based on exchange rates in effect at October 31, 1995). In July 1995, the Company purchased an additional 5% of the holding company of SEPMO's stock for $61,000. In 1996, the Company acquired the remaining 15% of the capital stock of the SEPMO holding company for approximately $540,000, payable over three years. The acquisition has been accounted for by the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired based on estimates of fair values at the date of acquisition. The excess of the purchase price plus acquisition related costs over the estimated fair values of the net assets acquired was $3.2 million, and has been recorded as goodwill which is being amortized over 5 years.

     In January 1995, the Company acquired substantially all of the assets of the Simulcast Division of LDDS Corporation (formerly IDB Communications Group, Inc.) ("IDB") and the rights and obligations under leases relating to eight C-band satellite transponders for a purchase price of $13.7 million in cash. The acquisition has been accounted for by the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired based on estimates of fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of the net assets acquired was $5.3 million, and has been recorded as goodwill which is being amortized over 5 years.

     The operating results of these acquisitions are included in the Company's consolidated results of operations from the respective dates of the acquisitions.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(4)  INVENTORIES

     Inventories consist of the following:

                                                                            OCTOBER 31,
                                                                          ----------------
                                                                           1995      1996
                                                                          -------   ------
                                                                           (IN THOUSANDS)
    Parts...............................................................  $ 4,667    3,295
    Work-in-process.....................................................    4,724      909
    Finished goods......................................................    2,541    1,028
    Ticket paper........................................................      565      548
                                                                          -------   ------
                                                                          $12,497    5,780
                                                                          =======   ======

     Work-in-process includes costs for equipment expected to be sold. Costs incurred for equipment associated with specific wagering system contracts not yet placed in service are classified as construction in progress in property and equipment (see Note 5).

(5)  PROPERTY AND EQUIPMENT

     Property and equipment, including assets under capital leases, consist of the following:

                                                                           OCTOBER 31,
                                                                       -------------------
                                                                         1995       1996
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Machinery, equipment and deferred installation costs.............  $144,628    156,816
    Land and buildings...............................................    20,169     14,967
    Transportation equipment.........................................       656        414
    Furniture and fixtures...........................................     4,488      4,739
    Leasehold improvements...........................................     4,972      4,621
    Construction in progress.........................................    11,092      4,692
                                                                       --------   --------
                                                                       $186,005    186,249
                                                                       ========   ========

     Depreciation expense for the years ended October 31, 1994, 1995, and 1996, amounted to $14,256,000, $19,208,000 and $23,632,000, respectively.

     For financial reporting purposes, at October 31, 1995 and 1996, costs for equipment associated with specific wagering systems contracts not yet placed in service are recorded as construction in progress. When the equipment is placed in service at wagering facilities, the related costs are transferred from construction in progress to machinery and equipment.

     Under wagering systems contracts, the Company retains ownership of all equipment located at wagering facilities.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(6)  OTHER ASSETS AND INVESTMENTS

     Other assets and investments (net) consist of the following:

                                                                            OCTOBER 31,
                                                                         -----------------
                                                                          1995      1996
                                                                         -------   -------
                                                                          (IN THOUSANDS)
    Software systems development costs.................................  $15,872    12,132
    Deferred financing costs...........................................    1,943     2,056
    Deferred transponder costs.........................................    3,656     2,531
    Other intangible assets............................................    2,143       921
    Other assets.......................................................    6,556     4,733
                                                                         -------   -------
                                                                         $30,170    22,373
                                                                         =======   =======

     In 1994, the Company capitalized $6,012,000 of costs primarily related to lottery and video lottery systems. In 1995, the Company wrote-off $6,378,000 of capitalized costs relating primarily to lottery software and wagering terminal applications development. This write-off is included in the Company's third quarter 1995 restructuring costs. In 1995 and 1996, the Company capitalized $7,355,000 and $1,741,000, respectively, of costs associated with development of its lottery software, principally its UNIBET software developed for the international market, as well as $2,380,000 and $460,000 respectively, of costs related primarily to video gaming and pari-mutuel terminal applications. Capitalized costs are amortized on a straight-line basis over a period of five years. Amortization of capitalized software systems development costs was $2,245,000, $4,274,000 and $5,417,000, for the years ended October 31, 1994,
1995 and 1996, respectively.

     Deferred financing costs relate to those costs associated with the procurement of long term financing by the Company. Such costs are amortized over the life of the financing agreements. In 1994, the Company wrote off $4.2 million of deferred financing fees and expenses associated with the Company's repayment of its prior senior credit facility with Heller Financial Group, Inc. In 1995, the Company capitalized $405,000 incurred in connection with its 1995 financing programs and expensed $321,000 of fees incurred during the year which had no future benefit. In 1996, the Company expensed $650,000 of costs incurred in connection with its unsuccessful bond financing. Amortization expense was, $534,000, $785,000 and $1,654,000 for the years ended October 31, 1994, 1995 and
1996, respectively.

     Deferred transponder costs arose in connection with the acquisition of IDB and are being amortized over a four year period. Amortization expense in 1995 and 1996 amounted to $844,000 and $1,125,000, respectively.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(7)  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                           OCTOBER 31,
                                                                       -------------------
                                                                         1995       1996
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Revolver, due February 13, 1998, interest payable as defined,
      (8.28% at October 31, 1996), secured by the assets of the
      Company........................................................  $129,280     71,890
    A and B Term Loans, due in quarterly installments through
      February 13, 1998, interest payable as defined, (8.28% at
      October 31, 1996), secured by the assets of the Company........        --     52,000
    5.5% subordinated debentures due August, 2001, convertible into
      Class A Common Stock at $20.00 per share, interest due
      semi-annually..................................................    40,000     40,000
    Capital lease obligations, due in monthly installments through
      January 2000, interest rates ranging from 7.93% to 11.0%.......     1,985      1,516
    Term Loan due in April 2003, interest payable at 8%..............        --      1,250
    Mortgage loan due in monthly installments through April 2003,
      interest payable at 8%.........................................     1,033        890
    European bank credit facility, reducing at $100,000 per year,
      interest at 5.0%, secured by assets of the Company.............       359        317
    European bank credit facility, reducing $63,000 in fiscal 1997 and $100,000 per year thereafter, interest at 8%, secured by
      assets of the Company..........................................        --        283
    Term loan due in monthly installments of $39,000, interest
      payable at approximately 8% secured by the equipment...........       731        787
    Irish Development Authority grant, due upon shut-down of plant...       531         30
    Various term loans due in installments through March 1999 at
      interest rates ranging from 7.33% to 13.75%....................     1,056         --
    Mortgage loan transferred to buyer upon sale of sports wagering
      business unit..................................................     2,093         --
    Commercial Development Revenue Bond, interest payable at
      approximately 8.75%, secured by buildings and improvements.....       126         --
    Note payable -- Video equipment vendor, payable in monthly
      installments through September 1999, interest payable at 11%...        70         61
                                                                       --------   --------
      Total long-term debt...........................................   177,264    169,024
      Less current installments......................................    10,772      9,234
                                                                       --------   --------
      Long-term debt, excluding current installments.................  $166,492    159,790
                                                                       ========   ========

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(7)  LONG-TERM DEBT -- (CONTINUED)
     The Company's senior bank credit facility is governed by the Amended and Restated Credit Agreement dated January 26, 1996 ("the Senior Facility") for which Bankers Trust is agent. The Senior Facility provides for: 1) a $55 million term loan (the "A Term Loan"), 2) a $5 million term loan (the "B Term Loan"), and 3) a $75 million revolving credit facility (the "Revolver"), which includes a $25 million sublimit for letters of credit. In connection with the January 1996 amendment of the Senior Facility, the Company issued to the Banks warrants to purchase 525,000 shares of Class A Common Stock, subject to adjustments, at an exercise price of $1.25 per share (the "1996 Lender Warrants") having an estimated fair value of approximately $1.0 million (see Note 13). On January 29, 1997, the Company amended the Senior Facility (the "Amendment") to revise the maturity and amortization of the A and B Term Loans, the maturity of the Revolver, the borrowing rate, certain financial covenants and to revise how proceeds from asset sales reduce scheduled principal payments. The maturity of the Revolver and A Term Loan was changed to February 13, 1998 and scheduled quarterly principal payments on the A Term Loan were reduced to $7.0 million in fiscal 1997, with the balance of $44.0 million due in fiscal 1998. The maturity of the B Term Loan was extended to April 30, 1997 with the remaining balance of $1.0 million due in equal installments of $0.5 million in January 1997 and April 1997. In connection with the Amendment, the Company paid a fee of $250,000, agreed to pay fees of up to $3.1 million at maturity if certain additional principal repayments are not made prior to maturity of the Revolver, and to reduce the exercise price of the 1995 and 1996 Lender Warrants from $2.98 and $1.25, respectively, to $.01 per share if the Senior Facility is not repaid in full by December 1, 1997.

     Effective with the Amendment, borrowings under the Senior Facility bear interest at the Prime lending rate plus a margin ranging from 0.75% to 2.00% depending on the timing and amount of additional principal repayments made in fiscal 1997 in excess of scheduled principal repayments. The Senior Facility permits voluntary prepayments, and requires mandatory repayments upon the occurrence of certain events and in certain amounts, including certain proceeds from asset sales, equity sales and debt raised; and 75% of annual "Excess Cashflow," as defined. A commitment fee of 0.5% per year is payable on the unused amount under the Revolver. A letter of credit fee equal to 2.75% plus a facing fee of 1/8 of 1% per year is payable on each letter of credit issued.

     The Senior Facility contains various financial and other covenants, including restrictions on the Company's acquisitions, indebtedness, investments and capital expenditures, and covenants that prohibit the payment of cash dividends on the Company's stock and distributions to stockholders. In addition to customary events of default, a change of control of the Company (as defined) constitutes an event of default under the Senior Facility. The Senior Facility is guaranteed by the Company and its subsidiaries and is secured by substantially all of the assets of the Company and its subsidiaries.

     During 1996, the Company also amended the Senior Facility to permit the settlement of the shareholder litigation and payment of the Company's $1.0 million obligation in connection therewith, adjusted certain financial covenants, deferred an aggregate of $1.0 million of A Term Loan and B Term Loan payments from April 1996 until July 1996, and the sale of the Company's sports wagering business in October 1996 and application of the net sales proceeds against the A and B Term Loans.

     Amounts outstanding in 1995 were governed by a credit facility with the same banks which provided the Company with a five year revolving credit facility in the amount of $125 million to $135 million. The Company was in violation of certain covenants under this Senior Facility at various times throughout fiscal 1994 and 1995. The Company obtained a number of amendments, waivers and consents during this period to remedy these covenant violations in exchange for specified fees paid in cash of $1.4 million, through the issuance of warrants in September 1995 to purchase 385,000 shares of Class A Common Stock at an exercise price of $3.00 per share (the "1995 Lender Warrants"), and by deferring cash payments due Debenture holders from August 1995 until February 1996 (the "1995 Letter Agreement"). The Company was also required to raise cash in fiscal 1995 through the sale of assets ($1.2 million) and the issuance of additional

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(7)  LONG-TERM DEBT -- (CONTINUED)
equity ($4.42 million, net, from the sale of 1.56 million shares of Class A Common Stock in accordance with the provisions of a Regulation S offering of securities).

     The Company has outstanding $40,000,000 principal amount of 5.5% convertible subordinated debentures due 2001 (the Debentures) in a private placement. The Debentures are convertible into 2,000,000 shares of Class A Common Stock at a conversion price of $20.00 per share. $17,500,000 of the proceeds were used to complete the Tele Control Group acquisition, $10,000,000 of the proceeds were applied to borrowings under the Senior Facility and the remainder was used for capital expenditures and other corporate purposes.

     On November 6, 1995, the Company entered into a Letter Agreement (the "1995 Letter Agreement") with holders of its 5.5% Convertible Subordinated Debentures whereby the holders agreed to accept unregistered shares of the Company's Class A Common Stock in lieu of cash for the August 1995 and February 1996 interest payments in the amount of $1,100,000 each. The 1995 Letter Agreement provides demand and piggy-back registration rights to the Debenture holders with respect to the unregistered shares. In November 1995 and March 1996, the Company issued 422,500 and 513,869 shares of Class A Common Stock in payment of the interest due August 1995 and February 1996, respectively.

     As of October 31, 1996, the Company had approximately $19,000 available for borrowing under its Revolver, with $3,091,000 in outstanding letters of credit and $123,890,000 in outstanding borrowings.

     The aggregate maturities of long-term debt for the next five fiscal years and thereafter are as follows: 1997, $9,234,000; 1998, $118,303,000; 1999,
$804,000; 2000, $288,000; 2001, $40,148,000; and thereafter, $247,000.

(8)  LEASES

     At October 31, 1996, the Company was obligated under operating leases covering office equipment, office space, transponders and transportation equipment expiring at various dates through 2006. Future minimum lease payments required under these leasing arrangements at October 31, 1996 are as follows:
1997, $9,957,000; 1998, $9,941,000; 1999, $5,474,000; 2000, $2,011,000; 2001,
$1,013,000; and thereafter $3,527,000. The Company also leases equipment as needed under various month-to-month lease agreements. Total rental expense under these operating leases was $3,211,000, $7,715,000 and $10,183,000, in the years ended October 31, 1994, 1995 and 1996, respectively.

     The Company entered into capital lease obligations of $587,000 and $1,023,000, during the years ended October 31, 1994 and 1995, respectively. There were no new capital leases in fiscal 1996.

(9)  INCOME TAX EXPENSE (BENEFIT)

     The consolidated loss before income tax expense (benefit) and extraordinary item, by domestic and foreign source, is as follows:

                                                                YEAR ENDED OCTOBER 31,
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------     -------     -------
                                                                    (IN THOUSANDS)
    Domestic.............................................  $(26,090)    (45,966)    (28,714)
    Foreign..............................................     6,700      (1,250)     (3,038)
                                                           --------     -------     -------
    Consolidated loss before income tax expense (benefit)
      and extraordinary item.............................  $(19,390)    (47,216)    (31,752)
                                                           ========     =======     =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(9)  INCOME TAX EXPENSE (BENEFIT) -- (CONTINUED)
     Income tax expense (benefit) consists of:

                                                               CURRENT     DEFERRED     TOTAL
                                                               -------     --------     ------
                                                                       (IN THOUSANDS)
    1994 -- Federal..........................................  $  (579)     (5,670)     (6,249)
    1994 -- Foreign..........................................      106       4,681       4,787
                                                                ------      ------      ------
                                                               $  (473)       (989)     (1,462)
                                                                ======      ======      ======
    1995 -- Foreign..........................................  $ 1,819         854       2,673
                                                                ======      ======      ======
    1996 -- Foreign..........................................  $   575       1,868       2,443
                                                                ======      ======      ======

     Temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities that give rise to significant portions of the deferred tax liability (asset) relate to the following:

                                                                           OCTOBER 31,
                                                                       -------------------
                                                                        1995        1996
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    CURRENT DEFERRED TAX LIABILITY (ASSET)
      Accrued restructuring costs....................................  $(1,948)         --
      Accrued litigation costs.......................................       --      (2,690)
      Accrued vacation...............................................     (685)       (666)
      Inventory reserve..............................................     (571)       (670)
      Other accrued liabilities......................................   (1,347)     (1,240)
      Reserve for doubtful accounts..................................     (417)       (420)
                                                                       -------      ------
              Current deferred tax asset.............................   (4,968)     (5,686)
      Accrued foreign contract reserve...............................    5,116       2,833
                                                                       -------      ------
              Current deferred tax liability (asset), net............      148      (2,853)
                                                                       -------      ------
    NONCURRENT DEFERRED TAX LIABILITY (ASSET)
      Intangible assets difference in amortization periods...........      776         881
      Property and equipment due to differences in financial
         reporting and tax depreciation methods......................    8,330       7,705
      Other, net.....................................................      226       1,351
      Interest charge, Domestic International Sales Corp.............    4,495       4,716
                                                                       -------      ------
              Noncurrent deferred tax liability, net.................   13,827      14,653
                                                                       -------      ------
      Net operating loss carryforward................................  (31,448)    (41,498)
      Foreign tax credit carryforward................................     (759)       (474)
      Alternative minimum tax credits................................     (184)       (184)
      Research and experimentation credits...........................     (150)       (150)
                                                                       -------      ------
              Noncurrent deferred tax asset..........................  (32,541)    (42,306)
      Valuation allowance............................................   24,373      38,181
                                                                       -------      ------
              Noncurrent deferred tax asset, net.....................   (8,168)     (4,125)
                                                                       -------      ------
              Noncurrent deferred tax liability......................    5,659      10,528
                                                                       -------      ------
              Net deferred tax liability on balance sheet............  $ 5,807       7,675
                                                                       =======      ======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(9)  INCOME TAX EXPENSE (BENEFIT) -- (CONTINUED)
     The aggregate deferred tax assets before valuation allowance at October 31, 1995 and 1996, were $37,509,000 and $47,992,000, respectively. The aggregate deferred tax liabilities at October 31, 1995 and 1996 were $18,943,000 and $17,486,000, respectively.

     The actual tax expense (benefit) differs from the "expected" tax benefit (computed by applying the U.S. Federal corporate rate of 34% to loss before income taxes (benefit) and extraordinary item) as follows:

                                                                      OCTOBER 31,
                                                            -------------------------------
                                                             1994        1995        1996
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Computed "expected" tax benefit.......................  $(6,593)    (16,053)    (10,796)
    Increase (reduction) in income taxes resulting from:
      Additional provision for foreign source income......    1,754          --          --
      Unused net operating loss...........................       --      15,450       9,661
      Valuation allowance for deferred tax assets.........      384          --          --
      Foreign tax differential............................    2,654       3,098       3,276
      Other, net..........................................      339         178         302
                                                            -------     -------     -------
                                                            $(1,462)      2,673       2,443
                                                            =======     =======     =======

     As a result of the 1994 loss and the allocation of income tax benefit to continuing operations, no deferred tax benefit remained to be allocated to the extraordinary loss or additional capital.

     The Company has regular tax net operating loss carryforwards of approximately $1,794,000 that expire in 2005, $1,222,000 that expire in 2006, $954,000 that expire in 2008, $29,910,000 that expire in 2009, $45,440,000 that expire in 2010 and $23,885,000 that expire in 2011.

     The Company has minimum tax credit carryforwards (which can be carried forward indefinitely) of approximately $184,000, regular foreign tax credits of approximately $474,000 and research and experimentation credit carryforwards of approximately $150,000. Regular foreign tax credits of $195,000 expire in 1997, and the balance of $279,000 expire in 1998. The research and experimentation credits expire from 1997 to 2003.

     The valuation allowance for deferred tax assets in the amount of $5,894,000 was established in 1994. The net changes in the valuation allowance for the years ended October 31, 1995 and 1996 were an increase of $18,479,000 and $13,808,000, respectively.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Because of tax losses in recent years, no deferred tax assets have been recorded.

     Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of October 31, 1996 will be allocated as follows (in thousands):

    Income tax benefit that would be reported in the consolidated statements of
      operations...............................................................   $35,331
    Additional capital (benefit from exercise of stock options)................     2,850
                                                                                  -------
                                                                                  $38,181
                                                                                  =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(10)  PENSION PLANS

     The Company has a defined benefit plan for union employees. Retirement benefits under the plan are based upon the number of years of credited service up to a maximum of thirty years for the majority of the employees. The Company's policy is to fund the minimum contribution permissible by the Internal Revenue Service.

     The following are the components of pension expense related to the defined benefit plan:

                                                                     1994     1995     1996
                                                                     ----     ----     ----
                                                                         (IN THOUSANDS)
    Service cost...................................................  $ 78      63       62
    Interest cost on projected benefit obligation..................    81      82       89
    Actual return on plan assets...................................   (32)    (87)     (19)
    Net amortization and deferral..................................   (38)     16      (66)
                                                                     ----     ---      ---
                                                                     $ 89      74       66
                                                                     ====     ===      ===

     The assets and obligations of the defined benefit plan at October 31, 1995 and 1996 are as follows:

                                                                           1995      1996
                                                                          ------     -----
                                                                           (IN THOUSANDS)
    Actuarial present value of benefit obligations:
    Accumulated benefit obligation, including vested benefits of
      $1,112,000 and $1,170,000 at October 31, 1995 and 1996,
      respectively......................................................  $1,255     1,349
                                                                          ------     -----
    Projected benefit obligation for services rendered to date..........   1,272     1,349
    Plan assets at fair value (invested in insurance company general
      accounts guaranteed as to principal)..............................   1,043     1,230
                                                                          ------     -----
    Projected benefit obligation in excess of plan assets...............     229       119
                                                                          ------     -----
    Funded status.......................................................    (229)     (119)
    Unrecognized net obligation.........................................      57        52
    Unrecognized prior service cost.....................................      88        80
    Unrecognized net loss...............................................     209       273
                                                                          ------     -----
    Prepaid pension cost................................................  $  125       286
                                                                          ======     =====

     The accumulated benefit obligation represents the actuarial present value of benefits based upon the benefit multiplied by the participants' historical years of service.

     The accumulated and projected benefit obligation for 1995 and 1996 were calculated using the unit credit method and reflect the following assumptions: discount rate of 7.25% in 1995 and 1996, with a 9% long-term rate of return on assets.

     In connection with its collective bargaining agreements, the Company participates with other companies in a defined benefit pension plan covering union employees. Payments made to the multi-employer plan were approximately $313,000, $187,000, and $204,000 during the years ended October 31, 1994, 1995 and 1996, respectively.

     The Company has a 401(K) plan covering all employees who are not covered by a collective bargaining agreement. Company contributions to the plan are at the discretion of the Board of Directors. Pension expense for the years ended October 31, 1994, 1995 and 1996 amounted to approximately $756,000, $839,000, and $814,000, respectively. The Company has a 401(K) plan for all union employees which does not provide for Company contributions.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(11)  MANAGEMENT INCENTIVE COMPENSATION

     The Company has an inactive management incentive compensation plan which is included in the accompanying financial statements net of future tax benefits. The obligations of the plan will be satisfied, upon favorable termination of employment, through the issuance of 53,250 shares of Class A Common Stock at a stated value of $3.33 per share.

     The Company also makes cash awards to key management personnel based on contractual commitments, overall profitability of the Company, as well as individual performance. Management incentive compensation expense amounted to $884,000, $1,157,000, and $439,000 in 1994, 1995 and 1996, respectively.

(12)  SERVICE CONTRACT ARRANGEMENTS

     Service contracts for wagering systems in North America generally cover a five-year period and provide for substantial related services such as software, maintenance personnel, computer operators, and certain operating supplies. They also provide for certain warranties covering operation of the equipment, machines, display equipment, and central computing equipment. The breach of such warranties could result in significant liquidated damages. The equipment is placed at customer facilities under contracts generally providing for revenue based on the greater of a percentage of total amounts wagered or a specified minimum. The Company also has service contracts based on a percentage of total amounts wagered with no specified minimum.

     Minimum annual payments expected to be received under service contracts in effect as of October 31, 1996 with specified minimums are as follows: 1997, $14,593,000; 1998, $12,528,000; 1999, $9,933,000; 2000, $7,694,000; 2001,
$4,558,000; and thereafter $3,675,000.

(13)  CAPITAL STOCK

     The Company has two classes of common stock consisting of Class A Common Stock and Class B Non-voting Common Stock (Class B Common Stock). All shares of Class A Common Stock and Class B Common Stock entitle holders to the same rights and privileges except that the Class B Common Stock is non-voting. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

     In October 1995, the Company completed a private placement of its Class A Common Stock which raised net proceeds of $4,420,089 through the sale of 1,562,849 shares in accordance with the provisions of Regulation S. These shares have not been registered under the Securities Act of 1933 and may not be offered for sale or sold in the United States absent registration or an applicable exemption from registration requirements. The Company used the net proceeds, after deducting expenses of the offering, to repay a portion of the revolving loans outstanding under its Bank Credit Facility.

     In November 1995, the Company entered into an Agreement with holders of its 5.5% Convertible Subordinated Debentures whereby the holders would receive unregistered shares of Class A Common Stock in lieu of cash for interest payments due in August 1995 and February 1996 in the amount of $1,100,000 each. Accordingly, the Company issued 422,500 shares in November 1995 and 513,869 shares in March 1996 (see Note 7).

     During 1996, the Company issued 17,460 shares of Class A Common Stock in settlement of a PARS obligation (see Note 14). During 1995, the Company issued 12,000 and 15,000 shares of unregistered Class A Common Stock in exchange for early termination of a services contract and in payment for services provided to the Company related to MHSPI, respectively.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(13)  CAPITAL STOCK -- (CONTINUED)
  Warrants

     At October 31, 1996, the Company had the following warrants outstanding, including adjustments made in accordance with certain anti-dilution provisions:

                                                     NUMBER OF    EXERCISE
                                                      SHARES       PRICE         EXPIRATION
                                                     ---------    --------    -----------------
    Warrants to purchase Class A Common Stock:
      1991 Warrants................................  2,307,400     $ 1.64       October 31,1999
      1995 Warrants................................    387,317     $ 2.98        April 30, 2000
      1996 Warrants................................    525,000     $ 1.25        April 20, 1998
                                                     ---------
              Total Class A Common Stock
                Warrants...........................  3,219,717
                                                     =========
    Warrants to purchase Class B Common Stock......    146,793     $ 3.83      October 30, 2003
                                                     =========

     In connection with the January 29, 1997 amendment of the Senior Facility, the Company agreed to reduce the exercise price of the 1995 and 1996 Lender Warrants from $2.98 and $1.25 per share, respectively, to $.01 per share if the Senior Facility is not repaid in full by December 1, 1997 (see Note 7).

(14)  STOCK OPTIONS

     The Company has three stock option plans under which shares of Class A Common Stock have been authorized and are reserved for issuance to employees, officers and directors: the 1984 Stock Option Plan (the "1984
Plan") -- 1,350,000 shares; the 1992 Equity Incentive Plan (the "1992
Plan") -- 3,000,000 shares; and the 1995 Equity Incentive Plan (the "1995 Plan") -- 2,000,000 shares.

     In May 1995, the Company offered holders of stock options with exercise prices above market value as of May 26, 1995 the right to cancel such options in exchange for Performance Accelerated Restricted Stock Units (the "PARS"). The PARS represent deferred shares of Class A Common Stock which vest in 20% increments on the sixth, seventh, eighth, ninth and tenth anniversaries, or, in certain circumstances, on an accelerated basis based on the Company's stock being traded at certain per share prices, or at the discretion of the Board of Directors. Options to purchase 1,976,500 shares were exchanged for 503,610 PARS. Additionally, a total of 110,000 and 50,000 deferred shares with a three year vesting schedule were issued to certain non-employee directors under the 1992 Plan ("Deferred Stock") in fiscal 1995 and 1996, respectively. In accordance with the award of PARS and Deferred Stock, the Company has recorded compensation expense of $166,000 and $346,000 in 1995 and 1996, respectively. Additional compensation expense totaling $1,851,000 will be charged to expense through 2005.

     Options granted under the Company's equity incentive plans are exercisable at the fair market value of the stock at the date of grant. From time to time, the Company grants additional stock options to individuals outside of the 1992 and 1995 Plans in recognition of contributions made to the Company.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(14)  STOCK OPTIONS -- (CONTINUED)
     Information with respect to the Company's stock options are as follows:

                                                            NUMBER OF
                          STOCK OPTIONS                      SHARES        PRICE RANGE
        --------------------------------------------------  ---------     --------------
        Outstanding at October 31, 1993...................  3,750,205
          Granted.........................................    891,400     $15.75-$22.00
          Canceled........................................      3,800     $15.75
          Exercised.......................................    428,503     $ 1.59-$13.50
                                                            ---------
        Outstanding at October 31, 1994...................  4,209,302
          Granted.........................................    634,000     $ 3.19-$15.00
          Canceled........................................    156,100     $ 4.84-$26.25
          Exchanged.......................................  1,887,200     $ 4.84-$26.25
          Exercised.......................................    168,999     $ 1.59-$ 4.84
                                                            ---------
        Outstanding at October 31, 1995...................  2,631,003
          Granted.........................................  2,319,500     $ 1.19-$ 3.50
          Canceled........................................  1,143,365     $ 2.88-$21.00
          Exchanged.......................................     89,300     $ 6.00-$17.25
                                                            ---------
        Outstanding at October 31, 1996...................  3,717,838
                                                            =========

     At October 31, 1996, 1,949,903 options to acquire shares of Class A Common Stock were exercisable. Outstanding options expire prior to October 21, 2006, and are exercisable at prices ranging from $1.19 to $17.00 per share.

(15)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments is determined by reference to market data and other valuation techniques as appropriate. The Company believes the fair value of its financial instruments, principally accounts receivable, accounts payable, and accrued liabilities, except for its long-term debt, and subordinated debentures, approximates their recorded values.

     With respect to the Company's senior bank credit facility, the Company is unable to determine the fair value of this instrument. Similarly, the Company is unable to obtain an independent appraisal of the fair market value of its subordinated debentures.

(16)  LITIGATION

     In addition to routine legal proceedings incidental to the conduct of its business, the Company and certain of its officers and directors were named as defendants in a number of lawsuits commenced in February 1995 as class actions in the United States District Court for the District of Delaware. These lawsuits were consolidated into one class action in June 1995. The parties entered into a definitive Stipulation and Agreement of Settlement dated July 19, 1996 (the "Settlement Agreement") related to these claims.

     The Settlement Agreement was finalized on December 24, 1996, at which time the Company paid $7.5 million in cash plus 2,963,590 shares of Class A Common Stock which had an aggregate value of $3.5 million based on the average price of the Company's Class A Common Stock for 10 trading days preceding the final hearing in the District Court. Insurance companies providing directors and officers insurance contributed approximately $6.5 million of the cash portion of the settlement (with $1.25 million of that amount in the form of a loan to the Company, with the payment terms subject to negotiation).

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(16)  LITIGATION -- (CONTINUED)
     The Company accrued a charge of $6.8 million against earnings in fiscal 1996 to reflect the expected settlement and anticipated legal fees. There will be no further charges against earnings as a result of the Settlement Agreement.

(17)  EXPORT SALES AND MAJOR CUSTOMERS

     Sales to foreign customers amounted to $6,073,000, $9,860,000, and $11,119,000, in 1994, 1995 and 1996, respectively. A single customer represented $27,290,000 of fiscal 1994 revenues.

(18)  ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                                           OCTOBER 31,
                                                                        ------------------
                                                                         1995        1996
                                                                        -------     ------
                                                                          (IN THOUSANDS)
    Compensation and benefits.........................................  $ 7,944      6,600
    Taxes, other than income..........................................    1,295      1,367
    Customer advances on sales contracts..............................      743        306
    Warranty reserves.................................................    1,320        454
    Interest..........................................................    2,069        647
    Restructuring costs...............................................    2,510         --
    Other.............................................................    7,902     10,683
                                                                        -------     ------
                                                                        $23,783     20,057
                                                                        =======     ======

(19)  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly financial data for the years ended October 31, 1995 and 1996 is as follows:

                                                          YEAR ENDED OCTOBER 31, 1995
                                                   ------------------------------------------
                                                    FIRST       SECOND      THIRD      FOURTH
                                                   QUARTER      QUARTER    QUARTER     QUARTER
                                                   --------     ------     -------     ------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
    Total operating revenues.....................  $ 31,117     37,132      38,722     46,213
    Gross profit.................................    12,874     14,960      13,770     17,350
    Net loss.....................................    (5,931)    (8,958)    (29,246)    (5,754)
    Loss per common share........................  $  (0.21)     (0.31)      (1.01)     (0.20)
                                                    -------     ------     -------     ------
    Weighted average shares outstanding..........    28,810     28,913      28,928     29,201
                                                    =======     ======     =======     ======

                                                          YEAR ENDED OCTOBER 31, 1996
                                                   ------------------------------------------
                                                    FIRST       SECOND      THIRD      FOURTH
                                                   QUARTER      QUARTER    QUARTER     QUARTER
                                                   --------     ------     -------     ------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
    Total operating revenues.....................  $ 43,306     45,741      41,828     45,360
    Gross profit.................................    15,761     16,075      15,941     16,852
    Net loss.....................................   (13,801)    (5,894)     (7,804)    (6,696)
    Loss per common share........................  $  (0.45)     (0.19)      (0.25)     (0.20)
                                                    -------     ------     -------     ------
    Weighted average shares outstanding..........    30,905     31,373      31,459     31,474
                                                    =======     ======     =======     ======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(20)  BUSINESS AND GEOGRAPHIC SEGMENTS

     The following tables represent revenues, profits, depreciation and assets by business and geographic segments for the years ended October 31, 1994, 1995 and 1996. Corporate expenses are allocated among industry and geographic segments.

                                                                    YEAR ENDED OCTOBER 31,
                                                               --------------------------------
                                                                 1994        1995        1996
                                                               --------     -------     -------
                                                                        (IN THOUSANDS)
BUSINESS SEGMENTS
Service revenue and product sales
  Pari-mutuel/sports betting.................................  $ 92,888     127,336     128,439
  Lottery operations.........................................    56,162      25,848      47,796
                                                               --------     --------    --------
                                                               $149,050     153,184     176,235
                                                               ========     ========    ========
Operating income (loss)
  Pari-mutuel/sports betting.................................  $(18,887)    (19,412)    (10,293)
  Lottery operations.........................................     4,953     (11,878)      1,865
                                                               --------     --------    --------
                                                               $(13,934)    (31,290)     (8,428)
                                                               ========     ========    ========
Depreciation and amortization
  Pari-mutuel/sports betting.................................  $ 18,351      26,861      31,068
  Lottery operations.........................................     7,067       8,602       9,785
                                                               --------     --------    --------
                                                               $ 25,418      35,463      40,853
                                                               ========     ========    ========
Assets
  Pari-mutuel/sports betting.................................  $195,559     188,220     152,868
  Lottery operations.........................................    46,038      52,801      43,925
                                                               --------     --------    --------
                                                               $241,597     241,021     196,793
                                                               ========     ========    ========
Capital expenditures and expenditures for equipment under
  wagering systems contracts
  Pari-mutuel/sports betting.................................  $ 57,954      14,723       8,135
  Lottery operations.........................................     1,511       3,417       1,106
                                                               --------     --------    --------
                                                               $ 59,465      18,140       9,241
                                                               ========     ========    ========

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                                                                    YEAR ENDED OCTOBER 31,
                                                                 1994        1995        1996
                                                               --------     --------    --------
                                                                        (IN THOUSANDS)

(20)  BUSINESS AND GEOGRAPHIC SEGMENTS -- (CONTINUED)

GEOGRAPHIC SEGMENTS
Service revenue and product sales
  North America..............................................  $ 91,915     114,943     120,589
  Europe.....................................................    50,350      34,227      49,656
  Asia.......................................................     6,785       4,014       5,990
                                                               --------     --------    --------
                                                               $149,050     153,184     176,235
                                                               ========     ========    ========
Operating income (loss)
  North America..............................................  $(20,515)    (25,960)     (6,373)
  Europe.....................................................     4,389      (4,500)     (1,573)
  Asia.......................................................     2,192        (830)       (482)
                                                               --------     --------    --------
                                                               $(13,934)    (31,290)     (8,428)
                                                               ========     ========    ========
Depreciation and amortization
  North America..............................................  $ 19,653      27,296      32,195
  Europe.....................................................     5,715       8,167       8,658
  Asia.......................................................        50          --          --
                                                               --------     --------    --------
                                                               $ 25,418      35,463      40,853
                                                               ========     ========    ========
Assets
  North America..............................................  $196,232     180,637     146,929
  Europe.....................................................    45,365      60,384      49,864
  Asia.......................................................        --          --          --
                                                               --------     --------    --------
                                                               $241,597     241,021     196,793
                                                               ========     ========    ========
Capital expenditures and expenditures for equipment under
  wagering systems contracts
  North America..............................................  $ 57,460      15,798       8,518
  Europe.....................................................     2,005       2,342         723
  Asia.......................................................        --          --          --
                                                               --------     --------    --------
                                                               $ 59,465      18,140       9,241
                                                               ========     ========    ========

(21)  EUROPEAN LOTTERY BUSINESS

     On January 14, 1997, the Company signed a letter of intent to sell its European lottery business for a price estimated to be between $25 million and $30 million, determined pursuant to a formula. Consummation of the proposed sale is subject to execution of a definitive purchase agreement and related documents and to satisfaction of certain customary conditions, including certain third party consents. This sale will not affect the Company's domestic lottery activity nor its other international lottery customers not served by the European lottery business. If consummated as presently contemplated, the Company expects to recover the carrying value of the business.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(22) FINANCIAL INFORMATION FOR GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

     The Company conducts substantially all of its business through its domestic and foreign subsidiaries. In July 1997, the Company expects to issue $110 million aggregate principal amount of Senior Notes due 2004 bearing interest at 10 7/8% per annum (the "Senior Notes"). The proceeds from the issuance of the Senior Notes will be used to repay all amounts outstanding under the Senior Facility (see Note 7). The Senior Notes will be jointly and severally guaranteed by substantially all of the Company's wholly-owned domestic subsidiaries (the "Guarantor Subsidiaries").

     Presented below is condensed consolidating financial information for Autotote Corporation (the "Parent Company"), the Guarantor Subsidiaries and the wholly-owned foreign subsidiaries and the non wholly-owned domestic and foreign subsidiaries (the "Non-Guarantor Subsidiaries") as of October 31, 1995 and 1996 and for each of the three years in the period ended October 31, 1996. The condensed consolidating financial information has been presented to show the nature of assets held, results of operations and cash flows of the Parent Company, Guarantor Subsidiaries and Non-Guarantor Subsidiaries assuming the expected guarantee structure of the Senior Notes was in effect at the beginning of the periods presented. Separate financial statements for the Guarantor Subsidiaries are not presented based on management's determination that they would not provide additional information that is material to investors.

     The condensed consolidating financial information reflects the investments of the Parent Company in the Guarantor and Non-Guarantor Subsidiaries using the equity method of accounting. In addition, corporate interest expense and administrative expenses, as well as the fiscal 1994 extraordinary write-off of financing fees, have not been allocated to the subsidiaries.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 1994

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                        COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
Operating revenues....................  $     --       96,080         55,103         (2,133)       149,050
Operating expenses....................        --       70,389         36,970         (3,667)       103,692
                                        --------     --------       --------      ------- -       --------
  Gross profit........................        --       25,691         18,133          1,534         45,358
Selling, general and administrative expenses...    7,902     14,640      2,756           --         25,298
Restructuring and write-off of
  assets..............................       651        6,807            851            267          8,576
Depreciation and amortization.........        60       17,107          8,251             --         25,418
                                        --------     --------       --------      ------- -       --------
  Operating income (loss).............    (8,613)     (12,863)         6,275          1,267        (13,934)
Interest expense......................     5,891          184            153            180          6,408
Other (income) expense................        --          (94)        (2,243)         1,385           (952)
                                        --------     --------       --------      ------- -       --------
  Income (loss) before equity of
     subsidiaries, taxes and
     extraordinary item...............   (14,504)     (12,953)         8,365           (298)       (19,390)
Equity in income (loss) of
  subsidiaries........................    (6,435)          --             --          6,435             --
Income tax expense (benefit)..........    (3,011)      (3,414)         4,963             --         (1,462)
                                        --------     --------       --------      ------- -       --------
  Income (loss) before extraordinary
     item.............................   (17,928)      (9,539)         3,402          6,137        (17,928)
Extraordinary item-write-off of
  financing fees......................     4,222           --             --             --          4,222
                                        --------     --------       --------      ------- -       --------
Net income (loss).....................  $(22,150)      (9,539)         3,402          6,137        (22,150)
                                        ========     ========       ========       ========       ========

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED OCTOBER 31, 1994

                                           PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                          COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                          --------   ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
Net income (loss).......................  $(22,150)      (9,539)         3,402          6,137        (22,150)
  Depreciation and amortization.........        60       17,107          8,251             --         25,418
  Equity in (income) loss of
     subsidiaries.......................     6,435           --             --         (6,435)            --
  Other non-cash adjustments............     4,873          265          5,734         (1,864)         9,008
  Changes in working capital............    (1,813)      12,548        (17,352)         1,783         (4,834)
                                          --------     --------       --------       --------       --------
Net cash provided by (used in) operating
  activities............................   (12,595)      20,381             35           (379)         7,442
                                          --------     --------       --------       --------       --------
Cash flows from investing activities:
  Capital and wagering systems
     expenditures.......................       (23)     (53,969)        (6,745)         1,272        (59,465)
  Other assets and investments..........    (5,248)     (14,574)        (1,213)            56        (20,979)
                                          --------     --------       --------       --------       --------
Net cash provided by (used in) investing
  activities............................    (5,271)     (68,543)        (7,958)         1,328        (80,444)
                                          --------     --------       --------       --------       --------
Cash flows from financing activities:
  Net borrowings under lines of
     credit.............................        --         (474)            --             --           (474)
  Proceeds from issuance of long-term
     debt...............................        --      118,300            704             --        119,004
  Payments on long-term debt............        --      (51,256)          (306)            --        (51,562)
  Other, principally intercompany
     balances...........................    17,845      (26,929)        11,516           (949)         1,483
                                          --------     --------       --------       --------       --------
Net cash provided by (used in) financing
  activities............................    17,845       39,641         11,914           (949)        68,451
                                          --------     --------       --------       --------       --------
Effect of exchange rate changes on
  cash..................................        --           --            137             --            137
Increase (decrease) in cash and cash
  equivalents...........................       (21)      (8,521)         4,128             --         (4,414)
Cash and cash equivalents, beginning of
  year..................................        36        6,763          3,725             --         10,524
                                          --------     --------       --------       --------       --------
Cash and cash equivalents, end of
  year..................................  $     15       (1,758)         7,853             --          6,110
                                          ========     ========       ========       ========       ========

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                                OCTOBER 31, 1995

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                         COMPANY   SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                         -------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
                                                   ASSETS
  Accounts receivable, net.............  $    --       11,930          9,770             --         21,700
  Other current assets.................    3,919        7,171         15,136           (169)        26,057
  Property and equipment, net..........       71      102,671         16,286           (768)       118,260
  Investment in subsidiaries...........   72,714           --             --        (72,714)            --
  Other assets.........................    3,239       42,623         30,722         (1,580)        75,004
                                         -------      -------         ------        -------        -------
          Total assets.................  $79,943      164,395         71,914        (75,231)       241,021
                                         =======      =======         ======        =======        =======
                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  Current liabilities..................  $ 8,810       22,011         11,262             26         42,109
  Current installments of long-term
     debt..............................       --        8,472          2,323            (23)        10,772
  Long-term debt, excluding current
     installments......................   40,000      124,727          1,819            (54)       166,492
  Other non-current liabilities........    1,865          912          6,790            224          9,791
  Intercompany balances................   17,411      (27,383)         9,922             50             --
  Stockholders' equity (deficit).......   11,857       35,656         39,798        (75,454)        11,857
                                         -------      -------         ------        -------        -------
          Total liabilities and
            stockholders' equity
            (deficit)..................  $79,943      164,395         71,914        (75,231)       241,021
                                         =======      =======         ======        =======        =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 1995

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                        COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
Operating revenues....................  $     --      117,885         42,984         (7,685)       153,184
Operating expenses....................        --       78,701         22,184         (6,655)        94,230
                                        ---------     -------         ------        -------        -------
  Gross profit........................        --       39,184         20,800         (1,030)        58,954
Selling, general and administrative
  expenses............................    12,481       16,242          7,817             --         36,540
Restructuring and write-off of
  assets..............................     4,039       11,997          2,205             --         18,241
Depreciation and amortization.........        22       24,627         10,938           (124)        35,463
                                        ---------     -------         ------        -------        -------
     Operating loss...................   (16,542)     (13,682)          (160)          (906)       (31,290)
Interest expense......................    15,770          226            532           (166)        16,362
Other (income) expense................        --         (227)          (391)           182           (436)
                                        ---------     -------         ------        -------        -------
  Income (loss) before equity of
     subsidiaries and taxes...........   (32,312)     (13,681)          (301)          (922)       (47,216)
Equity in income (loss) of
  subsidiaries........................   (17,577)          --             --         17,577             --
Income tax expense....................        --           --          2,673             --          2,673
                                        ---------     -------         ------        -------        -------
Net income (loss).....................  $(49,889)     (13,681)        (2,974)        16,655        (49,889)
                                        =========     =======         ======        =======        =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED OCTOBER 31, 1995

                                           PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                          COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                          --------   ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
Net income (loss).......................  $(49,889)     (13,681)        (2,974)        16,655        (49,889)
  Depreciation and amortization.........        22       24,627         10,938           (124)        35,463
  Equity in (income) loss of
     subsidiaries.......................    17,577           --             --        (17,577)            --
  Other non-cash adjustments............     5,240       12,007          4,234            214         21,695
  Changes in working capital............     8,567       (5,868)        (1,850)          (128)           721
                                          ---------     -------         ------        -------        -------
Net cash provided by (used in) operating
  activities............................   (18,483)      17,085         10,348           (960)         7,990
                                          ---------     -------         ------        -------        -------
Cash flows from investing activities:
  Capital and wagering systems expenditures...      (61)    (17,134)     (3,073)        2,128        (18,140)
  Other assets and investments..........    (1,727)      (3,619)        (4,724)        (1,204)       (11,274)
                                          ---------     -------         ------        -------        -------
Net cash provided by (used in) investing
  activities............................    (1,788)     (20,753)        (7,797)           924        (29,414)
                                          ---------     -------         ------        -------        -------
Cash flows from financing activities:
  Net borrowing under lines of credit...        --           --           (250)            --           (250)
  Proceeds from issuance of long-term
     debt...............................        --       30,227          1,803             --         32,030
  Payments on long-term debt............        --         (805)        (1,562)            --         (2,367)
  Other, principally intercompany
     balances...........................    23,776      (23,646)       (10,071)            36         (9,905)
                                          ---------     -------         ------        -------        -------
Net cash provided by (used in) financing
  activities............................    23,776        5,776        (10,080)            36         19,508
                                          ---------     -------         ------        -------        -------
Effect of exchange rate changes on
  cash..................................      (135)          --            932             --            797
Increase (decrease) in cash and cash
  equivalents...........................     3,370        2,108         (6,597)            --         (1,119)
Cash and cash equivalents, beginning of
  year..................................        15       (1,758)         7,853             --          6,110
                                          ---------     -------         ------        -------        -------
Cash and cash equivalents, end of
  year..................................  $  3,385          350          1,256             --          4,991
                                          =========     =======         ======        =======        =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                                OCTOBER 31, 1996

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                         COMPANY   SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                         -------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
                                                   ASSETS
  Accounts receivable, net.............  $    --        9,557          8,700             --         18,257
  Other current assets.................    4,080        5,396         13,146           (211)        22,411
  Property and equipment, net..........      158       83,522         12,649           (449)        95,880
  Investment in subsidiaries...........   65,402           --             --        (65,402)            --
  Other assets.........................    3,401       33,163         25,323         (1,642)        60,245
                                         --------    --------        -------       --------       --------
          Total assets.................  $73,041      131,638         59,818        (67,704)       196,793
                                         ========    ========        =======       ========       ========
                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  Current liabilities..................  $ 9,856       16,788          7,988             47         34,679
  Current installments of long-term
     debt..............................       --        8,478            781            (25)         9,234
  Long-term debt, excluding current
     installments......................   40,000      117,983          1,832            (25)       159,790
  Other non-current liabilities........    3,644          778          8,557            308         13,287
  Intercompany balances................   39,738      (46,908)         7,234            (64)            --
  Stockholders' equity (deficit).......  (20,197)      34,519         33,426        (67,945)       (20,197)
                                         --------    --------        -------       --------       --------
          Total liabilities and
            stockholders' equity
            (deficit)..................  $73,041      131,638         59,818        (67,704)       196,793
                                         ========    ========        =======       ========       ========

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 1996

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                        COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
Operating revenues....................  $     --      121,294         57,197         (2,256)       176,235
Operating expenses....................        --       78,466         35,227         (2,087)       111,606
                                        --------     --------        -------       --------       --------
  Gross profit........................        --       42,828         21,970           (169)        64,629
Selling, general and administrative
  expenses............................     9,771       13,443          9,766           (127)        32,853
Restructuring and write-off of
  assets..............................       233           --           (882)            --           (649)
Depreciation and amortization.........        40       29,674         11,456           (317)        40,853
                                        --------     --------        -------       --------       --------
  Operating income (loss).............   (10,044)        (289)         1,630            275         (8,428)
Interest expense......................    14,499          288            391           (341)        14,837
Other (income) expense................     8,581         (184)          (335)           425          8,487
                                        --------     --------        -------       --------       --------
  Income (loss) before equity of
     subsidiaries and taxes...........   (33,124)        (393)         1,574            191        (31,752)
Equity in income (loss) of
  subsidiaries........................      (671)          --             --            671             --
Income tax expense....................       400          200          1,843             --          2,443
                                        --------     --------        -------       --------       --------
Net income (loss).....................  $(34,195)        (593)          (269)           862        (34,195)
                                        ========     ========        =======       ========       ========

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED OCTOBER 31, 1996

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                        COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
Net income (loss)...................... $(34,195)        (593)          (269)           862        (34,195)
  Depreciation and amortization........       40       29,674         11,456           (317)        40,853
  Equity in (income) loss of
     subsidiaries......................      671           --             --           (671)            --
  Other non-cash adjustments...........    7,188          441            (13)           152          7,768
  Changes in working capital...........      373       (2,274)         2,431            (88)           442
                                        --------     --------        -------       --------       --------
Net cash provided by (used in)
  operating activities.................  (25,923)      27,248         13,605            (62)        14,868
                                        --------     --------        -------       --------       --------
Cash flows from investing activities:
  Capital and wagering systems
     expenditures......................     (114)      (7,863)        (1,262)            (2)        (9,241)
  Other assets and investments.........    1,530        1,168         (2,013)           669          1,354
                                        --------     --------        -------       --------       --------
Net cash provided by (used in)
  investing activities.................    1,416       (6,695)        (3,275)           667         (7,887)
                                        --------     --------        -------       --------       --------
Cash flows from financing activities:
  Net borrowings under lines of
     credit............................       --           --             --             --             --
  Proceeds from issuance of long-term
     debt..............................       --        4,236            924             --          5,160
  Payments on long-term debt...........       --       (8,930)        (1,926)            27        (10,829)
  Other, principally intercompany
     balances..........................   24,112      (15,947)        (7,391)          (774)            --
                                        --------     --------        -------       --------       --------
Net cash provided by (used in)
  financing activities.................   24,112      (20,641)        (8,393)          (747)        (5,669)
                                        --------     --------        -------       --------       --------
Effect of exchange rate changes on
  cash.................................      386           (1)          (842)           142           (315)
Increase (decrease) in cash and cash
  equivalents..........................       (9)         (89)         1,095             --            997
Cash and cash equivalents, beginning of
  year.................................    3,385          350          1,256             --          4,991
                                        --------     --------        -------       --------       --------
Cash and cash equivalents, end of
  year................................. $  3,376          261          2,351             --          5,988
                                        ========     ========        =======       ========       ========

                                                                     SCHEDULE II

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                       THREE YEARS ENDED OCTOBER 31, 1996
                                 (IN THOUSANDS)

                                                                ADDITIONS
                                          ------------------------------------------------------
                                          BALANCE AT    CHARGED TO     CHARGED                     BALANCE AT
                                           BEGINNING    COSTS AND     TO OTHER                       END OF
                                           OF PERIOD     EXPENSES    ACCOUNTS(1)   DEDUCTIONS(2)     PERIOD
                                          -----------   ----------   -----------   -------------   -----------
Year ended October 31, 1994
  Allowance for doubtful accounts........   $   974          625           --           1,101            498

Year ended October 31, 1995
  Allowance for doubtful accounts........   $   498        1,372          169             360          1,679

Year ended October 31, 1996
  Allowance for doubtful accounts........   $ 1,679        1,392           --           1,018          2,053

---------------
(1) Amounts related to acquired companies

(2) Amounts written off

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      OCTOBER 31,      APRIL 30,
                                                                         1996            1997
                                                                      -----------     -----------
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.........................................   $    5,988          3,599
  Restricted cash...................................................          611            524
  Accounts receivable, net..........................................       18,257         13,564
  Inventories.......................................................        5,780          5,129
  Unbilled receivables..............................................        6,901             --
  Prepaid expenses, deposits and other current assets...............        3,131          3,766
                                                                         --------       --------
          Total current assets......................................       40,668         26,582
                                                                         --------       --------
Property and equipment, at cost.....................................      186,249        179,178
  Less accumulated depreciation.....................................       90,369         94,522
                                                                         --------       --------
          Net property and equipment................................       95,880         84,656
                                                                         --------       --------
Goodwill, net of amortization.......................................       21,024          7,341
Operating right, net of amortization................................       16,848         16,348
Other assets and investments........................................       22,373         12,870
                                                                         --------       --------
                                                                       $  196,793        147,797
                                                                         ========       ========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
  Current installments of long-term debt............................   $    9,234         31,060
  Accounts payable..................................................       14,242          8,917
  Accrued liabilities...............................................       20,436         22,424
                                                                         --------       --------
          Total current liabilities.................................       43,912         62,401
                                                                         --------       --------
Deferred income taxes...............................................        7,675          2,797
Other long-term liabilities.........................................        5,612          1,433
Long-term debt, excluding current installments......................      119,790         70,599
Long-term debt, convertible subordinated debentures.................       40,000         40,000
                                                                         --------       --------
          Total liabilities.........................................      216,989        177,230
                                                                         --------       --------
Stockholders' deficit:
  Preferred stock, par value $1.00 per share, 2,000 shares
     authorized, none outstanding...................................           --             --
  Class A common stock, par value $0.01 per share, 99,300 shares authorized, 31,474 and 35,282 shares outstanding at October 31,
     1996 and April 30, 1997, respectively..........................          315            353
  Class B non-voting common stock, par value $0.01 per share, 700
     shares authorized, none outstanding............................           --             --
  Additional paid-in capital........................................      143,369        148,011
  Accumulated deficit...............................................     (163,664)      (175,778)
  Treasury stock, at cost...........................................         (102)          (102)
  Translation adjustment............................................         (114)        (1,917)
                                                                         --------       --------
          Total stockholders' deficit...............................      (20,196)       (29,433)
                                                                         --------       --------
                                                                       $  196,793        147,797
                                                                         ========       ========

          See accompanying notes to consolidated financial statements.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED APRIL 30, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                         SIX MONTHS   SIX MONTHS
                                                                           ENDED        ENDED
                                                                         APRIL 30,    APRIL 30,
                                                                            1996         1997
                                                                         ----------   ----------
Operating revenues:
  Services.............................................................   $ 64,974       66,389
  Sales................................................................     24,073       11,047
                                                                          --------     --------
                                                                            89,047       77,436
                                                                          --------     --------
Operating expenses (exclusive of depreciation and amortization shown below):
  Services.............................................................     41,071       39,329
  Sales................................................................     16,140        7,433
                                                                          --------     --------
                                                                            57,211       46,762
                                                                          --------     --------
          Total gross profit...........................................     31,836       30,674
                                                                          --------     --------
Selling, general and administrative expenses...........................     16,548       15,205
Depreciation and amortization..........................................     18,994       19,852
                                                                          --------     --------
          Operating loss...............................................     (3,706)      (4,383)
                                                                          --------     --------
Other deductions (income):
  Interest expense.....................................................      7,332        7,314
  Litigation settlement................................................      6,800           --
  Other (income) expenses..............................................        143         (125)
                                                                          --------     --------
                                                                            14,275        7,189
                                                                          --------     --------
  Loss before income tax expense.......................................    (17,981)     (11,572)
Income tax expense.....................................................      1,714          542
                                                                          --------     --------
Net loss...............................................................   $(19,695)     (12,114)
                                                                          ========     ========
Net loss per common share..............................................   $  (0.63)       (0.36)
                                                                          ========     ========
Weighted average number of common shares outstanding...................     31,139       33,616
                                                                          ========     ========

          See accompanying notes to consolidated financial statements.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED APRIL 30, 1996 AND 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                       SIX MONTHS     SIX MONTHS
                                                                         ENDED          ENDED
                                                                       APRIL 30,      APRIL 30,
                                                                          1996           1997
                                                                       ----------     ----------
Cash flows from operating activities:
  Net loss...........................................................   $(19,695)       (12,114)
                                                                        --------        -------
  Adjustments to reconcile net loss to cash provided by operating activities:
     Depreciation and amortization...................................     18,994         19,852
     Litigation settlement, net of cash payments.....................      5,800             --
     Changes in operating assets and liabilities.....................     (2,256)         1,837
     Other...........................................................      2,813            134
                                                                        --------        -------
          Total adjustments..........................................     25,351         21,823
                                                                        --------        -------
Net cash provided by operating activities............................      5,656          9,709
                                                                        --------        -------

Cash flows from investing activities:
  Capital expenditures...............................................     (1,075)          (701)
  Expenditures for equipment under wagering systems contracts........     (4,051)        (2,721)
  Proceeds from sale of business and asset disposals, net of cash
     transferred.....................................................        997         19,451
  Increase in other assets and other liabilities.....................     (2,134)        (1,606)
                                                                        --------        -------
Net cash used in investing activities................................     (6,263)        14,423
                                                                        --------        -------

Cash flows from financing activities:
  Net borrowings (repayments) under revolving credit facilities......      2,195         (4,487)
  Payments on long-term debt.........................................     (2,571)       (22,701)
  Net proceeds from issuance of common stock.........................         --            956
                                                                        --------        -------
Net cash used by financing activities................................       (376)       (26,232)
                                                                        --------        -------
Effect of exchange rate changes on cash..............................        130           (289)
                                                                        --------        -------
Increase/(Decrease) in cash and cash equivalents.....................       (853)        (2,389)
Cash and cash equivalents, beginning of period.......................      4,991          5,988
                                                                        --------        -------
Cash and cash equivalents, end of period.............................   $  4,138          3,599
                                                                        ========        =======

Supplemental disclosure of cash flow information:
Cash paid during the period for:
  Interest...........................................................   $  5,579          6,785
                                                                        ========        =======
  Income taxes.......................................................   $    636            825
                                                                        ========        =======
  The Company issued 2,964 shares of Class A Common Stock during the
     1997 period in connection with the settlement of its stockholder litigation.

          See accompanying notes to consolidated financial statements.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 1997
                                  (UNAUDITED)

(1)  CONSOLIDATED FINANCIAL STATEMENTS

     The consolidated balance sheet as of April 30, 1997 and the consolidated statements of operations for the three months and six months ended April 30, 1996 and 1997, and the consolidated statements of cash flows for the six months then ended have been prepared by the Company without audit. In the opinion of management, all adjustments necessary to present fairly the financial position of the Company at April 30, 1997, and the results of its operations for the three and six months ended April 30, 1996 and 1997, and its cash flows for the six months ended April 30, 1996 and 1997 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1996 Annual Report on Form 10-K. The results of operations for the periods ended April 30, 1997 are not necessarily indicative of the operating results for the full year.

     Certain items in the prior year's financial statements have been reclassified to conform with the current year presentation.

(2)  SALE OF THE EUROPEAN LOTTERY BUSINESS

     On April 15, 1997, the Company completed the sale of its European lottery business through the sale of its stock ownership of Tele Control Kommunikations und Computersysteme Aktien Gesellschaft ("Tele Control") for cash consideration of approximately $25.0 million. The sales price is subject to an upward adjustment of up to approximately $1.6 million based upon, among other items, the closing balance sheet. Concurrently at closing, the Company provided the purchaser with a letter of credit in the amount of $2.5 million to secure certain obligations under the sales agreement. The letter of credit reduces to zero in specified amounts and on specified dates through October 1998. The Company recorded a gain of $0.3 million on the sale in the second quarter of fiscal 1997.

     Under the terms of the sale, the purchaser will have the right to license and purchase the Company's terminals for use in lottery applications. Currently neither Tele Control nor the purchaser has on-line lottery wagering terminals. Also under the agreement, the purchaser will have the right of first refusal to purchase the Company's remaining lottery business. The Company, however, has no plans to sell this business at the present time and remains committed to serving the North American lottery market and its existing customers.

     The following unaudited information shows the revenues and expenses of the European lottery business for the three months and six months ended April 30, 1996 and 1997. Interest and income tax expenses have not been included in the table below.

                                                             THREE MONTHS
                                                                 ENDED           SIX MONTHS ENDED
                                                               APRIL 30,            APRIL 30,
                                                           -----------------     ----------------
                                                            1996       1997       1996      1997
                                                           ------     ------     ------     -----
                                                                       (IN THOUSANDS)
Operating revenue........................................  $9,344      2,463     19,518     6,119
Operating expenses, including selling, general and
  administrative expenses, and depreciation and
  amortization expenses..................................   9,171      2,772     16,723     6,181
                                                           ------      -----     ------     -----
Operating income.........................................  $  173       (309)     2,795       (62)
                                                           ======      =====     ======     =====

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(3)  INVENTORIES

     Inventories consist of the following:

                                                                      OCTOBER 31,     APRIL 30,
                                                                         1996           1997
                                                                      -----------     ---------
                                                                           (IN THOUSANDS)
    Parts...........................................................    $ 3,295         3,580
    Work-in-process.................................................        909           519
    Finished goods..................................................      1,028           440
    Ticket paper....................................................        548           590
                                                                         ------         -----
    Total...........................................................    $ 5,780         5,129
                                                                         ======         =====

     Work-in-process includes costs for equipment expected to be sold. Costs incurred for equipment associated with specific wagering system contracts not yet placed in service are classified as construction in progress in property and equipment.

(4)  DEBT

     The Company's senior bank credit facility is governed by the Amended and Restated Credit Agreement dated January 26, 1996 ("the Senior Facility") for which Bankers Trust is agent. The Senior Facility provides for: 1) a $55 million term loan (the "A Term Loan"), 2) a $5 million term loan (the "B Term Loan"), and 3) a $75 million revolving credit facility (the "Revolver"), which includes a $25 million sublimit for letters of credit. On January 29, 1997, the Company amended the Senior Facility (the "Amendment") to revise the maturity and amortization of the A and B Term Loans, the maturity of the Revolver, the borrowing rate, certain financial covenants and to revise how proceeds from asset sales reduce scheduled principal payments. The maturity of the Revolver and A Term Loan were changed to February 13, 1998 and scheduled quarterly principal payments on the A Term Loan were reduced to $7.0 million in fiscal 1997 with the balance of $44.0 million due in fiscal 1998. The maturity of the B Term Loan was extended to April 30, 1997 with the remaining balance of $1.0 million due in equal installments of $.5 million in January 1997 and April 1997.

     Effective with the Amendment, borrowings under the Senior Facility bear interest at the Prime lending rate plus a margin ranging from 0.75% to 2.00% depending on the timing and amount of additional principal repayments made in fiscal 1997 in excess of scheduled principal repayments. The Senior Facility permits voluntary prepayments, and requires mandatory repayments upon the occurrence of certain events and in certain amounts, including certain proceeds from asset sales, equity sales and debt raised, and 75% of annual "Excess Cashflow," as defined. A commitment fee of 0.5% per year is payable on the unused amount under the Revolver. A letter of credit fee equal to 2.75% plus a facing fee of 1/8 of 1% per year is payable on each letter of credit issued. See
Note 7 to the Consolidated Financial Statements for the year ended October 31, 1996 included in the Company's 1996 Annual Report on Form 10-K.

     Through April 30, 1997, the Company made scheduled payments of $1.5 million on the A Term Loan and $0.5 million on the B Term Loan. Additionally, on April 15, 1997, as a result of the sale of the European lottery business, the Company made payments mandated under the Senior Facility of $0.5 million on the B Term Loan and $19.5 million on the A Term Loan, as well as discretionary payments of $5.0 million on the Revolver. Because the Company made the mandated payments on schedule, the maturity of the Revolver was extended to July 31, 1998; the interest rate margin applicable to borrowings under the Senior Facility was fixed at 0.75%; scheduled repayments were reduced by $2.0 million in fiscal 1997 and $18.0 million in fiscal 1998; certain contingent fees were waived; and certain financial covenants were revised.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

(4)  DEBT -- (CONTINUED)
     As of April 30, 1997, the Company had approximately $3.2 million available for borrowing under its Revolver, with $4.4 million in outstanding letters of credit including $2.5 million issued in connection with the sale of the European lottery business, and $97.4 million in outstanding borrowings.

(5)  EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). This statement simplifies the standards for computing earnings per share ("EPS") and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement of all entities with complex capital structures. SFAS 128 also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

     Since the Company has experienced net losses in each quarter of fiscal 1996 and in the first and second quarters of fiscal 1997, stock options and stock warrants are anti-dilutive. Therefore, they have been and would continue to be excluded from the denominator of the earnings per common share calculation as reported in the accompanying financial statements and as contemplated under SFAS
128. Earnings per common share in the second quarter and first six months of fiscal 1996 and 1997 as computed under SFAS 128 are thus equal to basic earnings per share as presented in the accompanying financial statements.

(6) FINANCIAL INFORMATION FOR GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

     The Company conducts substantially all of its business through its domestic and foreign subsidiaries. In July, 1997, the Company expects to issue $110 million aggregate principal amount of Senior Notes due 2004 bearing interest at 10 7/8% per annum (the "Senior Notes"). The proceeds from the issuance of the Senior Notes will be used to repay all amounts outstanding under the Senior Facility (see Note 4). The Senior Notes will be jointly and severally guaranteed by substantially all of the Company's wholly-owned domestic subsidiaries (the "Guarantor Subsidiaries").

     Presented below is condensed consolidating financial information for Autotote Corporation (the "Parent Company"), the Guarantor Subsidiaries and the wholly-owned foreign subsidiaries and the non wholly-owned domestic and foreign subsidiaries (the "Non-Guarantor Subsidiaries") as of April 30, 1995 and 1996 and for the six month periods then ended (unaudited). The condensed consolidating financial information has been presented to show the nature of assets held, results of operations and cash flows of the Parent Company, Guarantor Subsidiaries and Non-Guarantor Subsidiaries assuming the expected guarantee structure of the Senior Notes was in effect at the beginning of the periods presented. Separate financial statements for the Guarantor Subsidiaries are not presented based on management's determination that they would not provide additional information that is material to investors.

     The condensed consolidating financial information reflects the investments of the Parent Company in the Guarantor and Non-Guarantor Subsidiaries using the equity method of accounting. In addition, corporate interest expense and administrative expenses have not been allocated to the subsidiaries.

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                                 APRIL 30, 1996

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                         COMPANY   SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                         -------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
                                                   ASSETS
  Accounts receivable, net.............  $   236       10,517          8,558             --         19,311
  Other current assets.................    1,984        6,534         16,475           (171)        24,822
  Property and equipment, net..........      112       95,080         14,312           (615)       108,889
  Investment in subsidiaries...........   71,893           --             --        (71,893)            --
  Other assets.........................    4,164       38,180         28,734         (1,580)        69,498
                                         -------      -------         ------        -------        -------
          Total assets.................  $78,389      150,311         68,079        (74,259)       222,520
                                         =======      =======         ======        =======        =======
                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  Current liabilities..................  $ 8,555       15,351         13,263             22         37,191
  Current installments of long-term
     debt..............................       --       23,978          1,611            (25)        25,564
  Long-term debt, excluding current
     installments......................   40,000      109,073          2,303            (52)       151,324
  Other non-current liabilities........    5,779          966          7,480            242         14,467
  Intercompany balances................   30,081      (35,355)         5,218             56             --
  Stockholders' equity (deficit).......   (6,026)      36,298         38,204        (74,502)        (6,026)
                                         -------      -------         ------        -------        -------
          Total liabilities and
            stockholders' equity
            (deficit)..................  $78,389      150,311         68,079        (74,259)       222,520
                                         =======      =======         ======        =======        =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED APRIL 30, 1996

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                        COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
Operating revenues....................  $     --      57,042          33,178         (1,173)        89,047
Operating expenses....................        --      36,810          21,445         (1,044)        57,211
                                        --------      ------          ------         ------        -------
  Gross profit........................        --      20,232          11,733           (129)        31,836
Selling, general and administrative
  expenses............................     5,784       6,796           4,095           (127)        16,548
Depreciation and amortization.........        13      13,690           5,442           (151)        18,994
                                        --------      ------          ------         ------        -------
  Operating income (loss).............    (5,797)       (254)          2,196            149         (3,706)
Interest expense......................     6,936         187             209             --          7,332
Other (income) expense................     6,800         210             (85)            18          6,943
                                        --------      ------          ------         ------        -------
Income (loss) before equity in
  subsidiaries and taxes..............   (19,533)       (651)          2,072            131        (17,981)
Equity in income (loss) of
  subsidiaries........................      (162)         --              --            162             --
Income tax expense....................        --          --           1,714             --          1,714
                                        --------      ------          ------         ------        -------
Net income (loss).....................  $(19,695)       (651)            358            293        (19,695)
                                        ========      ======          ======         ======        =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        SIX MONTHS ENDED APRIL 30, 1996

                                           PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                          COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                          --------   ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
Net income (loss).......................  $(19,695)        (651)           358            293        (19,695)
  Depreciation and amortization.........        13       13,690          5,442           (151)        18,994
  Equity in (income) loss of
     subsidiaries.......................       162           --             --           (162)            --
  Other non-cash adjustments............     7,257          450            906             --          8,613
  Changes in working capital............      (604)      (4,434)         2,785             (3)        (2,256)
                                          --------      -------         ------        -------        -------
Net cash provided by (used in) operating
  activities............................   (12,867)       9,055          9,491            (23)         5,656
                                          --------      -------         ------        -------        -------
Cash flows from investing activities:
  Capital and wagering systems
     expenditures.......................       (56)      (4,395)          (673)            (2)        (5,126)
  Other assets and investments..........    (1,140)       2,343         (2,642)           302         (1,137)
                                          --------      -------         ------        -------        -------
Net cash provided by (used in) investing
  activities............................    (1,196)      (2,052)        (3,315)           300         (6,263)
                                          --------      -------         ------        -------        -------
Cash flows from financing activities:
  Net borrowings under lines of
     credit.............................        --           --             --             --             --
  Proceeds from issuance of long-term
     debt...............................        --        1,660            535             --          2,195
  Payments on long-term debt............        --       (1,808)          (763)            --         (2,571)
  Other, principally intercompany
     balances...........................    11,863       (6,678)        (4,796)          (389)            --
                                          --------      -------         ------        -------        -------
Net cash provided by (used in) financing
  activities............................    11,863       (6,826)        (5,024)          (389)          (376)
                                          --------      -------         ------        -------        -------
Effect of exchange rate changes on
  cash..................................       401           (1)          (382)           112            130
Increase (decrease) in cash and
  equivalents...........................    (1,799)         176            770             --           (853)
Cash and cash equivalents, beginning of
  year..................................     3,385          350          1,256             --          4,991
                                          --------      -------         ------        -------        -------
Cash and cash equivalents, end of
  year..................................  $  1,586          526          2,026             --          4,138
                                          ========      =======         ======        =======        =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                                 APRIL 30, 1997

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                        COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
                                                   ASSETS
  Accounts receivable, net............  $     --       10,980          2,584             --         13,564
  Other current assets................     4,135        5,007          4,110           (234)        13,018
  Property and equipment, net.........       167       75,448          9,317           (276)        84,656
  Investment in subsidiaries..........    50,454           --             --        (50,454)            --
  Other assets........................     3,078       29,930          4,923         (1,372)        36,559
                                        ---------     -------         ------        -------        -------
          Total assets................  $ 57,834      121,365         20,934        (52,336)       147,797
                                        =========     =======         ======        =======        =======
                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  Current liabilities.................  $ 12,715       14,526          4,006             94         31,341
  Current installments of long-term
     debt.............................        --       30,499            588            (27)        31,060
  Long-term debt, excluding current
     installments.....................    40,000       69,205          1,407            (13)       110,599
  Other non-current liabilities.......     1,242          583          2,405             --          4,230
  Intercompany balances...............    33,310      (30,827)        (2,371)          (112)            --
  Stockholders' equity (deficit)......   (29,433)      37,379         14,899        (52,278)       (29,433)
                                        ---------     -------         ------        -------        -------
          Total liabilities and
            stockholders' equity
            (deficit).................  $ 57,834      121,365         20,934        (52,336)       147,797
                                        =========     =======         ======        =======        =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED APRIL 30, 1997

                                         PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                        COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
Operating revenues....................  $     --      60,176          18,479         (1,219)        77,436
Operating expenses....................        --      37,338          10,609         (1,185)        46,762
                                        ---------    -------          ------        -------        -------
  Gross profit........................        --      22,838           7,870            (34)        30,674
Selling, general and administrative
  expenses............................     5,677       6,327           3,085            116         15,205
Depreciation and amortization.........        25      14,039           5,972           (184)        19,852
                                        ---------    -------          ------        -------        -------
  Operating income (loss).............    (5,702)      2,472          (1,187)            34         (4,383)
Interest expense......................     7,402          15             111           (214)         7,314
Other (income) expense................      (592)       (406)            659            214           (125)
                                        ---------    -------          ------        -------        -------
  Income (loss) before equity in
     subsidiaries and taxes...........   (12,512)      2,863          (1,957)            34        (11,572)
Equity in income (loss) of
  subsidiaries........................       398          --              --           (398)            --
Income tax expense....................        --           7             535             --            542
                                        ---------    -------          ------        -------        -------
Net income (loss).....................  $(12,114)      2,856          (2,492)          (364)       (12,114)
                                        =========    =======          ======        =======        =======

                     AUTOTOTE CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        SIX MONTHS ENDED APRIL 30, 1997

                                          PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                         COMPANY    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                         --------   ------------   -------------   -----------   ------------
                                                                    (IN THOUSANDS)
Net income (loss)......................  $(12,114)       2,856         (2,492)          (364)       (12,114)
  Depreciation and amortization........        25       14,039          5,972           (184)        19,852
  Equity in (income) loss of
     subsidiaries......................      (398)          --             --            398             --
  Other non-cash adjustments...........       674           37           (577)            --            134
  Changes in working capital...........     1,440       (3,351)         3,679             69          1,837
                                         ---------     -------         ------        -------        -------
Net cash provided by (used in)
  operating activities.................   (10,373)      13,581          6,582            (81)         9,709
                                         ---------     -------         ------        -------        -------
Cash flows from investing activities:
  Capital and wagering systems
     expenditures......................       (31)      (2,831)          (570)            10         (3,422)
  Net proceeds from sale of business...    19,201           --             --             --         19,201
  Other assets and investments.........      (183)        (133)          (941)           (99)        (1,356)
                                         ---------     -------         ------        -------        -------
Net cash provided by (used in)
  investing activities.................    18,987       (2,964)        (1,511)           (89)        14,423
                                         ---------     -------         ------        -------        -------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt...       --         --          13             --             13
  Payments on long-term debt...........        --      (26,756)          (455)            10        (27,201)
  Other, principally intercompany balances...  (10,003)     16,081     (5,286)           164            956
                                         ---------     -------         ------        -------        -------
Net cash provided by (used in)
  financing activities.................   (10,003)     (10,675)        (5,728)           174        (26,232)
                                         ---------     -------         ------        -------        -------
Effect of exchange rate changes on
  cash.................................        25           --           (310)            (4)          (289)
Increase (decrease) in cash and cash
  equivalents..........................    (1,364)         (58)          (967)            --         (2,389)
Cash and cash equivalents, beginning of
  year.................................     3,376          261          2,351             --          5,988
                                         ---------     -------         ------        -------        -------
Cash and cash equivalents, end of
  year.................................  $  2,012          203          1,384             --          3,599
                                         =========     =======         ======        =======        =======

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY GUARANTOR, THE INITIAL PURCHASER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY SECURITY OTHER THAN AN OFFER TO OR SOLICITATION OF THE SECURITIES OFFERED HEREBY OR ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................   iii
Prospectus Summary....................     1
Risk Factors..........................    15
The Exchange Offer....................    23
Use of Proceeds.......................    33
Capitalization........................    33
Selected Historical Consolidated
  Financial Data......................    34
Selected Unaudited Pro Forma
  Consolidated Financial Data.........    35
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    37
Business..............................    45
Management............................    61
Executive Compensation; Certain
  Agreements..........................    63
Security Ownership....................    68
Description of Certain Indebtedness...    70
Description of New Credit Agreement...    70
Description of Notes..................    70
Certain Federal Income Tax
  Consequences........................    94
Plan of Distribution..................    97
Legal Matters.........................    98
Accountants...........................    98
Index to Financial Statements.........   F-1

======================================================
======================================================

                                  $110,000,000

                                 AUTOTOTE LOGO

                              AUTOTOTE CORPORATION
                         10 7/8% SERIES B SENIOR NOTES
                                    DUE 2004
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                               SEPTEMBER 12, 1997


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware (the "DGCL") at
Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one's actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one's conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys' fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

     The Certificate of Incorporation of Autotote Corporation, a Delaware corporation (the "Company"), provides at Article ELEVENTH that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent allowed by Delaware law. The Company's By-laws at Article VII provide that the Company shall indemnify all allowed persons for liabilities and expenses to the fullest extent allowed by Delaware law. The same provisions are made for (i) Autotote Lottery Corporation, a Delaware corporation, by Article SIXTH of its Certificate of Incorporation and Article VIII of its By-laws, (ii) Autotote Mexico, Ltd., a Delaware corporation, by Article SEVENTH of its Certificate of Incorporation and
Article VII of its By-laws, and (iii) Newark Holdings, Inc., a Delaware corporation, by Article 7 of its Certificate of Incorporation and Section 17 of its By-laws.

     Article SIXTH of Autotote Communication Services, Inc., a Delaware corporation ("Autotote Communication Services"), provides that Autotote Communication Services shall indemnify all allowed persons to the greatest extent allowed by Delaware law. Article VIII of the By-laws provides for the same extent of indemnification as Article SIXTH of the Certificate of Incorporation and limits the liability of directors to the fullest extent allowed by Delaware law.

     Section 17 of the By-laws of Autotote Systems, Inc., a Delaware corporation ("Autotote Systems"), provides that Autotote Systems shall indemnify all allowed persons to the greatest extent allowed by Delaware law.

     Article SEVENTH of the Certificate of Incorporation of Autotote Management Corporation, a Delaware corporation, provides for the limitation of the liability of directors to the fullest extent allowable under Delaware law.

     The New York Business Corporation Law (the "NYBCL") at Sections 719 and 717 provides that a director shall not be liable to the corporation or its shareholders for actions taken as a director, if (1) he acted in good faith, and
(2) he acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

     The NYBCL, at Sections 722 through Section 726, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, or proceeding, whether civil, criminal, (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one's actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one's conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, indemnification is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the court in which such action was brought, or, if no action was brought, any court of competent jurisdiction, decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be entitled to indemnification. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

     The Certificate of Incorporation of Marvin H. Sugarman Productions, Inc., a New York corporation ("MHS"), at Article SEVENTH provides for the limitation of liability of the directors of MHS to the fullest extent allowable by New York law and that MHS shall indemnify all allowed persons to the fullest extent allowed by New York law.

     The Certificate of Incorporation of Racing Technology, Inc., a New York corporation ("Racing Technology"), at Article SIXTH provides that no director shall be personally liable to the Racing Technology or its shareholders for damages for any breach of duty as a director except where a judgment or other final adjudication adverse to said director establishes: that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that said director personally gained a financial profit or other advantage to which he was not entitled, or the director's acts violated Section 719 of the NYBCL.

     The Business Corporation Act of the State of Connecticut (the "CBCA") at
Section 33-756, provides, in pertinent part, that a director is not liable for action taken as a director, or any failure to take any action, if (1) he acted in good faith, (2) he acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner he reasonably believes to be in the best interests of the corporation.

     The CBCA at Sections 33-770 through 778, provides, in pertinent part, that unless its certificate of incorporation otherwise provides, a corporation incorporated prior to January 1, 1997 shall indemnify any person who is made a party to any proceeding, other than an action by or in the right of the corporation in which the person was adjudged liable to the corporation or any proceeding charging improper benefit, by reason of the fact that he is or was a director or officer. In the case of a proceeding by or in the right of the Corporation, indemnification is limited to reasonable expenses incurred by him in connection with the proceeding against the corporation to which the individual was named a party. The corporation shall indemnify such person only if (1) he conducted himself in good faith, and (2) he reasonably believed (A) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (B) in all other cases, that his conduct was at least not opposed to its best interests, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Termination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required by the statute. Unless limited by its certificate of incorporation, a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or an officer of that corporation against reasonable expenses incurred by him in connection with the proceeding to which he was a party. Expenses may be paid in advance upon receipt of a written affirmation from the party claiming indemnification that his conduct in question met the standards of conduct required by the statute and a written undertaking to repay such advanced expenses and upon determination by the members of the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding that no known facts would preclude indemnification. A director may also apply to a court of appropriate jurisdiction for indemnification. A corporation may purchase indemnity insurance.

     The Certificate of Incorporation of Autotote Enterprises, Inc., a Connecticut corporation ("Autotote Enterprises"), at Section 4(b) provides that the personal liability of a director to Autotote Enterprises or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount that is equal to the compensation received by the director for serving Autotote Enterprises during the year of the violation if such breach did not (i) involve a knowing and culpable breach of law, (ii) involve improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to Autotote Enterprises, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to Autotote Enterprises, or (v) create liability under Section 33-321 of the Connecticut General Statutes. The Certificate of Incorporation and the By-laws of Autotote Enterprises make no provision for indemnification of any person beyond what is required by Connecticut law.

     The Business Corporation Act of the State of Nebraska (the "NBCA") at
Section 21-2095, provides, in pertinent part, that a director is not liable for action taken as a director, or any failure to take any action, if he or she (1) acted in good faith, (2) acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) acted in a manner he or she reasonably believed to be in the best interests of the corporation.

     The NBCA at Sections 21-20,103 through 20,111, provides, in pertinent part, that a corporation may indemnify any person who is made a party to any proceeding, other than an action by or in the right of the corporation or any proceeding charging improper benefit, by reason of the fact that he or she is or was a director or officer. In the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred by him in connection with the proceeding against the corporation to which the individual was named a party. The corporation shall indemnify such person only if (1) he or she conducted himself in good faith, and (2) he or she reasonably believed (A) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests, and (B) in all other cases, that his or her conduct was at least not opposed to its best interest, and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct required by the statute. Unless limited by its certificate of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of that corporation against reasonable expenses incurred by him in connection with the proceeding to which he was a party. Expenses may be paid in advance upon receipt of a written affirmation from the party claiming indemnification that his or her conduct in question met the standards of conduct required by the statute and a written undertaking to repay such advanced expenses and upon determination by the members of the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding that no known facts would preclude indemnification. A director may also apply to a court of appropriate jurisdiction for indemnification. The NBCA at Section 21-20,108 provides that an officer of a corporation may be indemnified to the same extent as a director. An officer who is not a director may be indemnified further through provisions of a contract, the Certificate of Incorporation, By-laws, or by action of the Board of Directors except for actions by or in the right of the corporation, receipt by such officer of improper financial benefit, intentional infliction of harm on the corporation, or intentional violation of law. A corporation may, by provision in its Certificate of Incorporation, limit or extend indemnification rights and the right to prepayment of expenses. A corporation may purchase indemnity insurance.

     The Certificate of Incorporation and the By-laws of Autotote Keno Corporation, a Nebraska corporation, make no provision for limitation of liability of directors or indemnification of any person beyond the provisions of Nebraska law.

     The foregoing discussion is qualified in its entirety by reference to the DGCL, NYBCL, CBCA and NBCA and the referenced certificates of incorporation and by-laws.

     Autotote Corporation maintains officers' and directors' liability insurance, as permitted by Article VII of the Company's By-Laws, which insures against liabilities that officers and directors of the Company and its subsidiaries may incur in such capacities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  3.1    Certificate of Incorporation of the Company, as amended through June 29, 1995.(1)
  3.2    Bylaws of the Company.(2)
  4.1    Indenture, dated as of July 28, 1997, among the Company, the Guarantors and IBJ
         Schroder Bank & Trust Company, as Trustee.(3)
  4.2    Form of 10 7/8% Series A and Series B Senior Notes Dues 2004, dated as of July 28,
         1997 (incorporated by reference to Exhibit 4.1).
  4.3    Registration Rights Agreement, dated as of July 28, 1997, among the Company, the
         Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.(4)
  5.1    Opinion of Kramer, Levin, Naftalis & Frankel(+)
 10.1    Credit Agreement, dated as of July 28, 1997, between the Company, the financial institutions party thereto and DLJ Capital Funding, Inc. as agent.(5)
 10.2    1984 Stock Option Plan, as amended.(6)*
 10.3    Form of Option dated March 3, 1992 issued to A. Lorne Weil.(7)*
 10.4    Form of Option dated December 13, 1991 issued to Marshall Bartlett.(8)*
 10.5    Employment Agreement dated November 1, 1992, of A. Lorne Weil and Autotote
         Corporation.(9)*
 10.6    Employment Agreement dated July 18, 1994 between the Company and Marvin H.
         Sugarman.(10)*
 10.7    Employment Agreement between Gerald Lawrence and the Company dated November 14,
         1994.(11)*
 10.8    Stock Purchase Agreement dated July 15, 1994 among the Company, Marvin H. Sugarman,
         Robert Melican, Racing Technology, Inc. and Marvin H. Sugarman Productions, Inc.(12)
 10.9    Asset Purchase Agreement dated January 12, 1995 between Autotote Communication
         Services, Inc. and IDB Communications Group Inc.(13)
 10.10   Purchase Agreement dated October 14, 1994 between Autotote Corporation, Yves
         Alexandre, Marie A. Alexandre and Frederic Alexandre. (English summary attached to
         French original.)(14)

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
 10.11   Purchase Agreement among the Company, Autotote Enterprises, Inc., and the State of
         Connecticut, Division of Special Revenue, dated June 30, 1993.(15)
 10.12   Stock Purchase Agreement between the Company and General Instrument Corporation dated May 18, 1993.(16)
 10.13   Purchase and Sale Agreement between the Company and Sven Eriksson dated May 27,
         1993.(17)
 10.14   Agreement among ETAG Electronic Totalisator AG, Gerhard Harwalik, Peter
         Freudenschuss, Peter Tinkl and Manfred Harwalik dated July 27, 1993.(18)
 10.15   Purchase Agreement among certain purchasers and Autotote Corporation dated August
         13, 1993 with respect to the 5 1/2% Convertible Subordinated Debentures due
         2001.(19)
 10.16   1995 Equity Incentive Plan.(20)
 10.17   1992 Equity Incentive Plan, as amended and restated.(21)
 10.18   Registration Rights Agreement, dated as of November 6, 1995, between the Company and
         Hartford Stock Fund and Hartford Advisers Fund, dated as of November 6, 1995.(22)
 10.19   Interest Agreement, dated as of November 6, 1995, between the Company and the
         Funds.(23)
 10.20   Letter Agreement, dated January 3, 1995, between the Company and Martin E.
         Schloss.(24)*
 10.21   Agreement of Purchase and Sale, dated January 19, 1996, between Autotote Systems,
         Inc. and Fusco Properties, L.P. ("Fusco").(25)
 10.22   Lease Agreement, dated as of January 19, 1996, between Fusco and Autotote Systems,
         Inc.(26)
 10.23   Employment Agreement, dated February 22, 1996, between the Company and William
         Luke.(27)*
 10.24   Promissory Note dated May 13, 1996 between the Company and A. Lorne Weil.(28)
 10.25   Stock Transfer Agreement among the Company and American Wagering, Inc., dated
         October 25, 1996, with respect to all outstanding stock of Autotote CBS, Inc.(+)
 10.26   Stock Purchase Agreement among the Company and Scientific Games Holding Corp., dated
         April 15, 1997, with respect to all outstanding stock of Tele Control Kommunikations
         Und Computersysteme Aktien Gesellschaft.(29)
 12.1    Statement re: computation of ratio of earnings to fixed charges(++)
 21.1    List of Subsidiaries.(++)
 23.1    Consent of KPMG Peat Marwick LLP.(+)
 23.2    Consent of Kramer, Levin, Naftalis & Frankel (to be contained in the opinion filed as Exhibit 5.1).
 25.1    Form T-1 Statement of Eligibility and Qualification of IBJ Schroder Bank & Trust
         Company as Trustee.(++)
 99.1    Form of Letter of Transmittal.(+)
 99.2    Form of Notice of Guaranteed Delivery.(+)
 99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
         Nominees.(+)
 99.4    Form of Letter to Clients.(+)
 99.5    Guidelines for Certification of Taxpayer Identification Number on Form W-9.(+)
 99.6    Common Stock Purchase Warrant dated October 31, 1991 issued to Heller Financial
         Inc.(30)
 99.7    Warrant to Purchase Class B Nonvoting Common Stock of Autotote Corporation dated
         October 30, 1992 issued to Heller Financial Inc. and other lenders.(31)
 99.8    Warrant Agreement dated as of September 14, 1995 (the "1995 Warrant Agreement"), as
         amended as of January 29, 1997.(+)
 99.9    Warrant Agreement dated as of January 26, 1996 (the "1996 Warrant Agreement"), as
         amended as of January 29, 1997.(+)
 99.10   Amendment dated January 29, 1997 amending both the 1995 Warrant Agreement and the
         1996 Warrant Agreement.(+)
 99.11   Order and Final Judgment of the United States District Court for the District of
         Delaware dated October 22, 1996, Amendment to Amended Stipulation and Agreement of
         Settlement, dated November 7, 1996, and Amended Stipulation and Agreement of
         Settlement dated July 19, 1996.(32)

---------------

 (1) Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1995.

 (2) Incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Registration No. 33-46594) which became effective March 20, 1992 (the "1992 S-8").

 (3) Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated August 11, 1997 (the "1997 8-K").

 (4) Incorporated by reference to Exhibit 2 to the 1997 8-K.

 (5) Incorporated by reference to Exhibit 3 to the 1997 8-K.

 (6) Incorporated by reference to Exhibit 4.1 to the 1992 S-8.

 (7) Incorporated by reference to Exhibit 10.45 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1992 (the "1992 10-K").

 (8) Incorporated by reference to Exhibit 10.46 to the Company's 1992 10-K.

 (9) Incorporated by reference to Exhibit 10.39 to the Company's 1992 10-K.

(10) Incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994 (the "1994 10-K").

(11) Incorporated by reference to Exhibit 10.18 to the Company's 1994 10-K.

(12) Incorporated by reference to Exhibit 10.19 to the Company's 1994 10-K.

(13) Incorporated by reference to Exhibit 10.20 to the Company's 1994 10-K.

(14) Incorporated by reference to Exhibit 10.21 to the Company's 1994 10-K.

(15) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated July 1, 1993.

(16) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated June 22, 1993.

(17) Incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated June 22, 1993.

(18) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated September 8, 1993.

(19) Incorporated by reference to Exhibit 10 to the Company's Current Report on Form 8-K dated September 8, 1993.

(20) Incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (the "1995 10-K").

(21) Incorporated by reference to Exhibit A to the Company's Proxy Statement filed April 19, 1996.

(22) Incorporated by reference to Exhibit 10.36 to the 1995 10-K.

(23) Incorporated by reference to Exhibit 10.37 to the 1995 10-K.

(24) Incorporated by reference to Exhibit 10.40 to the 1995 10-K.

(25) Incorporated by reference to Exhibit 10.42 to the Company's Annual Report on Form 10-K/A for the fiscal year ended October 31, 1995, dated February 22, 1996 (the "1995 10-K/A").

(26) Incorporated by reference to Exhibit 10.43 to the 1995 10-K/A.

(27) Incorporated by reference to Exhibit 10.45 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996.

(28) Incorporated by reference to Exhibit 10.47 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996.

(29) Incorporated by reference to Exhibit 10.27 to the Company's Current Report on Form 8-K dated April 15, 1997.

(30) Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated November 14, 1991.

(31) Incorporated by reference to Exhibit 10.34 to the Company's 1992 10-K.

(32) Incorporated by reference to Exhibit 28.1 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, dated January 30, 1997.

 * Includes management contracts and compensation plans and arrangements.


 + Filed herewith.



++ Previously Filed.

---------------

     (b) The Financial Statement Schedule filed as part of this Registration Statement is as follows:

        Schedule II -- Valuation and Qualifying Accounts (See page F-35).

     Information required by other schedules is not applicable or the required information is included in the Financial Statements or Notes thereto.

ITEM 22.  UNDERTAKINGS.

     (1) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of the amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE CORPORATION

                                          By:       /s/ A. LORNE WEIL
                                            ------------------------------------
                                               A. Lorne Weil, Chairman of the
                                                            Board,
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       Chairman of the Board and        September 11, 1997
------------------------------------------  President (Chief Executive
              A. Lorne Weil                 Officer), Director
                    *                       Vice President and Chief         September 11, 1997
------------------------------------------  Financial Officer (Principal
               William Luke                 Financial Officer)

                    *                       Corporate Controller             September 11, 1997
------------------------------------------  (Principal
             DeWayne E. Laird               Accounting Officer)

                    *                       Director                         September 11, 1997
------------------------------------------
            Larry J. Lawrence

                    *                       Director                         September 11, 1997
------------------------------------------
              Brian Wolfson

                    *                       Director                         September 11, 1997
------------------------------------------
              Alan J. Zakon

                    *                       Director                         September 11, 1997
------------------------------------------
            Marshall Bartlett

        *By:/s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE LOTTERY CORPORATION

                                          By:    /s/ WILLIAM J. HUNTLEY
                                            ------------------------------------
                                            William J. Huntley, Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       Chief Executive Officer          September 11, 1997
------------------------------------------
            William J. Huntley
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer)

                    *                       Director                         September 11, 1997
------------------------------------------
              A. Lorne Weil

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE ENTERPRISES, INC.

                                          By:       /s/ ERIC G. COWAN
                                            ------------------------------------
                                              Eric G. Cowan, President, Chief
                                                      Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       President, (Chief Executive      September 11, 1997
------------------------------------------  Officer), Director
              Eric G. Cowan
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer)

                    *                       Director                         September 11, 1997
------------------------------------------
            Larry J. Lawrence

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE COMMUNICATION
                                             SERVICES, INC.

                                          By:       /s/ MARK SILLCOX
                                            ------------------------------------
                                                  Mark Sillcox, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       President (Chief Executive       September 11, 1997
------------------------------------------  Officer)
               Mark Sillcox
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer)

                    *                       Director                         September 11, 1997
------------------------------------------
              A. Lorne Weil

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          MARVIN H. SUGARMAN PRODUCTIONS, INC.

                                          By:      /s/ GERALD LAWRENCE
                                            ------------------------------------
                                              Gerald Lawrence, Chairman of the
                                                            Board
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       Chairman of the Board (Chief     September 11, 1997
------------------------------------------  Executive Officer), Director
             Gerald Lawrence
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer)

                    *                       Director                         September 11, 1997
------------------------------------------
              A. Lorne Weil

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          RACING TECHNOLOGY, INC.

                                          By:      /s/ GERALD LAWRENCE
                                            ------------------------------------
                                                 Gerald Lawrence, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       President (Chief Executive       September 11, 1997
------------------------------------------  Officer)
             Gerald Lawrence
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer)

                    *                       Director                         September 11, 1997
------------------------------------------
              A. Lorne Weil

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE KENO CORPORATION

                                          By:       /s/ A. LORNE WEIL
                                            ------------------------------------
                                            A. Lorne Weil, Chairman of the Board
                                                        and President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       Chairman of the Board and        September 11, 1997
------------------------------------------  President (Chief Executive
              A. Lorne Weil                 Officer), Director
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer)

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE SYSTEMS, INC.

                                          By:      /s/ GERALD LAWRENCE
                                            ------------------------------------
                                                 Gerald Lawrence, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       President (Chief Executive       September 11, 1997
------------------------------------------  Officer)
             Gerald Lawrence
                    *                       Vice President of Finance and    September 11, 1997
------------------------------------------  Treasurer (Principal Financial
               William Luke                 Officer)

                    *                       Controller (Principal            September 11, 1997
------------------------------------------  Accounting Officer)
           Gerard D. Scheinbach

                    *                       Director                         September 11, 1997
------------------------------------------
              A. Lorne Weil

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE INTERNATIONAL, INC.

                                          By:       /s/ A. LORNE WEIL
                                            ------------------------------------
                                                  A. Lorne Weil, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       President (Chief Executive       September 11, 1997
------------------------------------------  Officer), Director
              A. Lorne Weil
                    *                       Treasurer (Principal Financial   September 11, 1997
------------------------------------------  and Accounting Officer)
               William Luke

                    *                       Director                         September 11, 1997
------------------------------------------
             Gerald Lawrence

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE MANAGEMENT CORPORATION

                                          By:       /s/ A. LORNE WEIL
                                            ------------------------------------
                                                  A. Lorne Weil, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       President (Chief Executive       September 11, 1997
------------------------------------------  Officer), Director
              A. Lorne Weil
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer), Director

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          AUTOTOTE MEXICO, LTD.

                                          By:       /s/ A. LORNE WEIL
                                            ------------------------------------
                                            A. Lorne Weil, Chairman of the Board
                                                        and President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       Chairman of the Board and        September 11, 1997
------------------------------------------  President
              A. Lorne Weil                 (Chief Executive Officer),
                                            Director
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer), Director

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 11, 1997.


                                          NEWARK HOLDINGS, INC.

                                          By:       /s/ A. LORNE WEIL
                                            ------------------------------------
                                             A. Lorne Weil, President and Chief
                                                      Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                              TITLE(S)                    DATE
------------------------------------------  ------------------------------  -------------------

                    *                       President, (Chief Executive      September 11, 1997
------------------------------------------  Officer), Director
              A. Lorne Weil
                    *                       Vice President and Treasurer     September 11, 1997
------------------------------------------  (Principal Financial and
               William Luke                 Accounting Officer), Director

          /s/ MARTIN E. SCHLOSS             Director                         September 11, 1997
------------------------------------------
            Martin E. Schloss

        *By: /s/ MARTIN E. SCHLOSS
------------------------------------------
            Martin E. Schloss
             Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                   DESCRIPTION                                   PAGE NO.
------   ---------------------------------------------------------------------------   --------
  3.1    Certificate of Incorporation of the Company, as amended through June 29,
         1995.(1)
  3.2    Bylaws of the Company.(2)
  4.1    Indenture, dated as of July 28, 1997, among the Company, the Guarantors and
         IBJ Schroder Bank & Trust Company, as Trustee.(3)
  4.2    Form of 10 7/8% Series A and Series B Senior Notes Dues 2004, dated as of
         July 28, 1997 (incorporated by reference to Exhibit 4.1).
  4.3    Registration Rights Agreement, dated as of July 28, 1997, among the
         Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities
         Corporation.(4)
  5.1    Opinion of Kramer, Levin, Naftalis & Frankel(+)
 10.1    Credit Agreement, dated as of July 28, 1997, between the Company, the financial institutions party thereto and DLJ Capital Funding, Inc. as agent.(5)
 10.2    1984 Stock Option Plan, as amended.(6)*
 10.3    Form of Option dated March 3, 1992 issued to A. Lorne Weil.(7)*
 10.4    Form of Option dated December 13, 1991 issued to Marshall Bartlett.(8)*
 10.5    Employment Agreement dated November 1, 1992, of A. Lorne Weil and Autotote
         Corporation.(9)*
 10.6    Employment Agreement dated July 18, 1994 between the Company and Marvin H.
         Sugarman.(10)*
 10.7    Employment Agreement between Gerald Lawrence and the Company dated November
         14, 1994.(11)*
 10.8    Stock Purchase Agreement dated July 15, 1994 among the Company, Marvin H.
         Sugarman, Robert Melican, Racing Technology, Inc. and Marvin H. Sugarman
         Productions, Inc.(12)
 10.9    Asset Purchase Agreement dated January 12, 1995 between Autotote
         Communication Services, Inc. and IDB Communications Group Inc.(13)
 10.10   Purchase Agreement dated October 14, 1994 between Autotote Corporation,
         Yves Alexandre, Marie A. Alexandre and Frederic Alexandre. (English summary attached to French original.)(14)
 10.11   Purchase Agreement among the Company, Autotote Enterprises, Inc., and the
         State of Connecticut, Division of Special Revenue, dated June 30, 1993.(15)
 10.12   Stock Purchase Agreement between the Company and General Instrument
         Corporation dated May 18, 1993.(16)
 10.13   Purchase and Sale Agreement between the Company and Sven Eriksson dated May
         27, 1993.(17)
 10.14   Agreement among ETAG Electronic Totalisator AG, Gerhard Harwalik, Peter
         Freudenschuss, Peter Tinkl and Manfred Harwalik dated July 27, 1993.(18)
 10.15   Purchase Agreement among certain purchasers and Autotote Corporation dated
         August 13, 1993 with respect to the 5 1/2% Convertible Subordinated
         Debentures due 2001.(19)
 10.16   1995 Equity Incentive Plan.(20)
 10.17   1992 Equity Incentive Plan, as amended and restated.(21)
 10.18   Registration Rights Agreement, dated as of November 6, 1995, between the
         Company and Hartford Stock Fund and Hartford Advisers Fund, dated as of
         November 6, 1995.(22)
 10.19   Interest Agreement, dated as of November 6, 1995, between the Company and the Funds.(23)
 10.20   Letter Agreement, dated January 3, 1995, between the Company and Martin E.
         Schloss.(24)*
 10.21   Agreement of Purchase and Sale, dated January 19, 1996, between Autotote
         Systems, Inc. and Fusco Properties, L.P. ("Fusco").(25)

EXHIBIT
NUMBER                                   DESCRIPTION                                   PAGE NO.
------   ---------------------------------------------------------------------------   --------
 10.22   Lease Agreement, dated as of January 19, 1996, between Fusco and Autotote
         Systems, Inc.(26)
 10.23   Employment Agreement, dated February 22, 1996, between the Company and
         William Luke.(27)*
 10.24   Promissory Note dated May 13, 1996 between the Company and A. Lorne
         Weil.(28)
 10.25   Stock Transfer Agreement among the Company and American Wagering, Inc., dated October 25, 1996, with respect to all outstanding stock of Autotote
         CBS, Inc.(+)
 10.26   Stock Purchase Agreement among the Company and Scientific Games Holding
         Corp., dated April 15, 1997, with respect to all outstanding stock of Tele
         Control Kommunikations und Computersysteme Aktien Gesellschaft.(29)
 12.1    Statement re: computation of ratio of earnings to fixed charges(++)
 21.1    List of Subsidiaries.(++)
 23.1    Consent of KPMG Peat Marwick LLP.(+)
 23.2    Consent of Kramer, Levin, Naftalis & Frankel (to be contained in the opinion filed as Exhibit 5.1).
 25.1    Form T-1 Statement of Eligibility and Qualification of IBJ Schroder Bank &
         Trust Company as Trustee.(++)
 99.1    Form of Letter of Transmittal.(+)
 99.2    Form of Notice of Guaranteed Delivery.(+)
 99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
         Other Nominees.(+)
 99.4    Form of Letter to Clients.(+)
 99.5    Guidelines for Certification of Taxpayer Identification Number on Form
         W-9.(+)
 99.6    Common Stock Purchase Warrant dated October 31, 1991 issued to Heller
         Financial Inc.(30)
 99.7    Warrant to Purchase Class B Nonvoting Common Stock of Autotote Corporation
         dated October 30, 1992 issued to Heller Financial Inc. and other lenders.(31)
 99.8    Warrant Agreement dated as of September 14, 1995 (the "1995 Warrant
         Agreement"), as amended as of January 29, 1997.(+)
 99.9    Warrant Agreement dated as of January 26, 1996 (the "1996 Warrant
         Agreement"), as amended as of January 29, 1997.(+)
 99.10   Amendment dated January 29, 1997 amending both the 1995 Warrant Agreement and the 1996 Warrant Agreement.(+)
 99.11   Order and Final Judgment of the United States District Court for the
         District of Delaware dated October 22, 1996, Amendment to Amended
         Stipulation and Agreement of Settlement, dated November 7, 1996, and
         Amended Stipulation and Agreement of Settlement dated July 19, 1996.(32)


---------------

 (1) Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1995.

 (2) Incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Registration No. 33-46594) which became effective March 20, 1992 (the "1992 S-8").

 (3) Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated August 11, 1997 (the "1997 8-K").

 (4) Incorporated by reference to Exhibit 2 to the 1997 8-K.

 (5) Incorporated by reference to Exhibit 3 to the 1997 8-K.

 (6) Incorporated by reference to Exhibit 4.1 to the 1992 S-8.

 (7) Incorporated by reference to Exhibit 10.45 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1992 (the "1992 10-K").

 (8) Incorporated by reference to Exhibit 10.46 to the Company's 1992 10-K.

 (9) Incorporated by reference to Exhibit 10.39 to the Company's 1992 10-K.

(10) Incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994 (the "1994 10-K").

(11) Incorporated by reference to Exhibit 10.18 to the Company's 1994 10-K.

(12) Incorporated by reference to Exhibit 10.19 to the Company's 1994 10-K.

(13) Incorporated by reference to Exhibit 10.20 to the Company's 1994 10-K.

(14) Incorporated by reference to Exhibit 10.21 to the Company's 1994 10-K.

(15) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated July 1, 1993.

(16) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated June 22, 1993.

(17) Incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated June 22, 1993.

(18) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated September 8, 1993.

(19) Incorporated by reference to Exhibit 10 to the Company's Current Report on Form 8-K dated September 8, 1993.

(20) Incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (the "1995 10-K").

(21) Incorporated by reference to Exhibit A to the Company's Proxy Statement filed April 19, 1996.

(22) Incorporated by reference to Exhibit 10.36 to the 1995 10-K.

(23) Incorporated by reference to Exhibit 10.37 to the 1995 10-K.

(24) Incorporated by reference to Exhibit 10.40 to the 1995 10-K.

(25) Incorporated by reference to Exhibit 10.42 to the Company's Annual Report on Form 10-K/A for the fiscal year ended October 31, 1995, dated February 22, 1996 (the "1995 10-K/A").

(26) Incorporated by reference to Exhibit 10.43 to the 1995 10-K/A.

(27) Incorporated by reference to Exhibit 10.45 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996.

(28) Incorporated by reference to Exhibit 10.47 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996.

(29) Incorporated by reference to Exhibit 10.27 to the Company's Current Report on Form 8-K dated April 15, 1997.

(30) Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated November 14, 1991.

(31) Incorporated by reference to Exhibit 10.34 to the Company's 1992 10-K.

(32) Incorporated by reference to Exhibit 28.1 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, dated January 30, 1997.
---------------
 * Includes management contracts and compensation plans and arrangements.


 + Filed herewith.



++ Previously Filed.